AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 1997
                                                      REGISTRATION NO. 333-35449

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               TRIAD MEDICAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   5047
     (STATE OR OTHER         (PRIMARY STANDARD
      JURISDICTION OF           INDUSTRIAL               84-1408330
    INCORPORATION OR        CLASSIFICATION CODE       (I.R.S. EMPLOYER
       ORGANIZATION)              NUMBER)          IDENTIFICATION NUMBER)

                       23161 MILL CREEK DRIVE, SUITE 300
                             LAGUNA HILLS, CA 92653
                             PHONE: (714) 770-0292
                              FAX: (714) 770-0727
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           WILLIAM C. KLINTWORTH, JR.
                            CHIEF EXECUTIVE OFFICER
                              TRIAD MEDICAL, INC.
                             2078 PROSPECTOR AVENUE
                             PARK CITY, UTAH 84060
                             PHONE: (801) 645-7200
                              FAX: (801) 645-9893
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           ------------------------

                                WITH COPIES TO:

            ROBERT G. REEDY                        JAMES L. LEADER
        PORTER & HEDGES, L.L.P.                 BAKER & BOTTS, L.L.P.
       700 LOUISIANA, 35TH FLOOR                3000 ONE SHELL PLAZA
       HOUSTON, TEXAS 77002-2764              HOUSTON, TEXAS 77002-4995
         PHONE: (713) 226-0600                  PHONE: (713) 229-1234
          FAX: (713) 226-0274                    FAX: (713) 229-1522

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 28, 1997
                                4,000,000 SHARES

                               TRIAD MEDICAL INC.

                                  COMMON STOCK

     ALL THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING OFFERED BY TRIAD MEDICAL INC. ("TRIAD"). PRIOR TO THIS OFFERING (THIS "OFFERING"), THERE HAS
BEEN NO PUBLIC MARKET FOR THE COMMON STOCK. TRIAD AND THE REPRESENTATIVES OF THE UNDERWRITERS CURRENTLY ESTIMATE THAT THE INITIAL PUBLIC OFFERING PRICE WILL BE BETWEEN $10.00 AND $12.00 PER SHARE. SEE "UNDERWRITING" FOR A DISCUSSION OF
THE FACTORS THEY WILL CONSIDER IN DETERMINING THE INITIAL PUBLIC OFFERING PRICE. THE COMMON STOCK HAS BEEN APPROVED FOR QUOTATION ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "TRMD."

     SEE "RISK FACTORS" COMMENCING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                               PRICE TO                UNDERWRITING              PROCEEDS TO
                                                PUBLIC                 DISCOUNT(1)                COMPANY(2)
-------------------------------------------------------------------------------------------------------------------
PER SHARE............................             $                         $                         $
TOTAL(3).............................             $                         $                         $
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) SEE "UNDERWRITING" FOR INFORMATION CONCERNING INDEMNIFICATION OF THE UNDERWRITERS AND OTHER MATTERS.

(2) BEFORE DEDUCTING OFFERING EXPENSES PAYABLE BY TRIAD, ESTIMATED AT
    $4,400,000.

(3) TRIAD HAS GRANTED THE UNDERWRITERS A 30-DAY OPTION TO PURCHASE UP TO 600,000 ADDITIONAL SHARES OF COMMON STOCK SOLELY TO COVER OVER-ALLOTMENTS, IF ANY. IF THE UNDERWRITERS EXERCISE THIS OPTION IN FULL, THE TOTAL PRICE TO PUBLIC,
    UNDERWRITING DISCOUNT AND PROCEEDS TO COMPANY WILL BE $        ,
    $        AND $        , RESPECTIVELY. SEE "UNDERWRITING."

     THE SHARES OF COMMON STOCK ARE OFFERED BY THE SEVERAL UNDERWRITERS NAMED HEREIN, SUBJECT TO RECEIPT AND ACCEPTANCE BY THEM AND SUBJECT TO THEIR RIGHT TO REJECT ANY ORDER IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE CERTIFICATES REPRESENTING SUCH SHARES WILL BE MADE AGAINST PAYMENT THEREFOR AT THE OFFICES OF NATIONSBANC MONTGOMERY SECURITIES, INC. ON OR ABOUT
             , 1997.

                            ------------------------

NATIONSBANC MONTGOMERY SECURITIES, INC.
                              SMITH BARNEY INC.
                                                       WEDBUSH MORGAN SECURITIES

                                            , 1997

               [GRAPHICS AND RELATED TEXT OMITTED, SEE APPENDIX]

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     CONCURRENTLY WITH THE CLOSING OF THE OFFERING MADE HEREBY (THIS "OFFERING"), TRIAD PLANS TO ACQUIRE, IN SEPARATE TRANSACTIONS (COLLECTIVELY,
THE "ACQUISITIONS"), IN EXCHANGE FOR CONSIDERATION INCLUDING SHARES OF ITS COMMON STOCK, 11 CONTRACT SALES AND DISTRIBUTION COMPANIES (COLLECTIVELY, THE "FOUNDING COMPANIES"). SEE "THE COMPANY." UNLESS OTHERWISE INDICATED BY THE CONTEXT, REFERENCES HEREIN TO (I) "TRIAD" MEAN TRIAD MEDICAL INC., (II) THE "COMPANY" MEAN TRIAD AND THE FOUNDING COMPANIES, AFTER GIVING EFFECT TO THE ACQUISITIONS, AND (III) "FISCAL 1994," "FISCAL 1995" AND "FISCAL 1996"
MEAN, RESPECTIVELY, THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 WITH RESPECT TO TRIAD AND SIX FOUNDING COMPANIES, THE FISCAL YEARS ENDED JUNE 30, 1994, 1995 AND 1996 WITH RESPECT TO TWO FOUNDING COMPANIES, THE FISCAL YEARS ENDED MARCH 31, 1994, 1995 AND 1996, MAY 31, 1994, 1995 AND 1996 AND OCTOBER 31,
1994, 1995 AND 1996 WITH RESPECT TO THREE FOUNDING COMPANIES, RESPECTIVELY.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS (I) GIVES EFFECT TO THE ACQUISITIONS, (II) ASSUMES THE UNDERWRITERS DO NOT EXERCISE THEIR OVER-ALLOTMENT OPTION AND (III) GIVES EFFECT TO A SPLIT OF THE COMMON STOCK IN CONNECTION WITH THIS OFFERING.

                                    BUSINESS

     The Company was formed to create a national leader in the contract sales and distribution of specialty medical products designed for the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies and specialty physician groups). The Company contracts with specialty medical product manufacturers to provide outsourcing of the sales, marketing, distribution and customer service functions for all or certain of their product lines, thereby eliminating the manufacturers' need to develop and maintain their own sales force or rely on a number of independent local and regional distributors to achieve national coverage. The Company provides a broad range of specialty medical products across the full continuum of patient care, including products used in the surgical, anesthesiology / pain management, critical care, cardiovascular / vascular and infusion therapy markets. It represents over 180 manufacturers and sells products in all 50 states.

     According to the Health Industry Distributor Association, the medical instrument and supply industry (excluding pharmaceuticals) in the United States represented an estimated annual market in excess of $30 billion in 1996, of which the hospital and the alternate-site markets represented approximately $16 billion and $14 billion, respectively. The Company estimates that there are over 1,200 companies engaged in the contract sales and distribution of specialty medical products in the United States, most of which are small businesses serving local or regional markets and providing representation for a limited number of manufacturers and product lines. The Company believes that contract sales and distribution companies provide manufacturers with the ability to outsource certain sales and distribution functions and afford them access to an experienced sales force with established sales channels. Despite the advantages provided by contract sales and distribution companies, the fragmented network of such companies is generally not capable of serving multiple manufacturers on a national basis or satisfying the centralized buying needs of national group purchasing organizations ("GPOs") and regional integrated delivery networks ("IDNs"). The Company believes that the emergence of a contract sales and distribution company capable of selling, distributing and servicing a broad array of specialty medical products nationwide would meet the evolving needs of both manufacturers and health care providers.

     The sale and distribution of specialty medical products require a focused selling effort by representatives capable of marketing the products' clinical features and benefits to physicians and other health care professionals and demonstrating the economic benefits associated with these products to purchasing departments and operating management of health care providers. To satisfy the sales and related needs of its represented manufacturers, the Company has over 140 sales representatives, who average in excess of 15 years' medical product sales experience. Through this sales staff and other support staff the Company employs at its 21 sales and distribution facilities located throughout the United States, the Company provides its represented manufacturers and customers with a variety of value-added services designed to facilitate access to the marketplace and product procurement on a time-efficient and cost-effective basis.

These services include product introduction and support, education and training, equipment maintenance and repair, manufacturer warranty support and product usage reporting.

     The Company's objective is to become the leading national contract sales and distribution organization focused on specialty medical products. To achieve this objective, the Company intends to implement an aggressive acquisition program targeting leading local and regional contract sales and distribution businesses in order to expand its product representation. The Company also will seek to achieve certain operating efficiencies and cost savings by reducing facilities, centralizing certain administrative functions and implementing a "best practices" operating strategy throughout the Company. Centralizing these functions will enable the local and regional offices to concentrate their efforts on sales, customer service, inventory management and distribution. A key component of the Company's business strategy is to accelerate internal growth in its existing businesses and subsequently acquired businesses by (i) leveraging its established manufacturer and customer bases, (ii) cross-selling products between the alternate-site and the hospital markets, (iii) implementing a "best practices" sales and marketing strategy, (iv) adding qualified sales representatives and (v) generating ancillary service revenues. For a discussion regarding certain risks associated with the implementation of the Company's acquisition and business strategies, see "Risk Factors" including
" -- Dependence on Acquisitions for Growth," " -- Need for Additional
Financing" and " -- Risks Related to Internal Growth and Profitability
Strategy."

                                 THIS OFFERING

Common Stock offered by TRIAD......................... 4,000,000 shares
Common Stock to be outstanding after this
  Offering(1)......................................... 9,094,973 shares
Use of Proceeds....................................... To pay the cash portion of the purchase price for the Founding Companies and to X
                                                      repay indebtedness of the Founding
                                                      Companies. See "Use of Proceeds."
Nasdaq National Market symbol......................... TRMD

------------

(1) The number of shares estimated to be outstanding on completion of this Offering consists of (i) 997,758 shares issued to the organizers and management of TRIAD, (ii) 100,000 shares issued in a private placement that closed on September 8, 1997 (the "Private Placement"), (iii) 3,997,215 shares to be issued as consideration in the Acquisitions and (iv) the 4,000,000 shares being offered hereby. Such share number does not include
    (i) an aggregate of 972,987 shares subject to options granted (or to be granted prior to the closing of this Offering) under TRIAD's 1997 Incentive Plan (the "Incentive Plan"), 831,200 of which have an exercise price equal to the initial public offering price per share and 141,787 of which will have a weighted average exercise price per share of $5.85, (ii) a warrant to purchase up to 100,000 shares (the "Equus Warrant") issued by TRIAD to Equus II Incorporated ("Equus II") in connection with TRIAD's start-up funding and (iii) a warrant to purchase up to 25,000 shares (the "PENMAN Warrant") issued by TRIAD to PENMAN Private Equity and Mezzanine Fund, L.P. ("PENMAN") in connection with assisting TRIAD in the acquisition of one of the Founding Companies. Each of the Equus Warrant and the PENMAN Warrant has a purchase price per share equal to the initial public offering price. See "Management -- Option Grants" and "Certain Transactions -- Organization of TRIAD."

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     TRIAD will acquire the Founding Companies concurrently with and as a condition to the consummation of this Offering. For financial statement presentation purposes, Triad Holdings, Inc. ("THI"), one of the Founding Companies, has been identified as the accounting acquirer. The following summary of unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements and (iii) the consummation of this Offering and the application of the estimated net proceeds therefrom. See "Selected Historical and Pro Forma Combined Financial Data" and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.


                                                           NINE MONTHS ENDED
                                           YEAR ENDED        SEPTEMBER 30,
                                          DECEMBER 31,   ---------------------
                                              1996         1996        1997
                                          ------------   ---------  ----------
                                            (IN THOUSANDS, EXCEPT PER SHARE
                                                         DATA)
STATEMENT OF OPERATIONS DATA (1):
Revenues................................    $128,495     $  96,659  $  101,113
                                          ------------   ---------  ----------
Gross profit............................      40,282        29,814      30,340
Selling expenses(2).....................      15,986        11,210      11,903
General and administrative
  expenses(2)(3)........................      13,718        10,176      11,209
Depreciation and amortization(4)........       1,989         1,452       1,965
                                          ------------   ---------  ----------
Income from operations..................       8,589         6,976       5,263
Interest income (expense), net(5).......         106            54         118
Other income (expense), net.............         157            (9)         37
                                          ------------   ---------  ----------
Income before provision for income
  taxes.................................       8,852         7,021       5,418
Provision for income taxes..............       3,861         3,096       2,361
                                          ------------   ---------  ----------
Net income..............................    $  4,991     $   3,925  $    3,057
                                          ------------   ---------  ----------
Net income per share....................    $   0.54     $    0.43  $     0.33
                                          ============   =========  ==========
Shares used in computing net income per
  share(5)..............................       9,161         9,161       9,161
                                          ============   =========  ==========


                                               SEPTEMBER 30, 1997
                                           ---------------------------
                                           PRO FORMA
                                           COMBINED     AS ADJUSTED(6)
                                           ---------    --------------
                                                 (IN THOUSANDS)
BALANCE SHEET DATA (1):
Working capital (deficit)...............   $ (15,557)      $ 19,257
Total assets............................      82,194         78,647
Total debt, including current portion...      15,539          1,040
Stockholders' equity....................      17,685         53,792

------------

(1) The pro forma combined statement of operations data assume that the following transactions and events -- (i) the organization of TRIAD and its issuance of shares of Common Stock and preferred stock; (ii) a split of the outstanding Common Stock; (iii) the conversion of outstanding TRIAD preferred stock into Common Stock; (iv) the Acquisitions; and (v) the closing of this Offering and the application of the estimated net proceeds therefrom -- were closed on January 1, 1996, and are not necessarily indicative of the results the Company would have attained had these events and transactions actually occurred then or of the Company's future results. The pro forma combined balance sheet data assume the Acquisitions and the net incurrence of indebtedness by the Company since September 30, 1997 occurred on that date. The pro forma combined financial data (i) are based on preliminary estimates, available information and certain assumptions that management deems appropriate and

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

    (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

(2) Selling expenses and general and administrative expenses for the nine months ended September 30, 1997 include costs incurred by THI to (i) increase its sales force to expand certain marketing efforts and (ii) enhance its administrative infrastructure to support its expansion efforts.

(3) The pro forma combined statement of operations data include the effect of:
    (i) the following reductions in compensation and benefits prospectively agreed to as part of the purchase agreements by the owners and certain key employees of the Founding Companies: year ended December 31, 1996, $3.5 million; and the nine months ended September 30, 1996 and 1997, $2.5 million and $1.5 million, respectively; (ii) the elimination of the $3.7 million non-cash, non-recurring compensation charge by TRIAD for the nine months ended September 30, 1997 (net of a $0.2 million charge for recurring salary charges of management); (iii) distributions by certain Founding Companies of cash and other assets prior to the closing of the Acquisitions; (iv) the elimination of nonrecurring tax and other exposure relating to the Sun ESOP: year ended December 31, 1996, $0.3 million; and the nine months ended September 30, 1996 and 1997, $0.3 million and $0.3 million, respectively; and (v) the elimination of a one-time settlement received from vendors for early extinguishment of supply contract obligations; year ended December 31, 1996, $0.2 million; and nine months ended September 30, 1996 and 1997, $0.2 million and $0.6 million, respectively.

(4) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period and computed on the basis described in
    Note 5 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(5) Computed on a basis described in Note 5 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(6) Reflects the closing of this Offering and TRIAD's application of its net proceeds therefrom. See "Use of Proceeds."

           SUMMARY HISTORICAL FINANCIAL DATA FOR ACCOUNTING ACQUIRER

     TRIAD will acquire the Founding Companies concurrently with and as a condition to the consummation of this Offering. For financial statement presentation purposes, THI has been identified as the accounting acquirer. The following summary historical financial data of THI for the years ended December 31, 1994, 1995 and 1996, and as of December 31, 1995 and 1996, have been derived from the audited consolidated financial statements of THI included elsewhere in this Prospectus. The following summary historical financial data of THI as of December 31, 1994, and as of and for the nine months ended September 30, 1996 and 1997, have been derived from consolidated unaudited financial statements of THI, which have been prepared on the same basis as the audited financial statements and, in the opinion of the management of THI, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data.

                                                                                  NINE MONTHS
                                               YEAR ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                                          ----------------------------------  --------------------
                                             1994         1995       1996       1996       1997
                                          -----------   ---------  ---------  ---------  ---------
                                                                                  (UNAUDITED)

                                                               (IN THOUSANDS)
THI STATEMENT OF OPERATIONS DATA:
Revenues................................    $22,667     $  29,674  $  36,258  $  26,168  $  36,387
                                          -----------   ---------  ---------  ---------  ---------
Gross profit............................      5,916         7,188      8,766      5,993      9,245
Selling expenses(1).....................      2,391         2,940      3,396      2,398      3,477
General and administrative
  expenses(1)...........................      1,813         2,146      3,017      1,898      3,543
Depreciation and amortization...........        531           561        763        502      1,054
                                          -----------   ---------  ---------  ---------  ---------
Income from operations..................      1,181         1,541      1,590      1,195      1,171
Interest income (expense), net..........       (468)         (509)      (305)      (200)      (398)
Other income (expense), net.............        (22)           15       (114)       (83)       (51)
                                          -----------   ---------  ---------  ---------  ---------
Income before provision for income
  taxes.................................        691         1,047      1,171        912        722
Provision for income taxes..............        103           420        465        358        276
                                          -----------   ---------  ---------  ---------  ---------
Net income (loss).......................    $   588     $     627  $     706  $     554  $     446
                                          ===========   =========  =========  =========  =========

                                                  AS OF DECEMBER 31,          AS OF SEPTEMBER 30,
                                          ----------------------------------  --------------------
                                             1994         1995       1996       1996       1997
                                          -----------   ---------  ---------  ---------  ---------
                                          (UNAUDITED)                             (UNAUDITED)
                                                               (IN THOUSANDS)
THI BALANCE SHEET DATA:
Working capital.........................    $(1,557)    $    (527) $   5,904  $   5,340  $   4,272
Total assets............................      9,432        10,753     18,062     13,417     23,786
Total debt, including current portion...      3,329         3,185      5,442        939      6,252
Stockholders' equity (deficit)..........       (687)          (69)     6,547      6,027      7,472


(1) Selling expenses and general and administrative expenses for the nine months ended September 30, 1997 include costs incurred by THI to (i) increase its sales force to expand certain marketing efforts and (ii) enhance its administrative infrastructure to support its expansion efforts.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW.

ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING FOUNDING COMPANIES AND ACQUIRED BUSINESSES

     TRIAD, incorporated in Delaware in April 1997, has conducted no operations to date other than in connection with this Offering and its pending acquisitions in separate transactions (the "Acquisitions") of the Founding Companies. See "The Company." The Founding Companies have operated, and will continue to operate prior to the closing of the Acquisitions, as separate, independent businesses, and the Company will use the purchase method of accounting to record the Acquisitions, except for the acquisition of THI, which will be treated as the acquirer for accounting purposes. Consequently, the pro forma financial information herein may not be indicative of the Company's future operating results and financial condition. The Company will initially rely on the separate systems of each of the Founding Companies, but the success of the Company will depend, in part, on the extent to which the Company is able to centralize and integrate necessary systems and functions, including accounting and financial reporting systems, among the Founding Companies and such additional businesses as the Company may acquire. The inability of the Company to successfully centralize and integrate such systems and functions could have a material adverse effect on the Company's business, financial condition and results of operations and adversely affect the Company's implementation of its acquisition and operating strategies. See "Business -- Operations."

DEPENDENCE ON ACQUISITIONS FOR GROWTH

     The Company intends to grow primarily by acquiring contract sales and distribution businesses that complement its existing operations. Its acquisition strategy presents risks that, singly or in any combination, could materially adversely affect the Company's business and financial performance. These risks include those inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of the acquisition candidate, the possibility of the adverse effect on existing operations of the Company from the diversion of management attention and resources to acquisitions and the possible loss of acquired customer and supplier bases and key personnel, including sales representatives. The success of the Company's acquisition strategy will depend on the extent to which acquisition candidates continue to be available and whether the Company will be able to acquire, successfully integrate and profitably manage additional businesses. The Company believes the contract sales and distribution business for specialty medical products is subject to rapid consolidation on both a national and regional scale, and competition for acquisition candidates could materially increase the cost of acquiring businesses. The Company has identified certain possible acquisition candidates, but has no binding agreement or letter of intent in effect with respect to any acquisition (other than the Acquisitions), and the timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. Accordingly, no assurance can be given the Company's strategy will succeed. For at least the two-year period commencing on the closing of this Offering, the Company will be required to account for any acquisition it makes under the purchase method of accounting. Acquisitions accounted for as purchases may result in substantial annual noncash amortization charges for goodwill and other intangible assets in the Company's statements of operations. See "Business -- Business Strategy."

HISTORY OF LOSS OF PRODUCT LINES

     The Founding Companies have, from time to time, lost significant product lines due to, among other factors, manufacturers' decisions to sell the product lines directly to health care providers, acquisitions of the manufacturers or their product lines by other entities with existing sales forces or failure of the Founding Companies to satisfy sales volume or other performance requirements. For information regarding lost product lines for certain of the Founding Companies, see the notes to the financial statements of those companies on pages F-72, F-93 and F-103. The Company's sales and distribution agreements and agency arrangements are generally for terms of one to three years, and are terminable if the Company fails to meet negotiated sales volume or other performance requirements or on prior notice ranging from 30 to 90 days. The loss of any significant product line, for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance the Company will not lose significant product lines in the future.

NEED FOR ADDITIONAL FINANCING

     Substantially all the net proceeds of this Offering will be used in connection with the Acquisitions. See "Use of Proceeds." The Company's acquisition strategy will require substantial additional capital. The Company currently intends to use cash and shares of Common Stock in making future acquisitions. Using internally generated cash or debt to complete acquisitions could substantially limit the Company's operational and financial flexibility. The extent to which the Company will be able or willing to use Common Stock for this purpose will depend on its market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using Common Stock for this purpose may result in a significant dilution to then existing stockholders. To the extent the Company is unable to use Common Stock to make future acquisitions, its ability to grow may be limited by the extent to which it is able to raise capital for this purpose, as well as to expand existing operations, through debt or additional equity financings. No assurance can be given the Company will be able to obtain the necessary capital to finance a successful acquisition program and its other cash needs. If the Company is unable to obtain additional capital on acceptable terms, it may be required to reduce the scope of its presently anticipated expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Combined -- Liquidity and Capital Resources."

     The Company has recently received a commitment letter from First National Bank of Chicago ("First Chicago") to provide the Company with a $40.0 million credit facility which may be used for acquisitions, working capital and other general corporate purposes. The Company expects that such facility will require compliance with various affirmative and negative covenants (including maintenance of certain financial ratios) which could limit the Company's operational and financial flexibility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma
Combined -- Liquidity and Capital Resources."

RISKS RELATED TO INTERNAL GROWTH AND PROFITABILITY STRATEGY

     Key elements of the Company's business strategy are to improve the profitability and increase the revenues of the Founding Companies and subsequently acquired businesses. The Company's ability to increase the revenues of the Founding Companies and any subsequently acquired businesses will be affected by various factors, including the demand for the Company's products and the Company's ability to (i) add product lines and retain existing product lines, (ii) increase its customer base and (iii) attract and retain qualified management, sales representatives and service personnel. Many of these factors are beyond the control of the Company, and there can be no assurance the Company's internal growth and profitability strategy will be successful.

     On a pro forma combined basis, the Company's inventories were recorded at approximately $16.0 million at September 30, 1997. Because these inventories include many high-value products, the Company's profitability depends in part on the extent to which it is able to minimize the risks of product obsolescence and price reductions through controlling its inventory levels, and no assurance can be given the Company's inventory control efforts will be successful. See "Business -- Operations."

COMPETITION

     The Company competes with manufacturers that sell their medical products directly to health care providers and, to a lesser extent, with national medical products distributors. Some of these manufacturers and national distributors are substantially larger and have substantially greater financial and other resources than the Company to finance their marketing strategies and other internal growth opportunities. The

Company also faces competition from many regional and local distributors in its niche markets, which are generally relatively small local or regional owner-operated businesses. Barriers to entry for distribution in the specialty medical products market are relatively low, and the risk of new competitors entering the market, particularly in local and regional areas, is high. In response to competitive pressures from any of its current or future competitors, the Company may be required to lower selling prices in order to maintain or increase market share, and such measures could adversely affect the Company's operating results. See "Business -- Competition."

DEPENDENCE ON INDUSTRY SPENDING

     The prospects of the Company depend on the level of expenditures for specialty medical products by health care providers, particularly hospitals, alternate-site facilities and other institutions. In recent years, cost-containment and competitive pressures existing in the health care industry, together with government-imposed limits on reimbursement of hospitals and other health care providers, have significantly impacted spending budgets in certain markets in the specialty medical products industry. Health care providers and private third-party reimbursement plans are also exploring more cost-effective methods of delivering health care and developing increasingly sophisticated methods of controlling health care costs through redesign of benefits. Decreases in industry spending for specialty medical products could adversely affect the Company's future sales and operating results.

HEALTH CARE REFORM; MARKET CONDITIONS

     Political, economic and regulatory influences are causing fundamental changes in the health care industry in the United States. Changes in the law, new interpretations of existing laws or changes in payment methodologies or amounts may have a dramatic effect on the relative costs associated with providing health care and the amount of reimbursement provided by government and other third-party payors. Both the President and members of Congress have expressed significant interest in controlling the escalation of health care expenditures and using health care reimbursement policies to help control the federal deficit. In recent years, there have been numerous federal and state legislative initiatives for comprehensive reforms affecting the payment for and availability of health care services. Due to the substantial uncertainties regarding the ultimate features of reform initiatives and their adoption and implementation, the Company cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on the Company or its suppliers or customers. There can be no assurance the adoption of reform proposals will not have a material adverse effect on the Company's business, financial condition or operating results. In addition, the announcement of reform proposals and the investment community's reaction to those proposals, as well as announcements by competitors and third-party payors of their strategies to respond to any such proposal, could produce volatility in the trading and market price of the Common Stock.

     The primary trend in the United States health care industry is toward cost containment. In recent years, payors have been able to exercise greater influence through managed treatment and hospitalization patterns, including a shift from reimbursement on a cost basis to per capita limits for patient treatment. Hospitals have been severely impacted by the resulting cost restraints. The increasing use of managed care, centralized purchasing decisions, consolidations among hospitals and hospital groups and integration of health care providers are continuing to affect purchasing patterns in the health care system. The purchasing functions of hospitals and other health care providers are increasingly being consolidated into group purchasing organizations, regional integrated delivery systems and similar organizations and purchasing decisions are becoming more economically focused, with decision makers taking into account whether a product reduces the cost of treatment and/or attracts additional patients to a hospital. All these factors have contributed to reductions in prices for specialty medical products, an overall reduction in the volume of purchasing by health care providers and, in the near term, greater emphasis on reducing costs associated with more advanced medical products and procedures. There can be no assurance the Company will not be adversely affected by cost containment measures.

DEPENDENCE ON KEY PERSONNEL

     The Company's operations depend on the continuing efforts of its executive officers and the senior management and sales representatives of the Founding Companies, and the Company likely will depend on the senior management and sales representatives of any significant businesses it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue his or her employment with the Company and the Company is unable to attract and retain qualified replacements. The success of the Company's growth strategy, as well as the Company's current operations, will depend on the extent to which the Company is able to retain, recruit and train qualified sales and service representatives who meet the Company's standards of professionalism and service to its customers. See "Business -- Sales and Marketing" and "-- Operations."

RELIANCE ON EFFICIENCY OF DISTRIBUTION AND THIRD PARTIES

     The Company believes its financial performance depends in part on the extent to which it is able to provide prompt, accurate and complete service to its customers on a timely and competitive basis. Any failure of either its computer operating system or its telephone system could adversely affect its ability to receive and process customer orders and ship products on a timely basis. Strikes or other service interruptions affecting Federal Express Corporation, United Parcel Service of America, Inc. or other common carriers the Company uses to ship its products also could impair the Company's ability to deliver products on a timely and cost-effective basis. Any such disruption in its day-to-day operations or material increases in its costs of procuring and delivering products could materially adversely affect the Company's results of operations from time to time. See "Business -- Operations."

CUSTOMER CREDIT RISKS

     Under its sales and distribution agreements, the Company generally pays manufacturers directly for the products it sells. The Company normally carries its customers' accounts receivable and assumes the related risk of non-payment associated with its sales. No assurance can be given that the controls the Company has in place to avoid extensions of additional credit to delinquent customers will be sufficient to prevent significant losses in the future as a result of its customers' non-payment.

PROCEEDS OF OFFERING PAYABLE TO AFFILIATES AND ASSOCIATES

     TRIAD will use its net proceeds from this Offering: (i) to pay the cash portions of the purchase prices it will pay for the Founding Companies (approximately $22.2 million); (ii) to repay outstanding indebtedness of the Founding Companies (approximately $13.5 million); and (iii) for general corporate purposes after this Offering closes (approximately $0.8 million). See "Use of Proceeds." The cash payable to stockholders of the Founding Companies will include approximately $14.6 million payable to persons who or which will become directors or executive officers of TRIAD or beneficial owners of 5% or more of the outstanding Common Stock. This Offering will enable TRIAD to repay Equus II $2.2 million Equus II has advanced to pay the expenses of this Offering and will benefit the existing stockholders of TRIAD and the Founding Companies by creating a public market for the Common Stock. For a more detailed discussion of the use of proceeds of this Offering and the benefits to be received by persons who or which are or will become directors or executive officers of the Company or beneficial holders of 5% or more of the Common Stock on consummation of this Offering and the Acquisitions, see "Use of Proceeds" and "Certain Transactions -- Acquisitions Involving Certain Officers, Directors and Stockholders."

GOVERNMENT REGULATION

     The Company and its customers and suppliers are subject to extensive federal and state regulation in the United States, and the Company cannot predict the extent to which future legislative and regulatory developments concerning their practices and products or the health care industry may affect the Company. Federal and state laws and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, marketing and distributing of specialty medical products. In connection with its limited manufacturing operations, the Company is required to obtain the approval of federal and state governmental agencies, including the Food and Drug Administration, prior to manufacturing, marketing and distributing certain products. Further, the Company's facilities and operations are subject to reporting to, and review and inspection by, federal, state and local governmental entities. See
"Business -- Government Regulation."

POTENTIAL FOR PRODUCT LIABILITY CLAIMS AND INSURANCE

     The manufacture, distribution, sale and repair of medical products involves the risk of product liability claims and adverse publicity. The Company is primarily a seller and distributor of products manufactured by third parties from which it has certain rights to indemnification from product liability claims, but does manufacture a limited number of product lines and provide repair and maintenance services with respect to certain product lines and intends to pursue ownership in additional product lines for which rights to indemnification will be limited or not available. The Company will maintain product liability insurance coverage in amounts it considers adequate. However, there can be no assurance that claims outside of or exceeding its insurance coverage will not be made, that the Company will be able to continue to obtain insurance coverage at rates it considers reasonable or that the Company will be successful in obtaining indemnification from its suppliers. See
"Business -- Litigation and Insurance."

SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas, relating to, among other things, the required nexus of a business with a particular state which may permit the state to require a business to collect such taxes. There can be no assurance that the Company's financial condition or results of its operations will not be adversely effected by actions taken by state tax authorities.

EXTENT OF PROTECTION OF PROPRIETARY RIGHTS

     The Company relies in part on trademark, service mark, trade secret, unfair competition and copyright laws to protect its intellectual property rights. There can be no assurance that the actions that have been taken by the Company will be adequate to protect its intellectual property rights from misappropriation by others, that the Company's proprietary information will not become known to competitors, that others will not independently develop substantially equivalent or better intellectual properties that do not infringe on the Company's intellectual property rights or that others will not assert rights in, and ownership of, proprietary rights claimed by the Company. Furthermore, the Company's rights to its "TRIAD" common law service mark may be limited in market areas where a similar trademark or service mark may already be in use.

SIGNIFICANT INTANGIBLE ASSETS

     As a result of the Acquisitions, goodwill accounts for a material portion of the Company's total assets. On a pro forma combined basis, goodwill was recorded at approximately $28.2 million at September 30, 1997, representing approximately 35.9% of the Company's total assets. The Company's goodwill will be amortized over a 40-year period resulting in annual noncash amortization charges against net income of approximately $0.7 million. The Company may record additional goodwill and related amortization charges associated with the implementation of its acquisition strategy. See "-- Dependence on Acquisitions for Growth."

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

     On closing of the Acquisitions and this Offering, the former owners of the Founding Companies, TRIAD's principal venture capital financing source (Equus
II) and the executive officers of TRIAD will beneficially own in the aggregate approximately 56.3% of the outstanding Common Stock. If these persons were to act in concert, they would be able to exercise control over the Company's affairs, including the election of the entire Board of Directors and (subject to Section 203 of the Delaware General Corporation Law (the "DGCL")) any matter submitted to a vote of stockholders. See "Principal Stockholders."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     On closing of the Acquisitions and this Offering, 9,094,973 shares of Common Stock will be outstanding. The 4,000,000 shares sold in this Offering (other than shares purchased by affiliates of the Company) will be freely tradable. The remaining shares outstanding may be resold publicly only following their effective registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from the registration requirements of that Act, such as provided by Securities Act Rule 144 promulgated by the Securities and Exchange Commission (the "SEC"). Under Rule 144, all those shares will be eligible for Rule 144 sales, subject to certain volume limitations and other requirements, on the day following the first anniversary of the date this Offering closes. The holders of a substantial number of those remaining shares have certain registration rights granted by TRIAD in connection with the Acquisitions, subject to the lockup period described below.

     On closing of this Offering, TRIAD will have options and warrants outstanding to purchase up to a total of 1,097,987 shares of Common Stock, of which options to purchase 41,639 shares and warrants to purchase 125,000 shares will be exercisable immediately after the closing. TRIAD intends to register all the shares subject to options granted under the Company's 1997 Incentive Plan (the "Incentive Plan") under the Securities Act for public resale.

     TRIAD and its directors, executive officers and current stockholders (including Equus II) and all persons who acquire shares of Common Stock in connection with the Acquisitions have agreed not to offer, sell or otherwise dispose of any shares for a period of two years following the date of this Prospectus without the prior written consent of NationsBanc Montgomery Securities, Inc., except that TRIAD may issue, subject to certain conditions, Common Stock in connection with acquisitions, pursuant to awards under the Incentive Plan (see "Management -- Incentive Plan") and pursuant to the exercise of warrants outstanding as of the closing of this Offering.

     TRIAD may register additional shares of Common Stock under the Securities Act in the future for its use in connection with future acquisitions. Pursuant to Securities Act Rule 145, the volume limitations and certain other requirements of Rule 144 would apply to resales of these shares by affiliates of the businesses the Company acquires for a period of one year from the date of their acquisition, but otherwise these shares would be freely tradable by persons not affiliated with TRIAD unless TRIAD contractually restricts their resale.

     Availability for sale, or sale, of the shares of Common Stock eligible for future sale could adversely affect the market price of the Common Stock prevailing from time to time. See "Shares Eligible for Future Sale."

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to this Offering, no public market for the Common Stock has existed, and the initial public offering price, which TRIAD and the representatives of the Underwriters will negotiate, may not be indicative of the price at which the Common Stock will trade after this Offering. See "Underwriting" for the factors they will consider in determining the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market, but no assurance can be given an active trading market for the Common Stock will develop or, if developed, will continue after this Offering. The market price of the Common Stock after this Offering may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company and changing conditions in the economy in general or in the Company's industry in particular. In addition, the stock markets experience significant price and volume volatility from time to time which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

IMMEDIATE, SUBSTANTIAL DILUTION

     Purchasers of Common Stock in this Offering (i) will experience immediate, substantial dilution in the net tangible book value of their stock of $8.19 per share and (ii) may experience further dilution in that value from issuances of shares of Common Stock in the future. See "Dilution."

PREFERRED STOCK; POTENTIAL ANTI-TAKEOVER EFFECTS

     TRIAD's Certificate of Incorporation, as amended (the "Charter"), authorizes the issuance, without stockholder approval, of one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the board of directors of TRIAD (the "Board of Directors") may determine. See "Description of Capital Stock -- Preferred Stock."

     Certain provisions of the Charter, TRIAD's Bylaws and the DGCL may delay, discourage, inhibit, prevent or render more difficult an attempt to obtain control of the Company, whether by means of a tender offer, business combination, proxy contest or otherwise. These provisions include the charter authorization of "blank check" preferred stock, classification of the board of directors, a limitation on the removal of directors only for cause, and then only on approval of holders of two-thirds of the outstanding voting stock, a restriction on the ability of stockholders to take actions by written consent and a DGCL restriction on business combinations with certain interested parties. See "Description of Capital Stock."

                                  THE COMPANY

     TRIAD: TRIAD was founded in April 1997 to create a leading national contract sales and distribution company providing specialty medical products to the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies and specialty physician groups). Concurrently with and as a condition to the closing of this Offering, TRIAD will acquire the 11 Founding Companies. For a description of the transactions pursuant to which these businesses will be acquired and the consideration to be paid by TRIAD for each of them, see "-- Summary of Terms of the Acquisitions" and "Certain Transactions -- Organization of TRIAD."

     FOUNDING COMPANIES: Each of the Founding Companies is engaged in the contract sales and distribution of specialty medical products. The Founding Companies are more fully described below.

     THI: Triad Holdings, Inc. (together with its subsidiaries, "THI"), the successor to a business founded in 1981, maintains its headquarters in Laguna Hills, California. It represents over 100 manufacturers with product coverage principally in the infusion therapy market. THI sells its products principally to alternate-site health care providers throughout the United States from its nine distribution centers located in Arizona, California, Florida, Georgia, Illinois, Minnesota, New York and Texas. THI, through its predecessor, has sold products to the alternate-site market since 1981. During fiscal 1996, THI had consolidated revenues of approximately $36.3 million. On October 4, 1996, THI acquired the assets and assumed certain liabilities of PCI Medical, Inc. ("PCI"). Combined pro forma revenues for THI and PCI for fiscal 1996 were approximately $42.3 million.

     HTD: Healthcare Technology Delivery, Inc. (together with its subsidiaries, "HTD") is the successor to a business founded in 1977 and is headquartered in Bessemer, Alabama. It represents over 10 manufacturers with product coverage in the surgical, anesthesiology, critical care and cardiovascular/vascular markets. HTD sells its products primarily to hospitals in the 10-state territory of Alabama, Florida, Georgia, Louisiana, Mississippi, Oklahoma, North Carolina, South Carolina, Tennessee and Texas. HTD, through its predecessor, has sold products to the hospital market since 1977. Following its March 1, 1997 acquisition of Medical Companies Alliance, Inc. ("Medical Alliance"), HTD also sells a proprietary product line used in connection with the anastomosis of blood vessels. For information concerning the formation of HTD, see "Certain Transactions -- HTD." During fiscal 1996, HTD had consolidated revenues of approximately $16.5 million.

     SUN: Sun Medical, Inc. ("Sun") was founded in 1978 and maintains its headquarters in Arlington, Texas. It represents over 17 manufacturers with product coverage in the surgical, pain management, maternal child care, plastic surgery, dermatology and hospital software information systems markets. Sun sells its products primarily to hospitals in the five-state territory of Arizona, Arkansas, New Mexico, Oklahoma and Texas. Sun also has a proprietary product line of smoke evacuation systems used in minimally invasive surgical procedures. During fiscal 1996, Sun had revenues of approximately $13.0 million.

     CMS: Custom Medical Specialties, Inc. ("CMS") was founded in 1989 and maintains its headquarters in Indianapolis, Indiana. It represents over 10 manufacturers with product coverage in the surgical, anesthesiology, critical care, laboratory, long-term care and infection control markets. CMS sells its products principally to hospitals in the two-state territory of Indiana and Kentucky. During fiscal 1996, CMS had revenues of approximately $9.6 million.

     KENTEC: Kentec Medical, Inc. ("Kentec") was founded in 1970 and maintains its headquarters in Irvine, California. It represents over 16 manufacturers with product coverage in the surgical, critical care, vascular and respiratory markets. Kentec sells its products principally to hospitals in the four-state territory of Arizona, California, Nevada and New Mexico. It also distributes private label disposable perinatal products manufactured under the Kentec name. During the fiscal year ended June 30, 1997, Kentec had revenues of approximately $13.6 million.

     PRODUCTS FOR SURGERY: Products for Surgery, Inc. (together with its subsidiaries, "Products for Surgery") was founded in 1979 and maintains its headquarters in Forest Hills, Texas. It represents over 10 manufacturers with product coverage in the general surgical, peripheral endoscopy and cardiovascular markets. Products for Surgery sells its products primarily to hospitals in the five-state territory of Arizona, Nevada, New Mexico, Oklahoma and Texas. During the fiscal year ended June 30, 1997, Products for Surgery had consolidated revenues of approximately $7.8 million.

     MEGATECH: MegaTech Medical, Inc. ("MegaTech") was founded in 1976 and maintains its headquarters in Baltimore, Maryland. It represents over 20 manufacturers with product coverage in the surgical and critical care markets. MegaTech sells its products principally to hospitals in the 12-state territory of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York (other than New York City), Pennsylvania, Rhode Island, Vermont and Virginia and in Washington D.C. During fiscal 1996, MegaTech had revenues of approximately $6.8 million.

     OMNI MEDICAL: Omni Medical, Inc. ("Omni Medical") was founded in 1986 and maintains its headquarters in Redmond, Washington. It represents over eight manufacturers with product coverage in the surgical, anesthesiology and critical care markets. Omni Medical sells its products primarily to hospitals in the eight-state territory of Alaska, California, Hawaii, Idaho, Montana, Nevada, Oregon and Washington. During fiscal 1996, Omni Medical had revenues of approximately $6.1 million.

     NEW ENGLAND SPECIALTIES: New England Medical Specialties, Inc. ("New England Specialties") was founded in 1983 and maintains its headquarters in Guildford, Connecticut. It represents over nine manufacturers with product coverage in the surgical, critical care and home care markets. New England Specialties sells its products primarily to hospitals in the six-state territory of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. During fiscal 1996, it had revenues of approximately $4.9 million.

     PROFESSIONAL EQUIPMENT: Professional Equipment Co., Inc. ("Professional Equipment") was founded in 1979 and shares its headquarters with New England Specialties in Guildford, Connecticut. It represents over 10 manufacturers with product coverage in the medical imaging equipment and radiological supplies and accessories markets. Professional Equipment sells its products principally to hospitals in the three-state territory of Connecticut, Massachusetts and New York. During fiscal 1996, Professional Equipment had revenues of approximately $3.1 million.

     WILSON: Wilson Medical Specialties, Inc. ("Wilson") was founded in 1986 and maintains its headquarters in Bellevue, Washington. It represents over 10 manufacturers with product coverage in the surgical and critical care markets. Wilson sells its products principally to hospitals in the four-state territory of Idaho, Montana, Oregon and Washington. During the fiscal year ended May 31, 1997, Wilson had revenues of approximately $3.1 million.

     SUMMARY OF TERMS OF THE ACQUISITIONS: Subject to certain adjustments described below, the aggregate consideration TRIAD will pay to acquire the Founding Companies consists of (i) approximately $22.2 million in cash, (ii) 3,997,215 shares of Common Stock and (iii) options to purchase 141,787 shares of Common Stock (to be issued in connection with the THI acquisition), which options will be in the money at the closing of this Offering in the aggregate amount of approximately $0.7 million.

     The Company will also assume all the indebtedness of the Founding Companies (estimated to be approximately $13.5 million as of the closing of this Offering) and then repay substantially all such indebtedness. TRIAD will also repay to Equus II funds advanced to TRIAD to pay expenses of this Offering (estimated to be approximately $2.2 million as of the closing of this Offering). Prior to the closing of the Acquisitions, CMS and MegaTech, each of which is an S corporation, are expected to distribute cash to their respective stockholders in amounts equal to the balance of their respective accumulated adjustment accounts ("AAA accounts") prior to the closing of the Acquisitions (approximately $3.1 million as of September 30, 1997). An AAA account generally represents undistributed earnings of an S corporation on which taxes have been or will be paid by its stockholders, and the Company expects that CMS and MegaTech will borrow approximately $1.8 million to fund their AAA account distributions. The estimated $13.5 million of indebtedness of the Founding Companies which will be repaid on the closing of this Offering will include these borrowings and borrowings made by Omni Medical prior to September 30, 1997 to fund its AAA account distributions. Prior to the closing of the Acquisitions, certain Founding Companies will make other distributions to their stockholders of certain assets and related liabilities with an aggregate net book value of approximately $0.3 million.

     The options to be issued in the THI acquisition will replace options to purchase shares of THI common stock currently held by THI employees. The aggregate purchase price for THI which would have otherwise been payable has been reduced by $1.2 million as a result of the grant of these replacement options.

     Sun has identified potential violations of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 ("ERISA") with respect to Sun's Employee Stock Ownership Plan (the "Sun ESOP"), Sun's sole stockholder. Sun has voluntarily notified the Internal Revenue Service ("IRS") regarding these potential violations and will seek appropriate remedial action under the oversight of the IRS and, if appropriate, other governmental entities. TRIAD will deposit a portion of the purchase price payable for Sun ($1.5 million in cash and 35,715 shares of Common Stock) in an escrow account pending resolution of the Sun ESOP compliance issues, and the escrowed cash and shares will be used to the extent necessary to pay any taxes or other amounts and professional fees resulting from or attributable to that resolution. The remaining balance in the escrow account, if any, will be delivered to the Sun ESOP.

     The consideration being paid by TRIAD for each Founding Company other than HTD was determined by arm's-length negotiations between TRIAD and a representative of that Founding Company. The consideration being paid by TRIAD for HTD was determined using generally the same valuation method TRIAD used to negotiate the consideration being paid to the stockholders of the other Founding Companies. See "Certain Transactions."

     The closing of each Acquisition is subject to customary conditions. These conditions include, among others: the accuracy on the closing date of the Acquisitions of the representations and warranties made by the Founding Companies, their principal stockholders and TRIAD; the performance of each of their respective covenants included in the agreements relating to the Acquisitions; and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     Any Founding Company's acquisition agreement may be terminated, under certain circumstances, prior to the closing of this Offering: (i) by the mutual consent of the boards of directors of TRIAD and the Founding Company; (ii) by the Founding Company, its stockholders or TRIAD if this Offering and the acquisition of that Founding Company are not closed by January 31, 1998; (iii) by TRIAD if the schedules to the acquisition agreement are amended to reflect a material adverse change in that Founding Company; or (iv) by the Founding Company, its stockholders or TRIAD if a material breach or default under the agreement by one party occurs and is not waived by the other party.

     No assurance can be given the conditions to the closing of all the Acquisitions will be satisfied or waived or that each of the Acquisitions will close. For information regarding the employment agreements to be entered into by certain key officers of the Founding Companies, see "Management -- Employment Agreements."

     TRIAD is a Delaware corporation. Its executive offices are located at 23161 Mill Creek Drive, Suite 300, Laguna Hills, California 92653, and its telephone number at that address is (714) 770-0292.

                                USE OF PROCEEDS

     The net proceeds to TRIAD from the sale of the shares of Common Stock offered hereby, after deducting the underwriting discount and estimated offering expenses payable by TRIAD (including the repayment of $2.2 million of advances by Equus II to fund a portion of the offering expenses), are estimated to be approximately $36.5 million (approximately $42.7 million if the Underwriters exercise their over-allotment option in full), assuming an initial public offering price of $11.00 per share (the midpoint of the estimated initial public offering price range). Of those net proceeds, approximately $22.2 million will be used to pay the cash portion of the purchase prices for the Acquisitions and approximately $13.5 million will be used concurrently for the repayment of certain outstanding indebtedness of the Founding Companies (estimated as of the closing of this Offering and excluding the repayment of the $2.2 million of advances by Equus II referred to above). The approximately $0.8 million of remaining net proceeds, together with available cash balances, will be available to meet the Company's cash requirements following closing of the Acquisitions and this Offering. See "The Company -- Summary of Terms of the Acquisitions" and "Certain Transactions -- Organization of TRIAD."

     The indebtedness to be repaid from the proceeds of this Offering (some of which has been guaranteed by stockholders of the Founding Companies) bears interest at rates ranging from 5.5% to 12.0% per annum. Such indebtedness would otherwise mature at various dates through December 2001. For information as to the amount, interest rates and maturity dates of such indebtedness which is attributable to each of the Founding Companies, see "Certain
Transactions -- Organization of TRIAD" and notes to the financial statements of certain of those companies on pages F-18, F-30, F-31, F-45, F-58, F-71, F-72, F-91, F-102 and F-111.

                                DIVIDEND POLICY

     It is the Company's current intention to retain earnings to finance the expansion of its business. Any future dividends will be at the discretion of the board of directors after taking into account various factors, including, among others, the Company's financial condition, results of operations, cash flows from operations, current and anticipated cash needs and expansion plans, the income tax laws then in effect, the requirements of Delaware law, the restrictions imposed by the New Credit Facility and any restrictions that may be imposed by the Company's future credit facilities. The Company expects that the New Credit Facility will require compliance with various loan covenants, including restrictions on the payment of dividends. See "Management's
Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Combined -- Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the short-term debt and current maturities of long-term obligations and capitalization as of September 30, 1997: (i) of the Company on a pro forma combined basis to give effect to the Acquisitions, and the net incurrence of indebtedness by the Company since September 30, 1997; and
(ii) of the Company, on that pro forma combined basis as adjusted to give effect to this Offering and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and Unaudited Pro Forma Combined Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                                               SEPTEMBER 30, 1997
                                           --------------------------
                                            PRO FORMA
                                            COMBINED      AS ADJUSTED
                                           -----------    -----------
                                                 (IN THOUSANDS)
Short-term debt and current maturities
  of long-term obligations(1)...........     $31,597        $   560
                                           ===========    ===========
Long-term obligations, less current
  maturities............................     $ 6,162        $   480
                                           -----------    -----------
Stockholders' equity:
     Common Stock: $.001 par value
       20,000,000 shares authorized;
       5,094,973 shares issued and
       outstanding pro forma; and
       9,094,973 shares issued and
       outstanding, as adjusted(1)......           5              9
     Warrant to purchase common stock...         500            500
     Additional paid-in capital.........      16,321         52,424
     Retained earnings..................         859            859
                                           -----------    -----------
          Total stockholders' equity....      17,685         53,792
                                           -----------    -----------
             Total capitalization.......     $23,847        $54,272
                                           ===========    ===========

------------

(1) The pro forma combined balance includes $22.2 million of cash consideration payable for the Founding Companies.

(2) Excludes: (i) an aggregate of 972,987 shares subject to options granted (or to be granted prior to the closing of this Offering) pursuant to the Incentive Plan, 831,200 of which will have an exercise price equal to the initial public offering price per share and 141,787 of which will have a weighted average exercise price per share of $5.85; (ii) 100,000 shares issuable pursuant to the Equus Warrant; and (iii) 25,000 shares issuable pursuant to the PENMAN Warrant. See "Management -- Incentive Plan" and "Certain Transactions -- Organization of TRIAD."

                                    DILUTION

     The deficit in pro forma combined net tangible book value of the Company as of September 30, 1997 was approximately $10.5 million, or approximately $2.07 per share, after giving effect to the Acquisitions and the net incurrence of indebtedness by the Company since September 30, 1997. The deficit in pro forma net tangible book value per share represents the amount by which the Company's pro forma total liabilities exceed the Company's pro forma net tangible assets as of September 30, 1997, divided by the number of shares to be outstanding after giving effect to the Acquisitions. After giving effect to the sale of the 4,000,000 shares offered hereby and deducting the estimated underwriting discount and estimated offering expenses payable by TRIAD, the Company's pro forma net tangible book value as of September 30, 1997 would have been approximately $25.6 million, or approximately $2.81 per share, based on an assumed initial public offering price of $11.00 per share (the midpoint of the estimated initial public offering price range). This represents an immediate increase in pro forma net tangible book value of approximately $4.88 per share to existing stockholders and an immediate dilution of approximately $8.19 per share to new investors purchasing shares in this Offering. The following table illustrates this per share pro forma dilution:

Initial public offering price per
  share.................................             $   11.00
     Pro forma net tangible book value
       (deficit) per share before this
       Offering.........................  $   (2.07)
     Increase in pro forma tangible
       value attributable to new
       investors........................       4.88
                                          ---------
Pro forma net tangible book value per
  share after this Offering.............                  2.81
                                                     ---------
Dilution per share to new investors.....             $    8.19
                                                     =========


     The following table sets forth, on a pro forma basis to give effect to the Acquisitions and the closing of this Offering and the application of the estimated net proceeds therefrom as of September 30, 1997, the number of shares of Common Stock purchased from TRIAD, the total consideration paid to TRIAD and the average price per share paid to TRIAD by existing stockholders (including persons acquiring Common Stock in the Acquisitions) and the new investors purchasing shares from TRIAD in this Offering (before deducting the underwriting discount and estimated offering expenses):

                                   SHARES PURCHASED        TOTAL CONSIDERATION(1)        AVERAGE
                                ----------------------   --------------------------       PRICE
                                  NUMBER       PERCENT       AMOUNT         PERCENT     PER SHARE
                                -----------    -------   ---------------    -------     ---------
Existing stockholders.........    5,094,973      56.0%   $   (10,524,185)    (31.4)%     $ (2.07)
New investors.................    4,000,000      44.0         44,000,000     131.4         11.00
                                -----------    -------   ---------------    -------
     Total....................    9,094,973     100.0%   $    33,475,815     100.0%
                                ===========    =======   ===============    =======

------------

(1) Total consideration paid by existing stockholders represents the pro forma stockholders' equity of the Company less pro forma goodwill before giving effect to the post-merger adjustments set forth on the Unaudited Pro Forma Combined Balance Sheet of TRIAD and the Founding Companies included herein.

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     TRIAD will acquire the Founding Companies concurrently with and as a condition to the consummation of this Offering. For financial statement presentation purposes, THI has been identified as the accounting acquirer. The following selected historical financial data of THI for the years ended December 31, 1994, 1995 and 1996 and as of December 31, 1995 and 1996, have been derived from the audited consolidated financial statements of THI included elsewhere in this Prospectus. The following selected historical financial data for THI as of and for the years ended December 31, 1992 and 1993, for the nine months ended September 30, 1996 and 1997 and as of December 31, 1994 have been derived from unaudited consolidated financial statements of THI, which have been prepared on the same basis as the audited financial statements and, in the opinion of THI, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The following summary unaudited pro forma combined financial data present certain data for the Company, as adjusted for
(i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements and (iii) the consummation of this Offering and application of the estimated net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included in this Prospectus.

                                                                              THI
                                          ---------------------------------------------------------------------------
                                                                                                     NINE MONTHS
                                                                                                        ENDED
                                                         YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                          -----------------------------------------------------  --------------------
                                            1992       1993       1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
    Revenues............................  $  13,715  $  15,556  $  22,667  $  29,674  $  36,258  $  26,168  $  36,387
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit........................      3,120      3,646      5,916      7,188      8,766      5,993      9,245
    Selling expenses(1).................      1,520      1,533      2,391      2,940      3,396      2,398      3,477
    General and administrative
      expenses(1).......................      1,279      1,983      1,813      2,146      3,017      1,898      3,543
    Depreciation and amortization.......         51         67        531        561        763        502      1,054
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income from operations..............        270         63      1,181      1,541      1,590      1,195      1,171
    Interest income (expense), net......       (357)      (509)      (468)      (509)      (305)      (200)      (398)
    Other income (expense), net.........     --         --            (22)        15       (114)       (83)       (51)
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income (loss) before provision for
      income taxes......................        (87)      (446)       691      1,047      1,171        912        722
    Provision for income taxes..........     --         --            103        420        465        358        276
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income (loss)...................  $     (87) $    (446) $     588  $     627  $     706  $     554  $     446
                                          =========  =========  =========  =========  =========  =========  =========

                                                                                                  THE COMPANY
                                                                                    ----------------------------------------
                                                                                                            NINE MONTHS
                                                                                                               ENDED
                                                                                                           SEPTEMBER 30,
                                                                                       YEAR ENDED       --------------------
                                                                                    DECEMBER 31, 1996     1996       1997
                                                                                    -----------------   ---------  ---------
PRO FORMA COMBINED STATEMENT OF
  OPERATIONS DATA(2):
    Revenues........................................................................     $ 128,495      $  96,659  $ 101,113
                                                                                    -----------------   ---------  ---------
    Gross profit....................................................................        40,282         29,814     30,340
    Selling expenses(1).............................................................        15,986         11,210     11,903
    General and administrative expenses(1)(3).......................................        13,718         10,176     11,209
    Depreciation and amortization(4)................................................         1,989          1,452      1,965
                                                                                    -----------------   ---------  ---------
    Income from operations..........................................................         8,589          6,976      5,263
    Interest income (expense), net(5)...............................................           106             54        118
    Other income (expense), net.....................................................           157             (9)        37
                                                                                    -----------------   ---------  ---------
    Income before provision for income taxes........................................         8,852          7,021      5,418
    Provision for income taxes......................................................         3,861          3,096      2,361
                                                                                    -----------------   ---------  ---------
    Net income......................................................................     $   4,991      $   3,925  $   3,057
                                                                                    =================   =========  =========
    Net income per share............................................................     $    0.54      $    0.43  $    0.33
                                                                                    =================   =========  =========
    Shares used in computing pro forma net income per share(5)......................         9,161          9,161      9,161
                                                                                    =================   =========  =========


                                       21

                                                                   THI
                                          -----------------------------------------------------    SEPTEMBER 30, 1997
                                                                                                      (UNAUDITED)
                                                              DECEMBER 31,                       ----------------------
                                          -----------------------------------------------------     THI      PRO FORMA
                                            1992       1993       1994       1995       1996      ACTUAL    COMBINED(2)
                                          ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                              (UNAUDITED)
BALANCE SHEET DATA:
    Working capital (deficit)...........  $    (850) $  (1,683) $  (1,557) $    (527) $   5,904  $   4,272   $ (15,557)
    Total assets........................      6,282      7,095      9,432     10,753     18,062     23,786      82,194
    Total debt, including current
      portion...........................      4,998      2,019        915      3,185      5,442      6,252      15,539
    Stockholders' equity (deficit)......       (918)    (1,316)      (687)       (69)     6,547      7,472      17,685


                                              AS
                                          ADJUSTED(6)
                                          -----------

BALANCE SHEET DATA:
    Working capital (deficit)...........    $19,257
    Total assets........................     78,647
    Total debt, including current
      portion...........................      1,040
    Stockholders' equity (deficit)......     53,792

------------

(1) Selling expenses and general and administrative expenses for the nine months ended September 30, 1997 include costs incurred by THI to (i) increase its sales force to expand certain marketing efforts and (ii) enhance its administrative infrastructure to support its expansion efforts.

(2) The pro forma combined statement of operations data assume that the following transactions and events -- (i) the organization of TRIAD and its issuance of shares of Common Stock and preferred stock; (ii) a split of the outstanding Common Stock; (iii) the conversion of outstanding TRIAD preferred stock into Common Stock; (iv) the Acquisitions; and (v) the closing of this Offering and the application of the estimated net proceeds therefrom -- were closed on January 1, 1996, and are not necessarily indicative of the results the Company would have attained had these events and transactions actually occurred then or of the Company's future results. The pro forma combined balance sheet data assume the Acquisitions and the net incurrence of indebtedness by the Company since September 30, 1997 occurred on that date. The pro forma combined financial data (i) are based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

(3) The pro forma combined statement of operations data include the effect of:
    (i) the following reductions in compensation and benefits prospectively agreed to as part of the purchase agreements by the owners and certain key employees of the Founding Companies: year ended December 31, 1996, $3.5 million; and the nine months ended September 30, 1996 and 1997, $2.5 million and $1.5 million, respectively; (ii) the elimination of the $3.7 million non-cash, non-recurring compensation charge by TRIAD for the nine months ended September 30, 1997 (net of a $0.2 million charge for recurring salary charges of management); (iii) distributions by certain Founding Companies of cash and other assets prior to the closing of the Acquisitions; (iv) the elimination of nonrecurring tax and other exposure relating to the Sun ESOP: year ended December 31, 1996, $0.3 million; and the nine months ended September 30, 1996 and 1997, $0.3 million and $0.3 million, respectively; and (v) the elimination of a one-time settlement received from vendors for early extinguishment of supply contract obligations: year ended December 31, 1996, $0.2 million; and nine months ended September 30, 1996 and 1997, $0.2 million and $0.6 million, respectively.

(4) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period and computed on the basis described in
    Note 5 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(5) Computed on a basis described in Note 5 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(6) Reflects the closing of this Offering and TRIAD's application of its net proceeds therefrom. See "Use of Proceeds."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and related notes thereto and "Selected Historical and Pro Forma Combined Financial Data" appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's revenues are primarily derived from sales of specialty medical products under sales and distribution agreements and agency arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office supplies, rent, utilities, insurance and professional fees.

     The Founding Companies have been managed throughout the periods discussed below as independent private companies, and their results of operations reflect different tax structures (S corporations and C corporations), which have influenced, among other things, their historical levels of owners' compensation. The owners of the Founding Companies and certain key employees have prospectively agreed to certain reductions in their compensation and benefits in connection with the Acquisitions.

     TRIAD, which has conducted no operations to date other than in connection with this Offering and the Acquisitions, intends to integrate these businesses and their operations and administrative functions. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, but will necessitate additional costs and expenditures for corporate management and administration. The Company will also incur corporate expenses related to being a public company, implementation of an acquisition program and systems integration. These various costs and possible cost-savings may make comparison of historical operating results not comparable to, nor indicative of, future performance. No such cost savings were reflected in the pro forma combined statement of operations data, except for the compensation reductions provided for in the agreements entered into in connection with certain of the Acquisitions and other known cost eliminations.

     During April and May of 1997, TRIAD sold 548,545 shares of Common Stock to its management. As a result, TRIAD recorded a non-recurring, non-cash compensation charge of $3.9 million in the second quarter of 1997, representing the difference between the amount paid for the shares and the value of the shares on the date of sale as if the companies were combined, estimated based on the midpoint of the estimated initial public offering price range for the shares of Common Stock offered hereby. This compensation charge is not included in the pro forma financial information.

     In July 1996, the SEC issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of accounting. Under the purchase method, the Founding Company whose owners receive the largest portion of voting rights in the combined enterprise is presumed to be the accounting acquirer. Accordingly, THI has been designated as the accounting acquirer. For the remaining Founding Companies, $22.3 million, representing the excess of the fair value of the merger consideration to be received over the fair value of the net assets to be acquired, will be recorded as goodwill on the Company's balance sheet. This goodwill will be amortized as a non-cash charge to the Company's statements of operations over a 40-year period. The pro forma impact of this amortization expense, which is non-deductible for federal income tax purposes, is $0.6 million per year on an after-tax basis.

PRO FORMA COMBINED -- RESULTS OF OPERATIONS

     TRIAD will acquire the Founding Companies concurrently with and as a condition to the consummation of this Offering. For financial statement presentation purposes, THI, one of the Founding Companies, has been identified as the accounting acquirer. The following summary of unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements and (iii) the consummation of this Offering and the application of the estimated net proceeds therefrom. See "Selected Historical and Pro Forma Combined Financial Data" and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included in this Prospectus.

                                               YEAR ENDED                   NINE MONTHS ENDED
                                              DECEMBER 31,                    SEPTEMBER 30,
                                          --------------------  ------------------------------------------
                                                  1996                  1996                  1997
                                          --------------------  --------------------  --------------------
                                                        (UNAUDITED AND DOLLARS IN THOUSANDS)
Revenues................................  $ 128,495      100.0% $  96,659      100.0% $ 101,113      100.0%
Cost of revenues........................     88,213       68.7     66,845       69.2     70,773       70.0
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................     40,282       31.3     29,814       30.8     30,340       30.0
Selling expenses........................     15,986       12.4     11,210       11.6     11,903       11.8
General and administrative expenses.....     13,718       10.7     10,176       10.5     11,209       11.1
Depreciation and amortization...........      1,989        1.5      1,452        1.5      1,965        1.9
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $   8,589        6.7% $   6,976        7.2% $   5,263        5.2%
                                          =========  =========  =========  =========  =========  =========


UNAUDITED INTERIM RESULTS

     REVENUES -- Pro forma combined revenues increased $4.5 million from $96.7 million for the nine months ended September 30, 1996 to $101.1 million for the nine months ended September 30, 1997. This increase was primarily due to (i) a $4.2 million increase in pro forma combined revenues of THI and PCI primarily attributable to an increased sales staff and additional distribution facilities and (ii) a $2.3 million increase in HTD's revenues resulting from its acquisition of Medical Alliance on March 1, 1997 and its representation of a new product line. These increases were partially offset by (i) a $1.3 million decrease in Kentec's revenues due to the loss of certain distribution rights for Pall Biomedical, Inc. blood filters, which Kentec previously sold to blood centers and (ii) a $1.1 million decrease in Products for Surgery's revenues due to the loss of the Meadox Medicals, Inc. ("Meadox") product line following a change in ownership of Meadox.

     COST OF REVENUES -- Pro forma combined cost of revenues increased $4.0 million from $66.8 million for the nine months ended September 30, 1996 to $70.8 million for the nine months ended September 30, 1997. This increase was primarily due to (i) a $4.0 million increase in pro forma combined cost of revenues of THI and PCI consistent with the increase in their combined revenues and (ii) a $1.6 million increase in HTD cost of revenues consistent with the increase in its revenues. These increases were partially offset by a $1.0 million decrease at Products for Surgery and a $1.0 million decrease at Kentec due primarily to the decreases in their respective revenues. As a percentage of revenues, cost of revenues were 69.2% and 70.0%, respectively.

     SELLING EXPENSES -- Pro forma combined selling expenses increased $0.7 million from $11.2 million, or 6.2%, for the nine months ended September 30, 1996 to $11.9 million for the nine months ended September 30, 1997. This increase was primarily due to the addition of national sales management positions at THI. As a percentage of revenues, selling expenses were 11.6% and 11.8%, respectively.

     GENERAL AND ADMINISTRATIVE EXPENSES -- Pro forma combined general and administrative expenses increased $1.0 million, or 10.1%, from $10.2 million for the nine months ended September 30, 1996 to $11.2 million for the nine months ended September 30, 1997. As a percentage of revenues, general and administrative expenses were 10.5% and 11.1%, respectively. The increase primarily reflects (i) $0.4 million of administrative expenses incurred by TRIAD in 1997 in connection with the Acquisitions and this

Offering, (ii) a $0.2 million increase at Products for Surgery primarily due to administrative expenses relating to its acquisition of a business in October 1996, and (iii) a $0.3 million increase at Kentec.

PRO FORMA COMBINED -- LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 1997, on a pro forma combined basis, after giving effect to (i) distributions by CMS and MegaTech from their AAA accounts (estimated at approximately $3.1 million), (ii) the net incurrence of indebtedness by the Company since September 30, 1997 (including approximately $1.8 million to fund the AAA account distributions), (iii) the Acquisitions, (iv) the closing of this Offering and TRIAD's application of its net proceeds therefrom to repay indebtedness of the Founding Companies (approximately $13.5 million) and (v) repayment by TRIAD of advances (approximately $2.2 million) from Equus II which have been used to pay a part of the expenses of this Offering, the Company would have had an aggregate of $3.1 million of cash and short-term investments, $19.3 million of working capital and $1.0 million of total debt (representing capital lease obligations).

     The Company has recently received a commitment letter from First Chicago to provide the New Credit Facility, which would be available upon the closing of this Offering. According to the proposed terms, the Company would have a line of credit of up to $40.0 million, which may be used for general corporate purposes, including acquisitions, capital expenditures and working capital. The New Credit Facility will be secured by all accounts receivable, inventory, equipment, and stock of subsidiaries of the Company. The Company expects the New Credit Facility will require compliance with various affirmative and negative covenants, including, but not limited to, (i) maintenance of certain financial ratios, (ii) a restriction on additional indebtedness and (iii) restrictions on liens, guarantees, advances, dividends and business activities unrelated to the Company's existing operations. Failure to comply with such covenants and restrictions would constitute an event of default under the New Credit Facility.

     The Company intends to pursue acquisition opportunities. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings, including amounts available under the New Credit Facility, and cash flow from operations. To the extent the Company funds a significant portion of the consideration for future acquisitions with cash, it may have to increase the amount available under the New Credit Facility or obtain other sources of financing. There can be no assurance such financing will be available on terms acceptable to the Company. The Company expects that its cash flow from operations will provide cash sufficient to meet the Company's normal working capital needs, debt service requirements and planned capital expenditures for property and equipment (exclusive of acquisitions of other businesses) for at least the next several years. On a pro forma combined basis, the Company made capital expenditures for property and equipment of $1.0 million and $1.7 million in fiscal 1996 and the nine months ended September 30, 1997, respectively. The Company has no current material commitments for capital expenditures.

     Due to the relatively low levels of inflation experienced in fiscal 1996 and the nine months ended September 30, 1997 inflation did not have a significant effect on the pro forma combined results of operations of the Company in those periods.

SEASONALITY

     The Founding Companies historically have experienced quarterly fluctuations in revenues, operating income and cash flows. In recent years, the Company has experienced greater revenue, operating income and cash flows in the fourth calendar quarter as compared with the first three calendar quarters, primarily as a result of (i) increased purchases by the Company's institutional customers primarily due to available budgeted capital, which often must be used prior to year end, and (ii) increased elective procedures requested by patients during that quarter after annual insurance deductible levels have been reached and favorable tax treatment is available.

THI -- RESULTS OF OPERATIONS

     The following table sets forth certain historical financial data of THI and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                             NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                          ----------------------------------------------------------------  --------------------
                                                  1994                  1995                  1996                  1996
                                          --------------------  --------------------  --------------------  --------------------
                                                                                                                (UNAUDITED)
Revenues................................  $  22,667      100.0% $  29,674      100.0% $  36,258      100.0% $  26,168      100.0%
Cost of revenues........................     16,751       73.9     22,486       75.8     27,492       75.8     20,175       77.1
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      5,916       26.1      7,188       24.2      8,766       24.2      5,993       22.9
Selling expenses........................      2,391       10.5      2,940        9.9      3,396        9.4      2,398        9.2
General and administrative expenses.....      1,813        8.0      2,146        7.2      3,017        8.3      1,898        7.2
Depreciation and amortization...........        531        2.4        561        1.9        763        2.1        502        1.9
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $   1,181        5.2% $   1,541        5.2% $   1,590        4.4% $   1,195        4.6%
                                          =========  =========  =========  =========  =========  =========  =========  =========


                                                  1997
                                          --------------------

Revenues................................  $  36,387      100.0%
Cost of revenues........................     27,142       74.6
                                          ---------  ---------
Gross profit............................      9,245       25.4
Selling expenses........................      3,477        9.6
General and administrative expenses.....      3,543        9.7
Depreciation and amortization...........      1,054        2.9
                                          ---------  ---------
Income from operations..................  $   1,171        3.2%
                                          =========  =========

UNAUDITED INTERIM RESULTS

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. -- Revenues increased $10.2 million, or 39.1%, from $26.2 million for the nine months ended September 30, 1996 to $36.4 million for the comparable period in 1997. This increase was primarily due to (i) an increase in rental and service revenue as a result of the acquisition of PCI in October 1996 and (ii) an increase in distribution revenues as a result of an increased sales staff and additional distribution facilities.

     COST OF REVENUES -- Cost of revenues increased $6.9 million, or 34.5%, from $20.2 million for the nine months ended September 30, 1996 to $27.1 million for the comparable period in 1997. The overall increase was a result of the increase in revenues, but cost of revenues did not increase consistent with the increase in revenues margins associated with rental and service income which was attributable primarily to the acquisition of PCI in October 1996.

     SELLING EXPENSES -- Selling expenses increased $1.1 million, or 45.0%, from $2.4 million for the nine months ended September 30, 1996 to $3.5 million for the comparable period in 1997. The increase was primarily due to (i) an increase in associated revenues of 39.1% and (ii) THI's addition in 1997 of a national account sales director and a vice president of marketing.

     GENERAL AND ADMINISTRATIVE EXPENSES -- General and administrative expenses increased $1.6 million, or 86.7%, from $1.9 million for the nine months ended September 30, 1996 to $3.5 million for the comparable period in 1997. The increase was primarily due to THI's planned increase in expenditures on its national infrastructure to accommodate expected future growth and consisted primarily of administrative salaries and facility expenses such as rent and utilities on new space occupied.

1996 COMPARED TO 1995

     REVENUES. -- Revenues increased $6.6 million, or 22.2%, from $29.7 million for 1995 to $36.3 million for 1996. This increase was due primarily to an increase in distribution and service revenues consistent with THI's growth strategy and also to the acquisition of PCI in October 1996.

     COST OF REVENUES -- Cost of revenues increased $5.0 million, or 22.3%, from $22.5 million in 1995 to $27.5 million in 1996. This increase was consistent with the increase in revenues.

     SELLING EXPENSES -- Selling expenses increased $0.5 million, or 15.5%, from $2.9 million for 1995 to $3.4 million for 1996. This increase was primarily due to the increase in associated revenues.

     GENERAL AND ADMINISTRATIVE -- General and administrative expenses increased $.9 million, or 40.6%, from $2.1 million for 1995 to $3.0 million for 1996. This increase resulted principally from increased expenditures on infrastructure for the second half of 1996 pursuant to THI's plan to strengthen its national infrastructure.

1995 COMPARED TO 1994

     REVENUES. -- Revenues increased $7.0 million, or 31.0%, from $22.7 million for 1994 to $29.7 million for 1995. This increase was due primarily to an increase in distribution revenues of $6.6 million resulting from strong market performance enhanced by the opening of THI's Chicago, Illinois distribution facility.

     COST OF REVENUES -- Cost of revenues increased $5.7 million, or 34.2%, from $16.8 million for 1994 to $22.5 million for 1995. This increase was consistent with the increase in revenue for the same period, but increased as a percentage of revenues because of a change in the mix of products sold.

     SELLING EXPENSES -- Selling expenses increased $0.5 million, or 23.0%, from $2.4 million for 1994 to $2.9 million for 1995. This increase reflected the building of a national sales force.

     GENERAL AND ADMINISTRATIVE -- General and administrative expenses increased by $0.3 million, or 18.4%, from $1.8 million for 1994 to $2.1 million for 1995. This increase was due to the addition of several administrative positions.

THI -- LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from THI's consolidated statements of cash flows (in thousands):

                                                                            NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
Net cash provided by (used in) operating
  activities............................  $     662  $     597  $  (1,071) $  (1,109) $   2,392
Net cash used in investing activities...        (91)       (21)    (4,202)      (191)    (3,214)
Net cash provided by (used in) financing
  activities............................       (587)      (570)     6,082      2,550        359
                                          ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and cash
  equivalents...........................  $     (16) $       6  $     809  $   1,250  $    (463)
                                          =========  =========  =========  =========  =========

     Net cash provided by operating activities in 1994, 1995 and the nine months ended September 30, 1997 is the result of net income generated during the period, plus depreciation and amortization adjusted for changes in working capital. The decrease in cash provided by operating activities for 1996 and the first nine months of 1996 was primarily due to the investment THI made in working capital required to meet its growth objectives during the periods and to reduce accounts payable.

     Net cash used in investing activities is primarily amounts the Company used to make acquisitions in the fourth quarter of 1996 and the first nine months of 1997 and to acquire additional rental equipment in the first nine months of 1997. Cash used in investing activities in 1994, 1995 and the first nine months of 1996 reflects additions to property, plant and equipment, partly offset by proceeds from the disposal of property.

     Net cash provided by financing activities for 1996 and the nine months ended September 30, 1996 reflects the sale of common stock and borrowings on debt and capital leases offset by the paydowns on THI's line of credit and repurchase of common stock. THI made additional borrowings in the first nine months of 1997 to finance its expansion. Net cash used by financing activities in 1994 and 1995 primarily reflects the payments on long-term debt partly offset by additional borrowings for working capital purposes.

     In September 1996, THI entered into a new credit agreement with a bank. The agreement, which extends through May 31, 1998, provides a revolving line of credit facility of up to $1.0 million. Borrowings under the credit agreement bear interest at the bank's prime rate plus 0.25% or, at THI's option, a LIBOR rate plus 3.25%. The credit agreement is collateralized by all of THI's assets and includes certain restrictive covenants.

     In October 1996, THI entered into an agreement with a bank for an acquisition line of credit. The agreement extends through September 2001 and provides a facility of up to $5.0 million. Borrowings under the agreement bear interest at the bank's prime rate plus 0.625%. The agreement includes certain restrictive covenants and provides that all borrowings thereunder are collateralized by all THI's assets. The outstanding borrowings under the agreement at September 30, 1997 were $4.5 million. In October, 1997, THI converted this line of credit into an asset-based credit facility.

     Management of THI believes that cash flows from operations, together with THI's unused borrowing capacity, will be sufficient to fund THI's operating needs into the forseeable future. THI has no current material commitments for capital expenditures.

                                    BUSINESS

GENERAL

     The Company was formed to create a national leader in the contract sales and distribution of specialty medical products designed for the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies and specialty physician groups). The Company contracts with specialty medical product manufacturers to provide outsourcing of the sales, marketing, distribution and customer service functions for all or certain of their product lines, thereby eliminating the manufacturers' need to develop and maintain their own sales force or rely on a number of independent local and regional distributors to achieve national coverage. The Company provides a broad range of specialty medical products across the full continuum of patient care, including products used in the surgical, anesthesiology / pain management, critical care, cardiovascular / vascular and infusion therapy markets. It represents over 180 manufacturers and sells products in all 50 states.

     The sale and distribution of specialty medical products require a focused selling effort by representatives capable of marketing the products' clinical features and benefits to physicians and other health care professionals and demonstrating the economic benefits associated with these products to purchasing departments and operating management of health care providers. To satisfy the sales and related needs of its represented manufacturers, the Company has a sales staff of over 140 representatives, who average in excess of 15 years' medical product sales experience. Through this sales staff and other support staff the Company employs at its 21 sales and distribution facilities located throughout the United States, the Company provides its represented manufacturers and customers with a variety of value-added services designed to facilitate access to the marketplace and product procurement on a time-efficient and cost-effective basis. These services include product introduction and support, education and training, equipment maintenance and repair, manufacturer warranty support and product usage reporting.

     The Company believes significant external growth opportunities are available to it through acquisitions of leading local and regional distributors of complementary products due to fragmentation of the Company's industry. It also believes internal growth opportunities can be realized by (i) achieving operating efficiencies, (ii) adding product lines and territories through the leveraging of its existing manufacturer and customer relationships, (iii) cross-selling products between the alternate-site and hospital markets and (iv) expanding its higher margin service, repair and rental business. In addition, by establishing one of the first national contract sales and distribution businesses of specialty medical products, the Company believes it can aggressively pursue national consolidated supply arrangements with GPOs.

INDUSTRY OVERVIEW

     According to the Health Industry Distributor Association, the medical instrument and supply industry (excluding pharmaceuticals) in the United States represented an estimated annual market in excess of $30 billion in 1996, of which the hospital and the alternate-site markets represented approximately $16 billion and $14 billion, respectively.

     Institutional health care providers in the hospital and alternate-site markets served by the Company purchase medical products from one or more of three distinct groups: (i) national medical product distributors, such as Owens & Minor, Inc., Allegiance Corporation and General Medical, Inc., which typically provide a broad range of high-volume, low-margin, low- and medium-technology products; (ii) contract sales and distribution companies that focus on specialty medical products not typically provided by the national medical distributors because of the complexity of the products and the need for highly trained local sales and service staffs; and (iii) manufacturers that sell and distribute their own products directly.

     The Company estimates there are over 1,200 companies engaged in the contract sales and distribution of specialty medical products in the United States, most of which are small businesses serving local or regional markets and providing representation for a limited number of manufacturers and product lines. Several of the manufacturers represented by these sales and distribution organizations have highly focused, limited product lines. Accordingly, these manufacturers typically make large ongoing commitments to their product development, market research and marketing efforts while relying on the currently fragmented network of contract sales and distribution companies to sell, distribute and service their products. The

Company believes a national contract sales and distribution organization focused on specialty medical products can provide the following advantages to manufacturers and health care providers:

      o PROVIDE MANUFACTURERS WITH BENEFITS OF ECONOMIES OF SCALE AND ESTABLISHED SALES CHANNELS. By utilizing contract sales and distribution companies, manufacturers of specialty medical products can avoid the substantial up-front and ongoing expenses associated with hiring, training and coordinating their own sales force and related customer support staff. Contract sales and distribution companies typically are more efficient because of their ability to spread sales, distribution and other product-related costs across multiple complementary product lines produced by different manufacturers. In addition, because contract sales and distribution companies generally employ sales representatives who have substantial experience in individual medical sub-specialties and have developed long-term relationships with physicians and other health care professionals in those areas, they can provide manufacturers of new products with access to established sales channels for those products.

      o PROVIDE HEALTH CARE PROVIDERS WITH A CONSOLIDATED SUPPLY SOURCE. In an effort to increase efficiency and reduce costs, health care providers are increasingly seeking to reduce and consolidate their vendor relationships. By consolidating their vendor bases, customers can reduce the costs and administrative time associated with receiving individual sales calls and individual product deliveries from a multitude of manufacturers. The Company believes that contract sales and distribution companies are attractive to providers because they consolidate the purchasing and distribution functions.

     Despite the advantages that contract sales and distribution companies provide to both their manufacturers and customers, the fragmented network of such companies is generally not capable of serving multiple manufacturers on a national basis. Local or regional contract sales and distribution companies do not have the distribution infrastructure necessary to efficiently deliver product on a nationwide basis, nor do they have a product offering that is broad enough to enable them to service customers across a variety of sub-specialty markets.

     To become more cost-effective, health care providers have created national GPOs and regional IDNs that aggressively seek to lower product procurement costs and reduce the number of vendors that service their organizations by consolidating their purchase contracts. These trends have placed pressure on manufacturers and contract sales and distribution companies to be more efficient, provide value-added services and obtain sufficient breadth of product offering and geographic coverage to warrant attention in this changed market place. As a result, the Company believes that the emergence of a national contract sales and distribution company capable of selling, distributing and servicing a broad array of specialty medical products would meet the evolving needs of both manufacturers and purchasers of specialty medical products. In addition, the Company believes such a national company would (i) enhance the manufacturers' access to the national market and reduce cost and administrative time attributable to dealing with multiple local and regional companies and (ii) have opportunities to negotiate national or regional contracts with selected GPOs and IDNs.

BUSINESS STRATEGY

     The Company's objective is to become the leading national contract sales and distribution organization focused on specialty medical products. Due to the fragmented state of the industry, the Company believes significant opportunities are available to a contract sales and distribution company employing customer-oriented sales and service personnel and providing a broad range of specialty medical products and related services on a national basis. To achieve its objective, the Company's strategy emphasizes the following elements:

     GROWTH THROUGH ACQUISITIONS. The Company intends to implement an aggressive acquisition program targeting leading contract sales and distribution businesses serving markets similar to those served by the Company. The Company intends to pursue acquisitions to expand its product representation. In new and certain existing markets, the Company will target one or more leading local or regional contract sales and distribution businesses with sufficient critical mass to permit the consolidation of other local or regional operations. The Company will also pursue smaller acquisitions in its existing markets and those gained through subsequent acquisitions with a view to increasing market share and expanding the range of products and services offered within those markets without increasing the Company's existing infrastructure.

     PROFITABILITY IMPROVEMENTS. The Company believes it can achieve certain operating efficiencies and cost savings by reducing facilities, centralizing certain administrative functions and implementing a "best practices" operating strategy throughout the Company. The Company intends to consolidate overlapping warehouse and office facilities in the near term. However, additional facilities may be acquired as the Company implements its acquisition strategy. The Company believes that, as it increases its size and market share, it will achieve cost savings from its plan to centralize certain functions, including acquisition planning, marketing, national contracting, financing, accounting, investor relations, legal and risk management. The Company also believes centralizing these functions will enable the local and regional offices to concentrate their efforts on sales, customer service, inventory management and distribution.

     INTERNAL GROWTH. A key component of the Company's business strategy is to accelerate internal growth in its existing businesses and subsequently acquired businesses. The Company believes it will be able to leverage its existing manufacturer and customer relationships to gain representation of additional territories and product lines and expand its product offerings. It will (i) pursue cross-selling opportunities between the alternate-site and hospital markets and (ii) review its sales and marketing procedures at the local and regional levels to identify practices that will be uniformly implemented throughout its operations to enhance its sales and marketing programs in an effort to obtain new product lines, stimulate sales of existing products and improve customer service. The Company also will seek to (i) continue to attract high-quality sales representatives by offering them a broader range of products concentrated in their area of specialization, with a view to gaining and improving product representation in certain specialty areas and achieving greater productivity from the Company's sales force, and (ii) attempt to expand its medical equipment repair and service operations.

     STRATEGIC RELATIONSHIPS. As one of the first national contract sales and distribution companies focused on specialty medical products, the Company believes it is positioned to obtain expanded relationships with manufacturers and customers and to selectively pursue limited proprietary interests in certain product lines. The Company intends to pursue arrangements with certain manufacturers on a national basis, negotiate to obtain longer term contracts with manufacturers and seek to satisfy the demands of GPOs, IDNs and other customers desiring to reduce their vendor base. The Company also intends to selectively pursue ownership interests in, or otherwise obtain long-term exclusive marketing rights to, noncompetitive domestic and international emerging product technologies that compliment its existing product lines. The Company also may pursue private label relationships with certain manufacturers whereby a product line would be manufactured and marketed through the Company's national sales and distribution network.

ACQUISITION STRATEGY

     The Company intends to implement an aggressive acquisition program targeting leading contract sales and distribution companies serving markets similar to those served by the Company. Certain acquisitions will be large enough to warrant their own operating and management structure while other smaller acquisitions will be folded into an existing operation without significantly increasing the Company's infrastructure. Of the over 1,200 contract sales and distribution companies estimated to be serving local and regional markets in the United States, the Company believes there are numerous candidates that meet the Company's acquisition criteria. These criteria include profitability, potential for revenue growth, reputation, the size and other characteristics of the customer base, the quality and experience levels of operational management and sales personnel and the nature of the product mix.

     The Company intends to use various combinations of its Common Stock, cash and notes as consideration for future acquisitions. The consideration for each future acquisition will vary on a case-by-case basis. The Company believes it will be regarded as an attractive acquirer to owners of contract sales and distribution businesses because of: (i) the Company's potential access to large national purchasing contracts; (ii) the Company's strategy for creating a large, professionally managed company with national name recognition; (iii) management's industry experience; (iv) the Company's increased visibility and access to financial resources as a public company; (v) access to new products; and (vi) the ability of the acquired business to participate in the Company's growth and expansion, while the owner realizes improved liquidity.

     The Company currently has no binding agreements or letters of intent relating to any acquisition (other than the Acquisitions). The timing, size and success of the Company's acquisition efforts and the associated potential capital commitments cannot be readily predicted. See "Risk
Factors -- Dependence on Acquisitions for Growth" and "-- Need for Additional Financing."

PRODUCTS AND SERVICES

     The Company sells and distributes a broad array of specialty medical products. These products require significant value-added support services, such as product introduction and support, education and training, equipment maintenance and repair, manufacturer warranty support and product usage reporting. The following chart sets forth for fiscal 1996 the five principal product categories offered by the Company and the top selling products (measured by pro forma combined revenues) in each category:


  SURGICAL PRODUCTS                     CARDIOVASCULAR/VASCULAR PRODUCTS
    SURGICAL INSTRUMENTS                  HEPARIN MONITORING EQUIPMENT
    BOVINE PERICARDIUM PATCHING           PTFE VASCULAR GRAFTS
    AESTHETIC AND SURGICAL LASERS         VASCULAR ACCESS PRODUCTS
    FIBER OPTIC LIGHT SOURCES             BLOOD/IV FILTERS AND RELATED PRODUCTS
    ENDOSCOPY INSTRUMENTATION             BOVINE PERICARDIUM PATCHING
    IMPLANTABLE PORTS AND CATHETERS       SURGICAL INSTRUMENTS
  CRITICAL CARE PRODUCTS                IV THERAPY PRODUCTS
    NEEDLELESS IV CONNECTORS              PLASMA DERIVATIVES AND
    BLOOD/IV FILTERS AND RELATED PRODUCTS PHARMACEUTICALS
    HEPARIN MONITORING EQUIPMENT          IV SOLUTION AND NUTRITIONAL SUPPORT
    CENTRAL VENOUS CATHETERS              PRODUCTS
    CARDIAC FUNCTION MONITORS             INFUSION DEVICES (INCLUDING IV
    NON-INVASIVE BLOOD PRESSURE MONITORS  INFUSION
  ANESTHESIOLOGY/PAIN MANAGEMENT          PUMPS AND PHARMACY PRODUCTS)
    PRODUCTS                              PATIENT CARE PRODUCTS
    BLOOD/IV FILTERS AND RELATED PRODUCTS INFECTION CONTROL PRODUCTS
    HEPARIN MONITORING EQUIPMENT          VASCULAR ACCESS DEVICES
    IMPLANTABLE SPINAL CORD STIMULATORS
    HYPOTHERMIA PRODUCTS
    DISPOSABLE PRESSURE TRANSDUCERS
    NON-INVASIVE CARDIAC FUNCTION
    MONITORS

     Blood/IV filters and related products, needleless IV connectors, heparin monitoring equipment, implantable spinal cord stimulators and plasma derivatives and pharmaceuticals were the Company's top five selling product lines in fiscal 1996. None of these product lines accounted for more than 10% of the Company's fiscal 1996 pro forma combined revenues. While the Company generates its revenues primarily by selling and distributing specialty medical products it purchases under sales and distribution arrangements with manufacturers, it also has agency relationships with certain manufacturers pursuant to which it earns a commission on generated sales. See "-- Manufacturer Relationships."

     The Company intends to continue to add additional product lines complementary to its existing product lines as customer demand warrants. The Company's Product Committee will supervise product selection and pricing decisions primarily through periodic evaluations of sales data, customer response to product offerings and the input of local and regional management.

     The Company generates significant revenues from the service, repair, rental and leasing of certain product lines, including infusion pumps, automated pharmacy compounding equipment, dental implant products and surgical lasers. Revenues from the Company's service, repair, rental and leasing activities accounted for approximately 9.1% of the Company's fiscal 1996 pro forma combined revenues.

SALES AND MARKETING

     At September 30, 1997, the Company employed a direct sales force of approximately 140 representatives who have primary responsibility for maintaining relationships with existing customers and identifying and soliciting new customers. The Company's sales and marketing efforts emphasize development and maintenance of close relationships with customers, regular presentation of products and prototypes of new products and responsiveness to customer requirements. The Company's sales representatives devote substantial time and attention to direct dealings with customers, regularly visit hospitals and alternate-site facilities and meet with the administrators and clinicians to assess customer needs, provide product support and introduce new product lines. Due to the technical nature of many of the Company's products, education and training is essential to the sales and marketing of these products. The Company's sales representatives regularly conduct educational seminars and make presentations to discuss product usage and the positive patient and health care provider outcomes that may be achieved. The sales representatives are regularly invited into the operating rooms, emergency rooms, intensive care and other critical care units of hospitals and other health care facilities to observe medical procedures utilizing represented products and to provide advice as to proper product usage. With respect to certain of the Company's lower technology products, the Company maintains a limited inside sales staff to market these products by telephone. In addition to the Company's sales staff, the Company has five product specialists on staff to assist the customer in selecting the best product for the procedure involved and to assist in quantity selection.

     The Company's sales representatives average 15 years' medical product sales experience. The future success of the Company will depend in part on its ability to continue to attract, retain, motivate and train qualified sales representatives. The Company has continuous national and regional training programs in place for its sales representatives to enhance selling skills and provide detailed product knowledge. Certain manufacturers also support the training of the Company's sales and support personnel by providing, from time to time, training and educational programs relating to product lines represented by the Company.

CUSTOMERS

     The Company's customers consist primarily of acute care hospitals and alternate-site health care providers (including sub-acute care facilities, home care companies and specialty physician groups). The Company also sells directly to national medical supply distributors, such as Owens & Minor and Allegiance. No single customer accounted for more than 5% of the Company's fiscal 1996 pro forma combined revenues.

     During recent years, as cost-containment pressures have resulted in increased demand for lower product procurement costs and value-added services, the customer base in the health care industry has consolidated to include GPOs, IDNs and other large alliances formed by health care providers in an effort to reduce costs and consolidate their vendor bases. The Company believes further consolidation of its customer base will continue in the future. It intends to target these purchasing organizations and believes it is well positioned to satisfy their needs, given its strategy to provide a broad offering of specialty medical products and related services through a national contract sales and distribution organization. No assurance can be given the Company will be awarded contracts by these purchasing organizations.

MANUFACTURER RELATIONSHIPS

     Currently, the Company has arrangements with over 180 manufacturers, 20 of whose product lines accounted for approximately 49.9% of the Company's fiscal 1996 pro forma combined revenues. The manufacturers of the Company's top five selling products for fiscal 1996 were Pall Biomedical, Inc., ICU Medical, Inc., International Technidyne Corporation, Advanced Neuromodulation Systems, Inc. and Bayer Corporation.

     The Company primarily enters into sales and distribution arrangements with manufacturers pursuant to which it purchases products for resale. While the terms of these arrangements vary, they generally describe the product line to be represented, define the coverage territory of the representation, outline the value-added services to be performed with respect to the represented product line, quantify the minimum sales level requirements and provide termination rights on prior notice typically ranging from 30 to 90 days. Many of these manufacturing arrangements contain non-competition provisions that prohibit the Company from selling competitive product lines in specified territories. Manufacturers may impose additional requirements on the Company under these arrangements concerning such matters as minimum size of purchase orders, maintenance of minimum inventory levels, maintenance of facilities and equipment to perform specified services relating to the product line and training of sales and service personnel. The Company's representation of its manufacturers in the hospital market is typically on an exclusive basis with a local or regional geographic coverage area, while representation of its manufacturers in the alternate-site health care market is generally on a non-exclusive basis with a national coverage area.

     The Company also has agency relationships with certain manufacturers pursuant to which it generates factory-direct sales to customers and does not purchase products from the manufacturer for resale or maintain an inventory of products. The Company earns a commission percentage on its agency sales ranging between 10% and 30%. Agency relationships are typically terminable by either party on prior notice ranging from 30 to 90 days.

     The Company seeks to purchase the medical products it sells at the lowest possible price through volume discounts, rebates and product line consolidations. Individual orders are placed by the Company's purchasing agents, located at certain of the Company's facilities, who are responsible for purchasing and maintaining the inventory. Medical products are delivered directly to the distribution facilities.

     The Founding Companies have, from time to time, lost significant product lines due to, among other causes, manufacturers' decisions to sell the product lines directly to health care providers, acquisitions of the manufacturers or their product lines by other entities with existing sales forces or failure of a Founding Company to satisfy sales volume or other performance requirements. While the Company believes that, as a result of its larger size and national presence following the Acquisitions, it will have greater bargaining power and therefore be in a position to negotiate longer-term contracts with its manufacturers, there can be no assurance the Company will not lose significant product lines in the future. The loss of any significant product line, for any reason, could have a material adverse effect on the Company's financial condition and results of operations.

OPERATIONS

     The Company is committed to providing accurate and complete order fulfillment and reliable, consistent deliveries. The Company's order entry process is designed to make ordering products convenient, easy and flexible for its customers. Approximately 90% of customer orders are received by the Company's toll-free telephone number, and the Company also is able to receive orders electronically. The Company intends to expand the availability of electronic order-entry ordering for customers and EDI transmission for both vendors and customers. In addition, the Company is actively researching Internet utilization for electronic catalogs, ordering, training and enhanced market information. All orders are received by the customer service representatives at the Company's distribution facilities located throughout the United States. The customer service representatives utilize on-line computer terminals to enter customer orders and to access information about products, product availability, pricing, promotions and the customer's purchasing history. Following entry of an order, a packing slip for the entire order is printed for order fulfillment. The Company ships its ordered products primarily by Federal Express Corporation and United Parcel Service of America, Inc. and, to a lesser extent, by various common carriers. See "Risk Factors -- Reliance on Efficiency of Distribution and Third Parties."

     Since many of the Company's products are high value items, accurate inventory control is critical to business profitability. The Company plans to utilize its broad regional distribution network and information technology to minimize inventory levels while continuing to maintain high levels of product availability and rapid order fulfillment.

     The Company intends to perform certain corporate activities from its executive offices. These activities will include national marketing and sales support, national vendor contracting, accounting, financing, management information systems support, national customer contracting, contract administration and human resources and administration. Certain operating functions will be conducted at specific regional offices, including sales and sales management, customer service, purchasing, inventory control, distribution, regional marketing support and regional accounting. Day-to-day decision making and operating control will remain at the regional operating locations whenever possible and practical. Regional offices will be required to adhere to Company-wide policies relating to training, accounting and internal controls and customer satisfaction. The management information systems in place will allow for information to be disseminated at the local and regional level, which the Company believes will help to improve operating efficiencies and lower operating costs.

     The Company is committed to providing high levels of customer service and support. The Company intends to integrate the existing centralized computer operating system of THI with each of the primary facilities of the Company's operations in the near term. The host computer system is located at the Company's principal executive offices in Laguna Hills, California. This operating system facilitates various functions, including accounts payable, accounts receivable and general ledger, as well as functions critical to customer service and support, such as order entry and tracking, purchasing and inventory control and product pricing and selection. As of the date of this Prospectus, seven of the Company's facilities located throughout the United States are networked to this computer operating system by dedicated circuits.

COMPETITION

     The Company competes with manufacturers that sell their medical products directly to health care providers and, to a lesser extent, with national medical products distributors. Competition from national medical distributors does not generally occur until a product line has substantially matured, which usually takes several years into its life cycle. Some of these manufacturers and national distributors are substantially larger and have substantially greater financial and other resources than the Company. The Company also faces competition from many regional and local distributors in its niche markets which are generally relatively small local or regional owner-operated businesses. Barriers to entry for distribution in the specialty medical product market are relatively low, and the risk of new competitors entering the market, particularly in local and regional areas, is high. In response to competitive pressures from any of its current or future competitors, the Company may be required to lower selling prices in order to maintain or increase market share, and such measures could adversely affect the Company's operating results.

     The Company believes the principal competitive factors in the contract sales and distribution business are the experience, training and educational support capabilities of the sales force, the quality and level of customer support service, the breadth and quality of products offered, the information systems and infrastructure available, the consistency and stability of business relationships with customers and product pricing.

FACILITIES

     The Company's facilities, all located in the United States, consist principally of sales offices and warehouse facilities. The Company leases 21 warehouse and office facilities located throughout the continental United States, which range in size from less than 1,000 square feet to approximately 37,000 square feet, for an aggregate of approximately 224,000 square feet. The Company intends to reduce the number of its facilities in the near term. However, additional facilities may be added as the Company implements its acquisition strategy. Its current leases have remaining terms ranging from two to five years on rental and other terms the Company believes are commercially reasonable. Some of these leases are with affiliates of the Founding Companies or officers of the Company. The Company believes its facilities are well-maintained and adequate for the Company's existing and planned operations at each operating location.

EMPLOYEES

     As of September 30, 1997, the Company had approximately 360 employees, of which approximately 140 were sales representatives. The Company is not a party to any collective bargaining agreements, has not experienced any strikes or work stoppages and believes its relationship with its employees is good.

GOVERNMENT REGULATION

     The Company and its customers and suppliers are subject to federal and state regulation in the United States, and the Company cannot predict the extent to which future legislative and regulatory developments concerning their practices and products or the health care industry may affect the Company. Federal and state laws and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, marketing and distributing of specialty medical products. In connection with its limited manufacturing operations, the Company is required to obtain the approval of federal and state governmental agencies, including the Food and Drug Administration, prior to manufacturing, marketing and distributing certain of those products. Further, the Company's facilities and operations are subject to reporting to, and review and inspection by, federal, state and local governmental entities.

LITIGATION AND INSURANCE

     From time to time, the Company is a party to litigation arising in the normal course of its business. The Company is not currently involved in any litigation the Company believes will have a material adverse effect on its financial condition or results of operations.

     The Company maintains insurance in such amounts and against such risks as it deems prudent, including comprehensive, general property and product liability insurance. It will attempt to obtain a product liability policy with an insurance company having an A rating or better, with coverage limits of $3.0 million per each occurrence and $3.0 million in the aggregate. No assurance can be given the Company's insurance will be sufficient under all circumstances to protect the Company against significant claims for damages. The occurrence of a significant event not fully insured against could materially and adversely affect the Company's financial condition and results of operations. Moreover, no assurance can be given the Company will be able to maintain adequate insurance in the future at commercially reasonable rates or on acceptable terms.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information respecting the individuals who will be TRIAD's directors, and executive officers when this Offering closes (ages as of September 30, 1997):

                                                                                           DIRECTOR
NAME                                    AGE   POSITION                                       CLASS
-----------------------------------     ---   ------------------------------------------   ---------
William C. Klintworth, Jr.(1)(4)...     44    Chief Executive Officer, Chairman of the     Class I
                                              Board
R. Tucker Coop(1)(4)...............     51    President*, Director*                        Class III
Clyde A. Blankenship, Jr...........     53    Executive Vice President, Director           Class III
Walter D. Wallach..................     53    Senior Vice President,* Chief Financial
                                              Officer* and Secretary*
Lance C. Ruud......................     39    Senior Vice President-Corporate Finance
                                              and Development*
Marvin L. Marks....................     61    President of MegaTech, Director*             Class I
Kent J. Wilken.....................     60    President of Kentec, Director*               Class I
Greg H. Sellards(1)................     49    President of Sun, Director*                  Class II
Michael W. Thomas..................     42    President of CMS, Director*                  Class II
Nolan Lehmann(1)(2)(3)(4)..........     53    Director                                     Class I
John B. Benear, II, MD(2)(3).......     44    Director*                                    Class II
Edward T. Kuklenski(2)(3)..........     39    Director*                                    Class III
Kelvin J. Pennington(1)(2)(3)(4)...     39    Director*                                    Class III

------------

* Appointment will become effective on closing of this Offering.

(1) Member of the Board's Executive Committee.

(2) Member of the Board's Audit Committee.

(3) Member of the Board's Compensation Committee.

(4) Member of the Board's Nominating Committee.

     William C. Klintworth, Jr. has been the president, chief executive officer and a director of TRIAD since its formation in April 1997. Mr. Klintworth has served as president and a director of HTD since April 1997, and from June 1994 to February 1997, he served as the president of Medical Alliance. He co-founded both HTD and Medical Alliance. From November 1990 to May 1994, he served as the president and a director of Alpha ProTech, Inc., a manufacturer and distributor of medical products. Mr. Klintworth has approximately 23 years experience in the health care industry, working in sales, distribution and manufacturing.

     R. Tucker Coop will be appointed the president and a director of TRIAD on closing of this Offering. He has been the president and chief executive officer of THI since its formation in May 1996 and of its predecessor, Triad Medical Inc., a California corporation ("TMI"), since its inception in 1981. Mr. Coop has approximately 25 years experience in the health care field, working in both the hospital and alternate-site markets. Before founding TMI, he was president of Coop Medical Products and prior to that served in marketing and sales positions with McGaw Laboratories, a division of American Hospital Supply Corporation.

     Clyde A. Blankenship, Jr. has been the executive vice president and a director of TRIAD since its formation in April 1997. He has also served as president of Futuretech, HTD's principal operating subsidiary, since he founded it in 1977. Since April 1997, Mr Blankenship has served as executive vice president and a director of HTD.

     Walter D. Wallach will be appointed as a senior vice president and the chief financial officer and secretary of TRIAD on closing of this Offering. He has been the chief operating officer of THI since its formation in May 1996 and of TMI since May 1993. From May 1991 to December 1992, Mr. Wallach served as the executive vice president and chief financial officer of International Medication Systems, a manufacturer of generic drugs. From January 1986 to April 1991, he served as the chief financial officer of

McGaw Inc., a manufacturer and distributor of intravenous solutions and sets. Prior to that time, Mr. Wallach worked with The Kendall Company and Colgate-Palmolive Company as a financial executive.

     Lance C. Ruud has been the senior vice president and chief financial officer, secretary and treasurer of TRIAD since its formation in April 1997. From September 1993 to April 1997, Mr. Ruud served as the senior vice president and chief financial officer of TransAmerican Waste Industries, Inc. From May 1990 to May 1993, he was employed by Republic Industries, Inc. last serving as the vice president of finance beginning August 1991. Prior to that time, Mr. Ruud was employed by Arthur Andersen LLP. Mr. Ruud is a certified public accountant.

     Marvin L. Marks will be appointed a director of TRIAD on the closing of this Offering. Mr. Marks has been the president of MegaTech since he founded it in 1976. He also serves as the president of JAJ Enterprises Ltd., a medical products leasing and training company and is president-elect of the Independent Medical Distributors Association, a trade association of companies that market specialty medical products throughout the United States.

     Kent J. Wilken will be appointed a director of TRIAD on the closing of this Offering. Mr. Wilken has served as the president of Kentec since he founded it in 1970.

     Greg H. Sellards will be appointed a director of TRIAD on the closing of this Offering. Mr. Sellards has served as the chief executive officer of Sun since he founded it in 1978.

     Michael W. Thomas will be appointed a director of TRIAD on the closing of the Offering. Mr. Thomas has served as the president of CMS since he founded it in 1989. He also serves as a director of Specialty Medical Marketing Alliance, Inc., a trade association of companies that market specialty medical products throughout the United States and Canada.

     Nolan Lehmann has been a director of TRIAD since its formation in April 1997. He has also served as a director of HTD since April 1997. Since 1983, Mr. Lehmann has served as the president and a director of Equus Capital Management Corporation, a registered investment advisor. He also serves as the president and a director of Equus II, a registered investment company. Mr. Lehmann also serves as a director of Allied Waste Industries, Inc., a solid waste management company, American Residential Services, Inc., a residential services company, Brazos Sportswear, Inc., a casual sportswear company, Drypers Corporation, a manufacturer of disposable diapers, and Garden Ridge Corporation, a specialty retailer, all of which are public companies. He was appointed to the board of directors pursuant to TRIAD's funding agreement with Equus II. See "Certain Transactions."

     John B. Benear, II, MD will be appointed a director of TRIAD on the closing of this Offering. He has served as a medical oncologist for the Natalie Warran Bryan Cancer Center of Saint Francis Hospital located in Tulsa, Oklahoma since May 1989. Since 1995, he has served as the president of Cancer Care Associates, a 22-physician oncology practice located throughout Oklahoma. He also serves as the medical director of Practice Standards and of Clinical Information Systems for American Oncology Resources, a public physician practice management company. Dr. Benear serves on the boards of various professional associations.

     Edward T. Kuklenski will be appointed a director of TRIAD on the closing of this Offering. Since 1995, Mr. Kuklenski has served as the president and a director of Alliance of Children's Hospitals, Inc., a product research and testing company, and since 1989, as a senior vice president of Child Health Corporation of America, a national alliance of 36 children's hospitals. Mr. Kuklenski also serves as a director of the Anesthesia Patient Safety Foundation, a non-profit consumer safety organization, and National Contracts, Inc., a national account services company providing services to small and medium-sized manufacturers of medical products.

     Kelvin J. Pennington will be appointed a director of TRIAD on the closing of this Offering. Since January 1992, Mr. Pennington has served as managing general partner of PENMAN Asset Management, L.P. ("PENMAN Management"), the general partner of PENMAN. He also serves as a director of AFC Enterprises, Inc., an owner and franchisor of restaurants.

BOARD OF DIRECTORS CLASSES; DIRECTOR COMPENSATION

     The Board of Directors is divided into three classes, each of which, following a transitional period, will serve for three years, with one class being elected each year at the annual stockholders' meeting. During the transitional period, the terms of the Class I directors will expire at the 1998 meeting, while the terms of the Class II directors and the Class III directors will expire at the 1999 meeting and the 2000 meeting, respectively. Classification of the Board could have the effect of lengthening the time necessary to change the composition of a majority of the members comprising the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board.

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Following the closing of this Offering, each director who is not an employee of the Company (an "Outside Director") initially will receive a fee of $2,000 for each board meeting attended and $1,000 for each board committee meeting attended (or $500 if held on the same day as a board meeting) and will periodically be granted options to purchase Common Stock pursuant to the Incentive Plan. See " -- Incentive Plan." When this Offering closes, each of TRIAD's four Outside Directors will be granted options to purchase 10,000 shares of Common Stock at an exercise price per share equal to the initial public offering price. TRIAD will reimburse directors for out-of-pocket expenses they incur in attending board of directors or board committee meetings in their capacity as directors.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS

     On closing of this Offering, TRIAD will have employment agreements with Messrs. Klintworth, Coop, Blankenship, Wallach and Ruud which provide for annual base salaries of $150,000, $176,400, $150,000, $145,000 and $145,000,
respectively. As of the closing of the Acquisitions, the Company will enter into employment agreements with a total of 23 key officers of the Founding Companies, including Messrs. Marks, Wilken, Sellards and Thomas, each of whom is a director nominee of TRIAD. The following summary of the employment agreements of these executives and key officers does not purport to be complete and is qualified by reference to them, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each of these agreements entitles the employee to participate in all TRIAD employee benefit plans in which other members of TRIAD management participate. Each of these agreements also has a three-year term subject to the right of the Company to terminate the employee's employment at any time after one year. If the employee's employment is terminated by the Company within the first three years without cause (as defined), the employee will be entitled to the payment of any annual base salary and continuation of health insurance benefits for one year. Each employment agreement contains a covenant limiting competition with the Company following the termination of employment for a period of (i) the longer of 12 months or the remaining term of the employment agreement, if the employment agreement is terminated by the Company without cause or on account of disability, or (ii) the fourth anniversary of the effective date of the employment agreement, if employment is otherwise terminated within its initial three-year term.

INCENTIVE PLAN

     The description set forth below summarizes the principal terms and conditions of the Incentive Plan, does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     GENERAL. The objectives of the Incentive Plan, which was approved by TRIAD's board of directors and stockholders, are to attract and retain selected key employees, consultants and Outside Directors, encourage their commitment, motivate their superior performance, facilitate their obtaining ownership interests in the Company (aligning their personal interests to those of the Company's stockholders) and enable them to share in the long-term growth and success of the Company.

     SHARES SUBJECT TO INCENTIVE PLAN. Under the Incentive Plan, TRIAD may issue Incentive Awards (as defined below) covering at any one time an aggregate of the greater of (i) 1,130,000 shares of Common Stock and (ii) 12.5% of the number of shares of Common Stock issued and outstanding on the last day of the then preceding calendar quarter. No more than 1,130,000 shares of Common Stock will be available for ISOs (as defined below). As of the closing of the Acquisitions, options covering 972,987 shares of Common Stock will be outstanding and 157,013 shares of Common Stock then will be available for subsequent Incentive Awards. The number of securities available under the Incentive Plan and outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations or similar transactions or resulting from a change in applicable laws or other circumstances.

     ADMINISTRATION. The Incentive Plan will be administered by the compensation committee of the Board of Directors (the "Committee"). Following this Offering, the Committee will consist solely of directors each of whom is
(i) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee may delegate to the chief executive officer or other senior officers of the Company its duties under the Incentive Plan, except with respect to any authority to grant Incentive Awards or take other action with respect to persons who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. In the case of an Incentive Award to an Outside Director, the Board of Directors shall act as the Committee. Subject to the express provisions of the Incentive Plan, the Committee is authorized to, among other things, select grantees under the Incentive Plan and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each Incentive Award. The Committee also construes and interprets the Incentive Plan and any related agreements. All determinations and decisions of the Committee are final, conclusive and binding on all parties. TRIAD will indemnify members of the Committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the Incentive Plan, except for any such act or omission constituting willful misconduct or gross negligence.

     ELIGIBILITY. Key employees, including officers (whether or not they are directors), and consultants of the Company and Outside Directors are eligible to participate in the Incentive Plan. A key employee generally is any employee of the Company who, in the opinion of the Committee, is in a position to contribute materially to the growth and development and to the financial success of the Company.

     TYPES OF INCENTIVE AWARDS. Under the Incentive Plan, the Committee may grant (i) incentive stock options ("ISOs"), as defined in Section 422 of the Code, (ii) "nonstatutory" stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), (iv) shares of restricted stock, (v) performance units and performance shares, (vi) other stock-based awards, and (vii) supplemental payments dedicated to the payment of income taxes (collectively, "Incentive Awards"). ISOs and NSOs are sometimes referred to collectively herein as "Options." The terms of each Incentive Award will be reflected in an agreement (the "Incentive Agreement") between TRIAD and the participant.

     OPTIONS. Generally, Options must be exercised within 10 years of the grant date. ISOs may be granted only to employees, and the exercise price of each ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The Committee will have the discretion to determine the exercise price of each NSO granted under the Incentive Plan. To the extent that the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as NSOs.

     The exercise price of each Option is payable in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock owned by the Optionee or the withholding of shares that would otherwise be acquired on the exercise of the Option or by any combination of the foregoing.

     An employee will not recognize any income for federal income tax purposes at the time an ISO is granted, nor on the qualified exercise of an ISO, and will recognize capital gain or loss (as applicable) upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an ISO is qualified if a participant does not dispose of the shares acquired by such exercise within two years after the ISO grant date and one year after such exercise. TRIAD is not entitled to a tax deduction as a result of the grant or qualified exercise of an ISO.

     An optionee will not recognize any income for federal income tax purposes, nor will TRIAD be entitled to a deduction, at the time an NSO is granted. However, when an NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO, and TRIAD will generally recognize a tax deduction in the same amount at the same time.

     The foregoing federal income tax information is a summary only, does not purport to be a complete statement of the relevant provisions of the Code and does not address the effect of any state of local taxes.

     SARS. Upon exercise of an SAR, the holder will receive cash, shares of Common Stock or a combination thereof, as specified in the related Incentive Agreement, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the date of exercise exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with or independently of an NSO. SARs will be subject to such terms and conditions and will be exercisable at such times as determined by the Committee, provided, that the exercise price per share must equal at least 100% of the fair market value of a share of a Common Stock on the date of grant. The value of an SAR may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Committee.

     RESTRICTED STOCK. Restricted stock may be subject to substantial risk of forfeiture, a restriction on transferability or rights of repurchase or first refusal of the Company, as determined by the Committee. Unless otherwise determined by the Committee, during the period of restriction, the grantee will have all other rights of a stockholder, including the right to vote the shares and receive the dividends paid thereon.

     PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance units and performance shares may be granted only to employees and consultants. For each performance period (to be determined by the Committee), the Committee will establish specific financial or non-financial performance objectives, the number of performance units or performance shares and their contingent values, which values may vary depending on the degree to which such objectives are met.

     OTHER STOCK-BASED AWARDS. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to or otherwise related to shares of Common Stock. Subject to the terms of the Incentive Plan, the Committee may determine any terms and conditions of other stock-based awards, provided that, in general, the amount of consideration to be received by TRIAD shall be either (i) no consideration other than services actually rendered or to be rendered (in the case of the issuance of shares) or (ii) in the case of an award in the nature of a purchase right, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the date of grant. Payment or settlement of other stock-based awards will be in shares of Common Stock or in other consideration related to such shares.

     SUPPLEMENTAL PAYMENTS FOR TAXES The Committee may grant, in connection with an Incentive Award (except for ISOs), a supplemental payment in an amount not to exceed the amount necessary to pay the federal and state income taxes payable by the grantee with respect to the Incentive Award and the receipt of such supplemental payment.

     OTHER TAX CONSIDERATIONS. Upon accelerated exercisability of Options and accelerated lapsing of restrictions upon restricted stock or other Incentive Awards in connection with a Change in Control (as defined in the Incentive
Plan), certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under Section 280G of the Code, thereby subjecting the participant to a 20% excise tax on those payments and denying TRIAD a deduction with respect thereto. The limit on the deductibility of compensation under
Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the participant.

     Taxable compensation earned by executive officers who are subject to
Section 162(m) of the Code in respect of Incentive Awards is subject to certain limitations set forth in the Incentive Plan generally intended to satisfy the requirements for "qualified performance-based compensation," but no assurance can be given that TRIAD will be able to satisfy these requirements in all cases, and TRIAD may, in its sole discretion, determine in one or more cases that it is in its best interest not to satisfy these requirements even if it is able to do so.

     TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL. Except as otherwise provided in the applicable Incentive Agreement, if a participant's employment or other service with the Company (or its subsidiaries) is terminated (i) other than due to his death, Disability, Retirement or for Cause (each capitalized term as defined in the Incentive Plan), his then exercisable Options will remain exercisable for 60 days after such termination, (ii) by reason of Disability or death, his then exercisable Options will remain exercisable for one year following such termination (except for ISOs, which will remain exercisable for three months), (iii) due to his retirement, his then exercisable Options will remain exercisable for six months (except for ISOs, which will remain exercisable for three months), or (iv) for Cause, all his Options will expire at the commencement of business on the date of such termination.

     Upon a Change in Control of TRIAD, any restrictions on restricted stock and other stock-based awards will be deemed satisfied, all outstanding Options and SARs will become immediately exercisable and all the performance shares and units and any other stock-based awards will be fully vested and deemed earned in full. These provisions could in some circumstances have the effect of an "anti-takeover" defense because, as a result of these provisions, a Change in Control of TRIAD could be more difficult or costly.

     INCENTIVE AWARDS NONTRANSFERABLE. No Incentive Award may be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any encumbrance, pledge, lien, assignment or charge. An Incentive Award may be exercised during the participant's lifetime only by the participant or the participant's legal guardian.

     AMENDMENT AND TERMINATION. TRIAD's board of directors may amend or terminate the Incentive Plan at any time, except that the Incentive Plan may not be modified or amended, without stockholder approval, if such amendment would
(i) increase the number of shares of Common Stock which may be issued thereunder, except in connection with a recapitalization of the Common Stock,
(ii) amend the eligibility requirements for employees to purchase Common Stock under the Incentive Plan, (iii) increase the maximum limits on Incentive Awards that may be issued to executive officers who are subject to Section 162(m) of the Code, (iv) extend the term of the Incentive Plan or (v) decrease the authority granted to the Committee under the Incentive Plan in contravention of Rule 16b-3 under the Exchange Act. No termination or amendment of the Incentive Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a participant without his consent.

     On the closing of this Offering, TRIAD expects Options to purchase a total of 972,987 shares of Common Stock will be outstanding. Of these Options, Options to purchase 141,787 shares (including Options to purchase 22,489 shares to be held by Mr. Wallach) will represent replacement options for former THI options held by THI employees and will have a weighted average exercise price per share of $5.85. The remaining Options to purchase up to 831,200 shares will include Options granted to the following persons to purchase the number of shares indicated: (i) Messrs. Klintworth, Coop and Ruud (50,000 shares each); (ii) Mr. Wallach (40,000 shares); (iii) Mr. Thomas (15,000 shares); and (iv) other employees and the Outside Directors as a group (626,200 shares). All these options will have an initial exercise price per share equal to the initial public offering price and will become exercisable as to 25% of such shares six months after the date this Offering closes and as to 25% of such shares on each anniversary of that date.

BONUS AWARDS; OTHER PLANS

     The 1997 bonuses for officers and key employees of the Company, if any, will be based upon the performance standards to be established by the Compensation Committee. The Company expects the Compensation Committee to establish such performance standards for the remainder of 1997 following the closing of this Offering.

     The Company has adopted or intends to adopt deferred compensation, supplemental disability, supplemental life and retirement or other benefit or welfare plans in which executive officers of the Company will be eligible to participate.

     On the closing of this Offering, the Compensation Committee will be established. In the past, matters with respect to the compensation of executive officers of TRIAD were determined by its Board of Directors, including those members who serve as executive officers.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF TRIAD

     TRIAD was initially capitalized with (i) $41,000 provided by Messrs. Klintworth, Blankenship and Ruud and an officer of HTD in exchange for 548,545 shares of Common Stock and (ii) $300,000 provided by Equus II in exchange for 300,000 shares of TRIAD's Series A Preferred Stock. Equus II subsequently converted the Series A Preferred Stock, in accordance with its terms, into 449,213 shares of Common Stock. Mr. Lehmann, who will become a director of TRIAD, is a director and the president of Equus II. In September 1997, TRIAD issued a warrant to purchase 25,000 shares of Common Stock at the initial public offering price per share to PENMAN in connection with assisting TRIAD in the acquisition of one of the Founding Companies. Mr. Pennington, who will become a director of TRIAD, is managing general partner of the general partner of PENMAN.

     In September 1997, TRIAD sold 100,000 shares of Common Stock for $5.00 per share, as follows: (i) to Messrs. Benear and Sellards (8,000 shares each), Marks (5,000 shares) and Thomas (1,000 shares), each of whom will become a director of TRIAD; (ii) to a family trust of which Mr. Klintworth is an affiliate (7,000 shares); (iii) to Child Health Investment Corporation (30,000 shares), of which Mr. Kuklenski (who will become a director of TRIAD) is an officer; (iv) to affiliates or employees of certain Founding Companies (35,000 shares); and (v) to an unrelated third party (6,000 shares).

     Since April 1997, Equus II has advanced funds to TRIAD pursuant to a $2.2 million short-term promissory note (the "Equus Note") for use in connection with TRIAD's efforts to create the Company and effect this Offering. In connection therewith, TRIAD issued the Equus Warrant, which entitles its holder to purchase 100,000 shares of Common Stock at the initial public offering price per share. The Equus Note bears interest at a designated prime rate plus 1/2%. At October 31, 1997, approximately $1.3 million was outstanding under the Equus Note. TRIAD expects to borrow an additional $0.9 million under the Equus Note before this Offering closes.

     Concurrently with the closing of this Offering, TRIAD will close the Acquisitions. The aggregate consideration it will pay consists of (i) approximately $22.2 million in cash, (ii) 3,997,215 shares of Common Stock and
(iii) options to purchase up to an aggregate of 141,787 shares of Common Stock at a weighted average exercise price of $5.85 per share. These options will replace options to purchase THI common stock which were granted to employees of THI. In addition, the Company will assume all the indebtedness of the Founding Companies (estimated to be approximately $13.5 million when this Offering closes) and repay substantially all such indebtedness with the proceeds of this Offering.

     Subject to certain adjustments described below, the following table sets forth for each Founding Company the consideration TRIAD will pay to its stockholders in the Acquisitions in cash and shares of Common Stock.

                                               CASH            SHARES OF
            FOUNDING COMPANY               CONSIDERATION      COMMON STOCK
----------------------------------------   -------------      ------------
THI.....................................    $  8,696,559        1,451,322
HTD.....................................       2,475,000          530,357
Sun.....................................       2,050,000          571,429
CMS.....................................       1,600,000          350,000
Kentec..................................       3,240,000          232,857
Products for Surgery....................       2,250,000          203,571
MegaTech................................        --                300,000
Omni Medical............................         200,000          128,571
New England Specialties.................         553,500           88,750
Professional Equipment..................         435,000           48,929
Wilson..................................         720,000           91,429
                                           -------------      ------------
     Totals.............................    $ 22,220,059        3,997,215
                                           =============      ============

     In addition, TRIAD will issue options to purchase 141,787 shares of Common Stock to replace outstanding options to purchase THI common stock in connection with the THI acquisition. The Company will also repay an aggregate of $13.5 million of indebtedness of certain of the Founding Companies with the proceeds of this Offering, as follows: THI -- $6.3 million; Sun Medical -- $0.9 million; HTD -- $0.5 million; CMS -- $1.5 million; Products for Surgery -- $0.3 million; MegaTech -- $1.4 million; Omni Medical -- $1.5 million; New England
Specialties -- $0.5 million; and Professional Equipment -- $0.6 million. The indebtedness of CMS and MegaTech to be repaid includes $1.8 million these S corporations have borrowed or are expected to borrow after September 30, 1997 in order to distribute their AAA account balances to their stockholders prior to the closing of the Acquisitions. See "The Company -- Summary of Terms of the Acquisitions."

     Prior to the closing of the Acquisitions, certain Founding Companies may make additional distributions to their stockholders of certain assets and related liabilities with an aggregate net book value of approximately $0.3 million.

     The purchase price TRIAD will pay for Sun includes $1.5 million in cash and 35,715 shares of Common Stock that will be placed in escrow pending resolution of certain loss contingencies relating to the Sun ESOP, Sun's sole stockholder. See "The Company -- Summary of Terms of the Acquisitions." No part of the escrowed cash or shares will revert to TRIAD.

     Pursuant to the Acquisition Agreements, certain stockholders of each of the Founding Companies (other than Equus II, PENMAN and others who are not restricted from competing with TRIAD under employment agreements) have agreed not to compete with the Company for a period of three years commencing on the date of closing of the Acquisitions.

     In connection with the Acquisitions, TRIAD will grant certain registration rights to former stockholders of the Founding Companies. See "Shares Eligible for Future Sale."

ACQUISITIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

     Persons who or which are or will become directors, executive officers, or beneficial owners of 5% or more of the Common Stock of TRIAD will receive the following consideration in the Acquisitions for their equity interests in the Founding Companies.

                                            CASH          SHARES OF
                NAME                    CONSIDERATION    COMMON STOCK
-------------------------------------   -------------    ------------
William C. Klintworth, Jr.(1)........    $   990,000         36,969
R. Tucker Coop(2)....................      1,224,132        204,289
Clyde A. Blankenship, Jr.............        990,000        212,496
Walter D. Wallach(3).................        249,113         41,573
Marvin L. Marks(4)...................        --             268,736
Kent J. Wilken(5)....................      3,240,000        232,857
Michael W. Thomas(6).................      1,600,000        350,000
PENMAN(7)............................      4,739,650        790,974
Sun ESOP(8)..........................      2,050,000        571,429
Equus II(9)..........................        --              70,714

------------

(1) Represents 100% of the cash and approximately 26.0% of the shares payable to HTD Holdings, L.C., a limited liability company ("HTD Holdings") in which Mr. Klintworth has an approximately 51.0% ownership interest. The members of HTD Holdings have agreed to this allocation of the consideration.

(2) Represents cash and shares payable to a family trust of which Mr. Coop and his spouse are co-trustees.

(3) Excludes options to purchase 22,489 shares of Common Stock which are to be granted on closing of this Offering in replacement of THI options at exercise prices per share of $6.13 (13,493 shares) and $8.06 (8,996 shares).

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(4) Excludes a AAA account distribution in the amount of approximately $1.3 million to Mr. Marks preceding the closing of the Acquisitions. Any indebtedness incurred to fund this distribution will be repaid by TRIAD on closing of this Offering. Also excludes certain assets valued at approximately $60,000 to be distributed to Mr. Marks prior to the closing of the Acquisitions.

(5) Represents cash and shares payable to a family trust of which Mr. Wilken and his spouse are co-trustees. Excludes certain assets valued at approximately $0.2 million to be distributed to Mr. Wilken prior to the closing of the Acquisitions.

(6) Excludes a AAA account distribution in the amount of approximately $1.7 million to Mr. Thomas preceding the closing of the Acquisitions. Any indebtedness incurred to fund this distribution will be repaid by TRIAD on closing of this Offering.

(7) Represents the cash and shares PENMAN will receive for its THI common stock that it acquired from THI for approximately $7.5 million in May 1996. Excludes shares issuable on exercise of the PENMAN Warrant.

(8) Includes $139,000 in cash to be paid to Mr. Sellards under Sun's Supplemental Executive Retirement Plan, and 50,714 shares to be received by Mr. Sellards in partial payment of a promissory note. Of the net $1.9 million in cash and 520,715 shares to be paid to the Sun ESOP, $1.5 million in cash and 35,715 shares are to be deposited in escrow by TRIAD for purposes of resolving Sun ESOP compliance issues. See "The
    Company -- Summary of Terms of the Acquisitions."

(9) Excludes $2.2 million in repayment of the Equus Note and $0.5 million paid by HTD in redemption of HTD preferred stock held by Equus II.

HTD

     Messrs. Blankenship, and Campbell, Equus II and HTD Holdings (of which Mr. Klintworth is a 50% owner) currently own all the capital stock of HTD. For information regarding the organization of HTD, the reorganization of Futuretech, Inc. ("Futuretech") as a subsidiary of HTD, HTD's acquisition of Medical Alliance (of which Mr. Klintworth is an executive officer and former owner) and HTD's sales of its equity securities to Equus II, see Notes 1 and 13 to the Consolidated Financial Statements of HTD included elsewhere herein.

     HTD is being acquired by TRIAD for consideration of approximately $2.5 million in cash and 530,357 shares of Common Stock. In September 1997, HTD redeemed for $450,000 the HTD preferred stock Equus II purchased from HTD in April 1997. TRIAD valued HTD on a basis consistent with the other Acquisitions, using generally the same multiple of cash flow adjusted for stockholders' compensation and other non-recurring items.

     TRIAD reimbursed Futuretech and Medical Alliance approximately $200,000 for expenses relating to its formation.

REAL ESTATE AND OTHER TRANSACTIONS

     HTD leases office space and warehouse facilities in Bessemer, Alabama from a partnership owned 50% by Mr. Blankenship. TRIAD and the partnership have agreed to extend the lease term until late 2002 at the present annual rental of $154,800.

     Kentec leases its two facilities from Mr. Wilken. TRIAD and Mr. Wilken have agreed to extend the leases until late 1999 at the present aggregate annual rental of $228,000.

     Sun leases its offices from a partnership in which Mr. Sellards owns a 70% general partnership interest. TRIAD and the partnership have agreed to extend the lease, which provides for annual payments by Sun of approximately $240,000, until late 2001.

     Certain Founding Companies have also entered into financing agreements to which certain of the principals of the Company are parties. Futuretech has a $1.5 million revolving line of credit which Mr. Blankenship has personally guaranteed. Mr. Blankenship also loaned funds to Futuretech for working capital purposes. This loan was evidenced by a promissory note payable to Mr. Blankenship with a outstanding balance of approximately $102,000 at September 30, 1997, bearing interest at 8% per annum, payable monthly. This note payable to Mr. Blankenship was repaid in full in October 1997.

     In February 1997, Sun borrowed $325,000 from Cysco Enterprises, Inc., a corporation wholly owned by Mr. Sellards. Under the terms of the note (the "Cysco Note"), Sun is to repay Cysco principal and interest at the rate of prime plus 3%, in amounts equal to one half of collections by Sun of principal and interest under a line of credit Sun extended to Rejuvena Corporation (the "Rejuvena Note"). At September 30, 1997, $325,000 was outstanding under the Cysco Note. Prior to or concurrent with this Offering, Mr. Sellards will repay all amounts outstanding under the Cysco Note in exchange for which he will receive the stock ownership, options and conversion rights in Rejuvena Corporation which Sun received under the Rejuvena Note.

     Sun loaned $225,000 to Mr. Sellards in January 1991. Mr. Sellards repaid this loan in March 1996. In May 1995, Sun guaranteed a promissory note (the "Sellards Note") payable by Mr. Sellards to an unrelated third party, which note has a current outstanding balance of approximately $514,000. Sun also guaranteed a loan (the "ESOP Loan") payable by the Sun ESOP to Mr. Sellards, which loan has a current balance of approximately $2.0 million. In connection with the closing of the Sun acquisition, TRIAD will repay the ESOP Loan in full through the repayment of the Sellards Note, a cash payment of approximately $0.7 million and the issuance of 50,714 shares of Common Stock.

     MegaTech provided certain services to JAJ Enterprises, Ltd., d/b/a S.O.S. Technologies ("SOS"), a medical products leasing and training company wholly owned beneficially by Mr. Marks, including office and warehouse space and administrative services. SOS paid to MegaTech approximately $120,000, $120,000 and $135,000 in 1994, 1995 and 1996, respectively, for these services. The relationship between MegaTech and SOS ended as of June 30, 1997.

     The Company believes the consideration paid under each of the leases described above is at fair market rates and the other agreements described above are fair to the Company.

COMPANY POLICY

     In the future, any transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will, in any case, be approved in advance by a majority of the board of directors, including a majority of disinterested members of the board of directors.

                             PRINCIPAL STOCKHOLDERS

     The following table shows, immediately after giving effect to the closing of the Acquisitions and this Offering, the beneficial ownership of the Common Stock of (i) each person who or which then will beneficially own more than five percent of the outstanding shares of TRIAD Common Stock, (ii) each person who then will be a director of TRIAD, (iii) each person who then will be an executive officer of TRIAD and (iv) all persons who then will be directors and executive officers of TRIAD as a group. The table assumes none of these persons intends to acquire shares directly from the Underwriters in connection with this Offering.


                                           SHARES BENEFICIALLY OWNED
                                               AFTER OFFERING(2)
                                          ---------------------------
BENEFICIAL OWNER(1)                         NUMBER            PERCENT
----------------------------------------  -----------         -------
PENMAN Private Equity and Mezzanine
  Fund, L.P. (3)........................      815,974            8.9%
  333 West Wacker Drive, Suite 700
  Chicago, Illinois 60606
Equus II Incorporated(4)................      619,927            6.7%
  2929 Allen Parkway, Suite 2500
  Houston, Texas 77019
Sun Medical Employee Stock Ownership
  Plan(5)...............................      485,000            5.3%
  1179 Corporate Drive West, Suite 100
  Arlington, Texas 76006
William C. Klintworth, Jr.(6)...........      414,536            4.6%
R. Tucker Coop(7).......................      204,289            2.2%
Clyde A. Blankenship, Jr................      334,799            3.7%
Walter D. Wallach(8)....................       46,071           *
Lance C. Ruud...........................       44,332           *
Michael W. Thomas.......................      351,000            3.9%
Marvin L. Marks.........................      273,736            3.0%
Greg H. Sellards(9).....................       79,121           *
Kent J. Wilken(10)......................      232,857            2.6%
Nolan Lehmann(4)(11)....................      619,927            6.7%
Kelvin J. Pennington(3)(12).............      815,974            8.9%
John B. Benear II, MD...................        8,000           *
All directors and officers as a group
  (12 persons)(6)-(11)..................    3,424,642           37.1%

------------

 * Less than 1%.

 (1) All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

 (2) Shares shown do not include shares of Common Stock that could be acquired on exercise of currently outstanding options which do not vest within 60 days hereof.

 (3) Includes 25,000 shares of Common Stock issuable on exercise of the PENMAN Warrant.

 (4) Includes 100,000 shares of Common Stock issuable on exercise of the Equus Warrant.

 (5) Excludes 35,715 shares to be deposited in escrow for purposes of resolving Sun ESOP compliance issues and 50,714 shares payable to Mr. Sellards in partial repayment of a promissory note. Consulting Fiduciaries, Inc., 2745 Riverwoods Road, Riverwoods, Illinois 60015, has been appointed independent fiduciary of the Sun ESOP.

 (6) Includes (i) 3,500 shares representing 50% of the shares held by the Klintworth Family Trust to which Mr. Klintworth is one of two beneficiaries and (ii) 141,429 shares of Common Stock issuable to HTD Holdings, in which Mr. Klintworth has an approximately 51.0% ownership interest. Mr. Klintworth disclaims beneficial ownership of 104,460 of the shares referred to in the preceding clause (ii). See "Certain Transactions -- Acquisitions Involving Certain Officers, Directors and Stockholders."

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

 (7) All these shares are owned by a family trust of which Mr. Coop and his spouse are co-trustees.

 (8) Includes 4,498 shares of Common Stock issuable on exercise of stock options.

 (9) Includes 20,407 shares of Common Stock issuable to the Sun ESOP for Mr. Sellards' account and 50,714 shares of Common Stock issuable in partial repayment of Sun ESOP indebtedness to Mr. Sellards.

(10) All these shares are owned by a family trust of which Mr. Wilken and his spouse are co-trustees.

(11) All these shares are beneficially owned by Equus II. Mr Lehmann, a director of TRIAD, is the president and director of Equus II and thus may be deemed to be the beneficial owner of shares held by Equus II. Mr. Lehmann disclaims beneficial ownership of all those shares.

(12) All these shares are beneficially owned by PENMAN. Mr. Pennington, a director nominee of TRIAD, is the managing general partner of PENMAN Management, the general partner of PENMAN, and thus may be deemed to be the beneficial owner of shares held by PENMAN. Mr. Pennington disclaims beneficial ownership of all those shares.

                        SHARES ELIGIBLE FOR FUTURE SALE

     On closing of the Acquisitions and this Offering, 9,094,973 shares of Common Stock will be outstanding. The shares sold in this Offering (other than to affiliates of the Company) will be freely tradable by the public. The remaining outstanding shares of Common Stock (collectively, the "Restricted Shares") have not been registered under the Securities Act and may be resold publicly only following their effective registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, such as Rule 144 thereunder.

     In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed since the later of the date of acquisition of the Restricted Shares from TRIAD or from an affiliate of TRIAD, a person (or persons whose shares of Common Stock are aggregated), including persons who may be deemed "affiliates" of TRIAD, would be entitled to sell within any three-month period a number of Restricted Shares which does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock and (ii) the average weekly trading volume of the Common Stock during a preceding period of four calendar weeks. Sales under Rule 144 are also subject to certain provisions as to the manner of sale, notice requirements and the availability of current public information about TRIAD. In addition, under Rule 144, if a period of at least two years has elapsed since the later of the date Restricted Shares were acquired from TRIAD or the date they were acquired from an affiliate of TRIAD, a stockholder who is not an affiliate of TRIAD at the time of sale and has not been such an affiliate for at least three months prior to the sale would be entitled to sell shares of Common Stock in the public market immediately without compliance with the foregoing Rule 144 requirements. Rule 144 does not require the same person to have held the Restricted Shares for the applicable periods under certain circumstances. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The SEC has proposed certain amendments to Rule 144 that would, among other things, eliminate the manner of sale requirements and revise the notice provisions of that rule. The SEC has also solicited comments on other possible changes to Rule 144, including possible revisions to the one- and two-year holding periods and the volume limitations referred to above.

     TRIAD has agreed generally not to offer, sell or otherwise dispose of any shares of Common Stock for a period of two years (the "lockup period") following the date of this Prospectus without the prior written consent of NationsBanc Montgomery Securities, Inc., except that TRIAD may issue Common Stock in connection with acquisitions, pursuant to awards under the Incentive Plan or pursuant to the exercise of warrants outstanding as of the closing of this Offering. Further, all of TRIAD's officers, directors and current stockholders (including Equus II) and all persons who acquire shares in connection with the Acquisitions (including PENMAN) have agreed that they generally will not offer, sell or otherwise dispose of any of their shares for two years following the date of this Prospectus without the prior written consent of NationsBanc Montgomery Securities, Inc.

     TRIAD will enter into a registration rights agreement with the former stockholders of the Founding Companies, Equus II and PENMAN (the "RRA"), which will provide certain registration rights with respect to the Common Stock issued to such stockholders in the Acquisitions or on the exercise of the Equus Warrant or the PENMAN Warrant. The RRA will provide for a single demand registration right, exercisable by the holders of at least 51.0% of the shares of Common Stock initially subject to the RRA, pursuant to which TRIAD will file a registration statement under the Securities Act to register the sale of not less than 1,000,000 shares by those requesting stockholders and any other holders of Common Stock subject to the agreement who desire to sell pursuant to such
registration statement. The demand request may not be made until December   ,
1999. The demand registration rights conferred by the RRA will terminate on December 31, 2001. In addition, subject to certain conditions and limitations, the RRA will provide the holders of Common Stock subject to the RRA with the right to participate in registrations by TRIAD of its equity securities in
underwritten offerings commencing on December   , 1999.

     The RRA requires TRIAD to pay the costs associated with an offering subject thereto, other than underwriting discounts and commissions and transfer taxes attributable to the shares sold on behalf of the selling stockholders. The RRA provides that the number of shares of Common Stock that must be registered on behalf of selling stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. Pursuant to the RRA, TRIAD will indemnify the selling stockholders, and such selling stockholders will indemnify TRIAD, against certain liabilities in respect of any registration statement or offering covered by the RRA.

     TRIAD may register additional shares of Common Stock under the Securities Act in the future for its use in connection with future acquisitions. Pursuant to Securities Act Rule 145, the volume limitations and certain other requirements of Rule 144 will apply to resales of these shares by affiliates of the businesses the Company acquires for a period of one year from the date of their acquisition (or such shorter period as the SEC may prescribe). Otherwise these shares generally will be freely tradable after their issuance by persons not affiliated with TRIAD unless TRIAD contractually restricts their sale, and sales of these shares during the lockup period would require the prior written consent of NationsBanc Montgomery Securities, Inc.

     TRIAD intends to file a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock reserved or to be available for issuance pursuant to the Incentive Plan. Shares of Common Stock issued pursuant to the Incentive Plan after the effective date of that registration statement generally will be available for sale in the open market by holders who are not affiliates of TRIAD and, subject to the volume and other limitations of Rule 144, by holders who are affiliates of TRIAD.

                          DESCRIPTION OF CAPITAL STOCK

     TRIAD's authorized capital stock consists of 20,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). At September 30, 1997, 1,097,758 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. On closing of the Acquisitions and this Offering, 9,094,973 shares of Common Stock (9,694,973 if the underwriters' over-allotment option is exercised in full) will be issued, outstanding and nonassessable and 1,097,987 shares of Common Stock then will be reserved for issuance pursuant to all then outstanding options, warrants and other rights (consisting only of Incentive Plan options and the warrants issued to Equus II and PENMAN). The following summary is qualified in its entirety by reference to the Charter, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, and each share has one vote. The Common Stock affords no cumulative voting rights, and the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The Common Stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of funds legally available therefor, subject to the dividend preference of any stock ranking senior to the Common Stock, including the Preferred Stock. See "Dividend Policy" for information regarding the initial dividend policy of TRIAD.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Charter and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, including without limitation, voting powers, dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock. Although TRIAD has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. The Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which TRIAD's securities are traded.

WARRANTS

     The Equus Warrant to purchase up to 100,000 shares of Common Stock and the PENMAN Warrant to purchase up to 25,000 shares of Common Stock have an initial exercise price per share equal to the initial public offering price and expire in April 2002 and September 2002, respectively. The exercise price and the number of shares underlying these warrants are subject to adjustment in certain events, including the declaration or payment of certain dividends on the Common Stock or securities convertible into Common Stock (subject to certain exceptions), stock splits, combinations and reclassification of shares. In addition, the exercise price is subject to adjustment on the issuance of additional shares of Common Stock or rights thereto, subject to certain exceptions, at certain price levels. In the case of certain extraordinary transactions, including, without limitation, a merger or consolidation or the sale of all or substantially all the assets of TRIAD, these warrants become exercisable for the number of shares of stock, securities or other property which the Common Stock issuable on exercise of these warrants would have been entitled as a result of such transactions, together with any necessary adjustments.

STATUTORY BUSINESS COMBINATION PROVISION

     TRIAD is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

OTHER MATTERS

     Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to Delaware corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. The Charter limits the liability of directors of TRIAD to TRIAD or its stockholders to the fullest extent permitted by Delaware law. Specifically, no member of the Board of Directors will be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the member's duty of loyalty to TRIAD or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the member derived an improper personal benefit. This Charter provision may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited TRIAD and its stockholders. The Charter and Bylaws provide indemnification to TRIAD's officers and directors and certain other persons with respect to certain matters, and TRIAD has entered into agreements with each of its directors and executive officers providing for indemnification with respect to certain matters.

     The Charter provides that: (i) stockholders may act only at an annual or special meeting of stockholders and may not act by written consent; and (ii) special meetings of the stockholders can be called only by the chairman of the board, the chief executive officer, the president or a majority of the Board of Directors. The Charter also provides that the Board of Directors shall consist of three classes of directors serving for staggered terms. It is currently contemplated that approximately one-third of the Board of Directors will be elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of TRIAD from obtaining control of the Board of Directors until the second annual stockholders' meeting following the date the acquirer obtains the controlling interest. See "Management -- Directors and Executive Officers." The Charter provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall not be less than three. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least two-thirds of all outstanding voting stock. This provision, in conjunction with the Charter provisions authorizing the board of directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

STOCKHOLDER PROPOSALS

     TRIAD's Bylaws contain provisions requiring that advance notice be delivered to TRIAD of any business to be brought by a stockholder before an annual meeting of stockholders and establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the secretary of TRIAD by a stockholder (i) in the event of business to be brought by a stockholder before an annual meeting and (ii) in the event of nominations of persons for election to the Board of Directors by any stockholder, not less than 60 nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in TRIAD's Bylaws. The foregoing summary is qualified in its entirety by reference to TRIAD's Bylaws, which are filed as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                                  UNDERWRITING

     The Underwriters named below (the "Underwriters"), represented by NationsBanc Montgomery Securities, Inc., Smith Barney Inc. and Wedbush Morgan Securities (the "Representatives"), have severally agreed, subject to the terms and conditions in the underwriting agreement (the "Underwriting Agreement") by and between TRIAD and the Underwriters, to purchase from TRIAD the aggregate number of shares of Common Stock indicated below, opposite their respective names, at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters are committed to purchase all of the shares of Common Stock, if they purchase any.

                                           NUMBER OF
              UNDERWRITERS                  SHARES
----------------------------------------   ---------
NationsBanc Montgomery Securities,
  Inc. .................................
Smith Barney Inc........................
Wedbush Morgan Securities...............

                                           ---------
     Total..............................   4,000,000
                                           =========

     The Representatives have advised TRIAD that the Underwriters propose initially to offer the Common Stock to the public on the terms set forth on the cover page of this Prospectus. The Underwriters may allow selected dealers a
concession of not more than $     per share; and the Underwriters may allow, and
such dealers may reallow, a concession of not more than $     per share to
certain other dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Representatives. The Common Stock is offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part.

     TRIAD has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to a maximum of 600,000 additional shares of Common Stock to cover over-allotments, if any, at the same price per share as the initial 4,000,000 shares to be purchased by the Underwriters. To the extent that the Underwriters exercise such over-allotment option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table. The Underwriters may purchase such shares only to cover over-allotments made in connection with this Offering.

     The Underwriting Agreement provides that TRIAD will indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

     The individuals who will be officers or directors of TRIAD when this Offering closes, TRIAD's current stockholders (including Equus II) and all persons who acquire shares of Common Stock in the Acquisitions who, immediately following this Offering, collectively will beneficially own an aggregate of at least 5,241,540 shares of Common Stock (including shares issuable upon the exercise of outstanding options and warrants exercisable within 60 days of the closing of this Offering), have agreed that for a period of two years after the date of this Prospectus they will not, without the prior written consent of NationsBanc Montgomery Securities, Inc., directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, establish an open put equivalent position or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock. TRIAD has also agreed not to, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open put equivalent position or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, for a period of two years after the date of this Prospectus without the prior written consent of NationsBanc Montgomery Securities, Inc., except (i) shares of Common Stock issued in connection with the Acquisitions, (ii) shares of Common Stock issued on the exercise of Options awarded under the Incentive Plan, the Equus Warrant or the PENMAN Warrant, (iii) additional Options awarded under the Incentive Plan and (iv) shares of Common Stock issued in connection with future acquisitions (but not greater than an aggregate of 3,000,000 shares during the first year of the two-year lock-up period), so long as, (a) in the case of issuances described in the preceding clauses (ii) and (iii), the recipient agrees to remain subject to the lock-up until the end of the two-year period (or, if the recipient is an employee of the Company but is neither an officer or director of TRIAD nor the holder of 5% or more of the outstanding shares of Common Stock, until the elapse of the first 180 days of the two-year period) and (b) in the case of issuances described in the preceding clause (iv), the recipient agrees to remain subject to the lock-up during the first year of the two year period, In evaluating any request for a waiver of the lockup period, NationsBanc Montgomery Securities, Inc. will consider, in accordance with its customary practice, all relevant facts and circumstances at the time of the request, including, without limitation, the recent trading market for the Common Stock, the size of the request and, with respect to a request by TRIAD to issue additional equity securities, the purpose of that issuance. See "Shares Eligible for Future Sale."

     The Representatives have informed TRIAD that the Underwriters do not expect to make sales of Common Stock offered by this Prospectus to accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

     Prior to this Offering, there has been no public trading market for the Common Stock. Consequently, the initial public offering price of the Common Stock will be determined by negotiations between TRIAD and the Representatives. Among the factors they will consider in such negotiations are the history of, and the prospects for, the Company and the industry in which the Company competes, an assessment of the Company's management, its financial condition, its past and present earnings and the trend of such earnings, the prospects for future earnings of the Company, the present state of the Company's development, the general condition of the economy and the securities markets at the time of this Offering and the market prices of and demand for publicly traded common stock of comparable companies in recent periods.

     Until the distribution of the Common Stock is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If the Underwriters create a short position in the Common Stock in connection with this Offering, I.E., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above. The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of this Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. Neither TRIAD nor any of the Underwriters makes any representation or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither TRIAD nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

     Certain legal matters in connection with the sale of the Common Stock offered hereby are being passed upon for TRIAD by Porter & Hedges, L.L.P., Houston, Texas, and for the Underwriters by Baker & Botts, L.L.P., Houston, Texas.

                                    EXPERTS

     The audited financial statements included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     TRIAD has not previously been subject to the reporting requirements of the Exchange Act. TRIAD has filed a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with the SEC with respect to this Offering. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, or the exhibits thereto, in accordance with the rules and regulations of the SEC, and reference is hereby made to such omitted information. The statements made in this Prospectus concerning documents filed as exhibits to the Registration Statement accurately describe the material provisions of such documents and are qualified in their entirety by reference to such exhibits for complete statements of their provisions. The Registration Statement and the exhibits thereto may be inspected, without charge, at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any portion of the Registration Statement can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                            PAGE
                                            -----
TRIAD MEDICAL INC. AND FOUNDING
COMPANIES
Unaudited Pro Forma Combined Financial
  Statements
     Basis of Presentation..............     F-3
     Unaudited Pro Forma Combined
      Balance Sheet.....................     F-4
     Unaudited Pro Forma Combined
      Statements of Operations..........     F-5
     Notes to Unaudited Pro Forma
      Combined Financial Statements.....     F-8
FOUNDING COMPANIES
Historical Financial Statements
     TRIAD Medical Inc.
          Report of Independent Public
          Accountants...................    F-12
          Balance Sheets................    F-13
          Statements of Operations......    F-14
          Statements of Stockholders'
          Equity........................    F-15
          Statements of Cash Flows......    F-16
          Notes to Financial
          Statements....................    F-17
     TRIAD Holdings, Inc. and
      Subsidiaries
          Report of Independent Public
          Accountants...................    F-21
          Consolidated Balance Sheets...    F-22
          Consolidated Statements of
          Operations....................    F-23
          Consolidated Statements of
          Stockholders' Equity..........    F-24
          Consolidated Statements of
          Cash Flows....................    F-25
          Notes to Consolidated
          Financial Statements..........    F-26
     Healthcare Technology Delivery,
      Inc. and Subsidiaries
          Report of Independent Public
          Accountants...................    F-36
          Consolidated Balance Sheets...    F-37
          Consolidated Statements of
          Operations....................    F-38
          Consolidated Statements of
          Stockholders' Equity..........    F-39
          Consolidated Statements of
          Cash Flows....................    F-40
          Notes to Consolidated
          Financial Statements..........    F-41
     Sun Medical, Inc.
          Report of Independent Public
          Accountants...................    F-49
          Balance Sheets................    F-50
          Statements of Operations......    F-51
          Statements of Stockholder's
          Deficit.......................    F-52
          Statements of Cash Flows......    F-53
          Notes to Financial
          Statements....................    F-54

                                           PAGE
                                           -----
     Custom Medical Specialties, Inc.
          Report of Independent Public
          Accountants...................    F-63
          Balance Sheets................    F-64
          Statements of Operations......    F-65
          Statements of Stockholder's
          Equity........................    F-66
          Statements of Cash Flows......    F-67
          Notes to Financial
          Statements....................    F-68
     Kentec Medical, Inc.
          Report of Independent Public
          Accountants...................    F-73
          Balance Sheets................    F-74
          Statements of Operations......    F-75
          Statements of Stockholder's
          Equity........................    F-76
          Statements of Cash Flows......    F-77
          Notes to Financial
          Statements....................    F-78
     Products for Surgery, Inc. and
      Subsidiaries
          Report of Independent Public
          Accountants...................    F-83
          Consolidated Balance Sheets...    F-84
          Consolidated Statements of
          Operations....................    F-85
          Consolidated Statements of
          Stockholders' Equity..........    F-86
          Consolidated Statements of
          Cash Flows....................    F-87
          Notes to Consolidated
          Financial Statements..........    F-88
     MegaTech Medical, Inc.
          Report of Independent Public
          Accountants...................    F-95
          Balance Sheets................    F-96
          Statements of Operations......    F-97
          Statements of Stockholders'
          Equity........................    F-98
          Statements of Cash Flows......    F-99
          Notes to Financial
          Statements....................   F-100
     Omni Medical, Inc.
          Report of Independent Public
          Accountants...................   F-104
          Balance Sheets................   F-105
          Statements of Operations......   F-106
          Statements of Stockholders'
          Equity (Deficit)..............   F-107
          Statements of Cash Flows......   F-108
          Notes to Financial
          Statements....................   F-109
     PCI Medical, Inc.
          Report of Independent Public
          Accountants...................   F-114
          Statement of Operations.......   F-115
          Statement of Cash Flows.......   F-116
          Notes to Financial
          Statements....................   F-117

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined statements of operations give effect to the following transactions and events (the Transactions) as if they had occurred on January 1, 1996: (i) the organization of TRIAD Medical Inc. (TRIAD) and the issuance of shares of its common stock (Common Stock) and preferred stock; (ii) the conversion of outstanding TRIAD preferred stock into Common Stock; (iii) a split of the outstanding Common Stock; (iv) the acquisitions (the Acquisitions) by TRIAD of (a) Triad Holdings, Inc. (THI), (b) Healthcare Technology Delivery, Inc. (HTD), (c) Sun Medical, Inc. (Sun), (d) Custom Medical Specialties, Inc. (CMS), (e) Kentec Medical, Inc. (Kentec), (f) Products for Surgery, Inc. (Products for Surgery), (g) MegaTech Medical, Inc. (MegaTech), (h) Omni Medical, Inc. (Omni), (i) New England Medical Specialties Inc. (New England Specialties), (j) Professional Equipment Co., Inc. (Professional Equipment) and (k) Wilson Medical Specialties, Inc. (Wilson) (together, the Founding Companies); and (v) the closing of TRIAD's initial public offering of Common Stock (the Offering) and the application of the estimated proceeds therefrom. The following unaudited pro forma balance sheet gives effect to the following as if they had occurred on September 30, 1997: (i) the Acquisitions; (ii) the net incurrence of indebtedness by TRIAD and the Founding Companies since September 30, 1997; and (iii) the Offering and the application of the estimated proceeds therefrom.

     TRIAD and the Founding Companies are hereinafter collectively referred to as the Company. New England Specialties, Wilson and Professional Equipment are sometimes hereinafter collectively referred to as the Other Founding Companies. The Acquisitions will become effective concurrently with the closing of the Offering and TRIAD will account for the Acquisitions (except for the acquisition of THI) using the purchase method of accounting. THI is presented as the accounting acquirer.

     These pro forma statements do not purport to represent what the Company's financial position or results of operations actually would have been had the Transactions in fact occurred when assumed or to project that financial position or those results of operations for any future period.

     TRIAD has preliminarily analyzed the savings it expects to realize from reductions in compensation and benefits to the owners and certain key employees of the Founding Companies to which they have contractually agreed and other known cost eliminations, and the pro forma combined statements of operations reflect these reductions. TRIAD cannot currently quantify other potential cost savings it may achieve through combining and integrating the operations of the Founding Companies and expects those savings will be offset by incremental costs TRIAD expects to incur, but also cannot currently quantify, such as costs associated with corporate management and being a public company. The pro forma combined statements of operations reflect neither the unquantifiable savings nor the unquantifiable incremental costs.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. However, management does not expect the final purchase price allocation to be materially different from the preliminary allocation nor does it expect there to be any material post closing adjustments. The unaudited pro forma combined financial information presented herein does not reflect pro forma adjustments giving effect to the acquisitions of (i) Medical Companies Alliance, Inc. (MCA) by HTD in 1997, (ii) three companies by THI in 1997 or (iii) one company by Products for Surgery in 1996 because the individual and combined effect of including such adjustments would not be material. Because the Founding Companies have not been under common control or management, their historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors."

     The Company has recently received a commitment from First Chicago Capital Markets, Inc. to provide the Company with a $40.0 million credit facility, which may be used for acquisitions, working capital and other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Combined -- Liquidity and Capital
Resources."

                        TRIAD MEDICAL INC. AND FOUNDING COMPANIES
                       UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                   SEPTEMBER 30, 1997

                                                                                                               PRODUCTS
                                                                                                                 FOR
                                       TRIAD        THI          HTD         SUN         CMS       KENTEC      SURGERY
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
               ASSETS
CURRENT ASSETS:
 Cash and cash equivalents........... $349,177   $  353,338   $  82,101   $ 608,211   $1,329,864  $ 618,464   $  115,253
 Short-term investments..............    --          --          --          --          --         112,481       --
 Accounts receivable.................    --       9,238,611   2,157,884   2,543,067   1,118,468   1,407,069      870,677
 Notes receivable....................    --          56,649      --          --          --          --           17,274
 Inventories.........................    --       4,275,413   2,462,720   1,178,641     875,662   1,647,056    1,474,985
 Prepaids............................    --         429,644      11,965      62,633      62,723      --           40,115
 Deferred income taxes...............    --         345,000      36,306     126,941      --          23,370      119,266
 Other current assets................    --         142,516      --          --          --          --           --
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL CURRENT ASSETS.................  349,177   14,841,171   4,750,976   4,519,493   3,386,717   3,808,440    2,637,570
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
PROPERTY AND EQUIPMENT, net..........   14,345    4,545,595     313,541      79,383      51,138     132,269      184,413
GOODWILL.............................    --       4,175,202   1,665,592      --          --          --           95,350
OTHER NON-CURRENT ASSETS............. 3,587,441     224,434      35,669     719,899       3,685     217,955      345,222
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL ASSETS......................... $3,950,963 $23,786,402  $6,765,778  $5,318,775  $3,441,540  $4,158,664  $3,262,555
                                      ========   ==========   =========   =========   =========   =========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Current Maturities of Long-Term
  Debt............................... $  --      $1,335,308   $ 169,136   $ 450,000   $  --       $  --       $   --
 Current obligations under capital
  leases.............................    --         527,301      32,403      --          --          --           --
 Short-term debt..................... 1,059,586     100,000     703,396      --       1,100,000      --          292,473
 Accounts payable and accrued
  liabilities........................ 2,135,314   8,606,865   3,079,047   3,546,281     790,083   1,072,903    1,293,111
 Pro forma cash considerations due to
  Founding Companies.................    --          --          --          --          --          --           --
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL CURRENT LIABILITIES............ 3,194,900  10,569,474   3,983,982   3,996,281   1,890,083   1,072,903    1,585,584
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
OBLIGATIONS UNDER CAPITAL LEASES.....    --         416,932      63,670      --          --          --           --
LONG-TERM DEBT, net of current
 maturities..........................    --       3,403,809      --         400,000      --          --          142,914
STOCKHOLDERS' NOTES..................    --         468,229      --       1,500,000       9,500      --           --
DEFERRED INCOME TAX LIABILITIES......    --         322,000      10,824       6,959      --          --           44,766
OTHER................................    --       1,133,988      --         259,983      --          --          500,000
STOCKHOLDERS' EQUITY:
 Common stock........................    1,098       24,104         900   2,673,357       1,000      46,000       10,588
 Warrants to purchase common stock...  500,000                   --          --          --          --           --
 Additional paid-in capital.......... 4,720,999   6,618,948   1,611,800    (222,789)     --          --          355,892
 Retained earnings................... (4,466,034)    828,918  1,094,602   (3,295,016) 1,752,957   3,039,761      622,811
 Treasury stock......................    --          --          --          --        (212,000)     --           --
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL STOCKHOLDERS' EQUITY...........  756,063    7,471,970   2,707,302    (844,448)  1,541,957   3,085,761      989,291
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY.............................. $3,950,963 $23,786,402  $6,765,778  $5,318,775  $3,441,540  $4,158,664  $3,262,555
                                      ========   ==========   =========   =========   =========   =========   ==========

                                                                 OTHER
                                                               FOUNDING     PRO FORMA                 POST MERGER      AS

                                        MEGATECH      OMNI     COMPANIES   ADJUSTMENTS   PRO FORMA    ADJUSTMENTS   ADJUSTED

                                       ----------   ---------  ---------   -----------   ----------   -----------   ---------

               ASSETS
CURRENT ASSETS:
 Cash and cash equivalents...........  $   67,143   $  53,426  $ 23,849    $(1,300,000)  $2,300,826   $   840,487   $3,141,313

 Short-term investments..............      --          --         --           --           112,481       --          112,481

 Accounts receivable.................     988,334     762,954  1,420,736       --        20,507,800       --        20,507,800

 Notes receivable....................      --          --         6,249        --            80,172       --           80,172

 Inventories.........................     683,347   1,977,070  1,393,583       --        15,968,477       --        15,968,477

 Prepaids............................      18,036      --        55,651        --           680,767       --          680,767

 Deferred income taxes...............      --          --        25,000        --           675,883       --          675,883

 Other current assets................          49      --         --           --           142,565       --          142,565

                                       ----------   ---------  ---------   -----------   ----------   -----------   ---------

TOTAL CURRENT ASSETS.................   1,756,909   2,793,450  2,925,068   (1,300,000 )  40,468,971       840,487   41,309,458

                                       ----------   ---------  ---------   -----------   ----------   -----------   ---------

PROPERTY AND EQUIPMENT, net..........      59,158       8,586   300,529        --         5,688,957       --        5,688,957

GOODWILL.............................      --          --         --       22,272,737    28,208,881       --        28,208,881

OTHER NON-CURRENT ASSETS.............      37,925     113,750   208,941     2,331,968     7,826,889    (4,387,441)  3,439,448

                                       ----------   ---------  ---------   -----------   ----------   -----------   ---------

TOTAL ASSETS.........................  $1,853,992   $2,915,786 $3,434,538  $23,304,705   $82,193,698  $(3,546,954)  $78,646,744

                                       ==========   =========  =========   ===========   ==========   ===========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Current Maturities of Long-Term
  Debt...............................  $   --       $  --      $297,613    $   --        $2,252,057   $(2,252,057)  $  --

 Current obligations under capital
  leases.............................      --          --         --           --           559,704       --          559,704

 Short-term debt.....................      30,000   1,450,000    29,941     1,800,000     6,565,396    (6,565,396)     --

 Accounts payable and accrued
  liabilities........................      75,525   1,567,401  1,461,747      800,000    24,428,277    (2,935,314)  21,492,963

 Pro forma cash considerations due to
  Founding Companies.................      --          --         --       22,220,059    22,220,059   (22,220,059)     --

                                       ----------   ---------  ---------   -----------   ----------   -----------   ---------

TOTAL CURRENT LIABILITIES............     105,525   3,017,401  1,789,301   24,820,059    56,025,493   (33,972,826)  22,052,667

                                       ----------   ---------  ---------   -----------   ----------   -----------   ---------

OBLIGATIONS UNDER CAPITAL LEASES.....      --          --         --           --           480,602       --          480,602

LONG-TERM DEBT, net of current
 maturities..........................      --          --       695,211      (325,000 )   4,316,934    (4,316,934)     --

STOCKHOLDERS' NOTES..................      --          --        96,924      (710,000 )   1,364,653    (1,364,653)     --

DEFERRED INCOME TAX LIABILITIES......      --          --         --           --           384,549       --          384,549

OTHER................................      42,800      --         --           --         1,936,771       --        1,936,771

STOCKHOLDERS' EQUITY:
 Common stock........................      35,000       1,700    15,954    (2,804,606 )       5,095         4,000       9,095

 Warrants to purchase common stock...      --          --         --           --           500,000       --          500,000

 Additional paid-in capital..........      --          83,300    30,000     3,122,927    16,321,077    36,103,459   52,424,536

 Retained earnings...................   1,723,667    (186,615)  851,253    (1,107,780 )     858,524       --          858,524

 Treasury stock......................     (53,000)     --       (44,105 )     309,105        --           --           --

                                       ----------   ---------  ---------   -----------   ----------   -----------   ---------

TOTAL STOCKHOLDERS' EQUITY...........   1,705,667    (101,615)  853,102      (480,354 )  17,684,696    36,107,459   53,792,155

                                       ----------   ---------  ---------   -----------   ----------   -----------   ---------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY..............................  $1,853,992   $2,915,786 $3,434,538  $23,304,705   $82,193,698  $(3,546,954)  $78,646,744

                                       ==========   =========  =========   ===========   ==========   ===========   =========


                                      F-4

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                          TRIAD           THI            HTD            SUN            CMS          KENTEC
                                        ----------     ----------     ----------     ----------     ---------     ----------
REVENUES.............................   $   --         $36,257,683    $16,475,288    $13,037,884    $9,599,162    $14,412,116
COST OF REVENUES.....................       --         27,492,002     11,042,497      8,595,560     7,022,412     10,060,368
                                        ----------     ----------     ----------     ----------     ---------     ----------
 Gross profit........................       --          8,765,681      5,432,791      4,442,324     2,576,750      4,351,748

SELLING EXPENSES.....................       --          3,395,801      2,724,858      1,820,170       674,321      1,750,968
GENERAL & ADMINISTRATIVE EXPENSES....       --          3,017,319      2,353,122      2,121,559       781,362      2,316,731
DEPRECIATION & AMORTIZATION..........       --            763,071        120,445         60,544        20,933        100,715
                                        ----------     ----------     ----------     ----------     ---------     ----------
INCOME FROM OPERATIONS...............       --          1,589,490        234,366        440,051     1,100,134        183,334

OTHER INCOME (EXPENSE)
 Interest income.....................       --             64,588         11,525         48,308        35,010         28,750
 Interest expense....................       --           (368,831)       (44,425)      (246,549)         (950)        --
 Other...............................       --           (113,990)       (63,615)        --             7,025         (7,666)
                                        ----------     ----------     ----------     ----------     ---------     ----------
INCOME BEFORE INCOME TAXES...........       --          1,171,257        137,851        241,810     1,141,219        204,418

PROVISION FOR INCOME TAXES...........       --            464,885         54,782        242,589        --             50,496
                                        ----------     ----------     ----------     ----------     ---------     ----------
NET INCOME (LOSS)....................   $   --         $  706,372     $   83,069     $     (779)    $1,141,219    $  153,922
                                        ==========     ==========     ==========     ==========     =========     ==========
PRO FORMA NET INCOME PER SHARE.......
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................

                                                                                                     OTHER
                                       PRODUCTS FOR                                                 FOUNDING       PRO FORMA
                                         SURGERY        MEGATECH        OMNI           PCI         COMPANIES      ADJUSTMENTS
                                       ------------     ---------     ---------     ----------     ----------     -----------
REVENUES.............................   $8,824,903      $6,820,737    $6,081,614    $6,049,214     $10,936,076    $   --
COST OF REVENUES.....................    5,407,012      4,214,729     4,266,448      2,967,047      7,144,545         --
                                       ------------     ---------     ---------     ----------     ----------     -----------
 Gross profit........................    3,417,891      2,606,008     1,815,166      3,082,167      3,791,531         --
SELLING EXPENSES.....................    1,151,109      1,327,796       617,375        724,656      1,798,981
GENERAL & ADMINISTRATIVE EXPENSES....    1,909,709        932,104       827,166      1,558,923      1,686,396     (3,453,703)(h)
                                                                                                                    (332,865)(j)
DEPRECIATION & AMORTIZATION..........      103,951         17,657         7,602        131,644        105,894        556,818(k)
                                       ------------     ---------     ---------     ----------     ----------     -----------
INCOME FROM OPERATIONS...............      253,122        328,451       363,023        666,944        200,260      3,229,750
OTHER INCOME (EXPENSE)
 Interest income.....................        3,698            901         5,935          4,888          2,161
 Interest expense....................     (107,623)       (18,212)         (489)        (6,460)      (126,177)       819,716(l)
 Other...............................      304,925        135,000        --             65,186         33,485       (203,549)(m)
                                       ------------     ---------     ---------     ----------     ----------     -----------
INCOME BEFORE INCOME TAXES...........      454,122        446,140       368,469        730,558        109,729      3,845,917
PROVISION FOR INCOME TAXES...........       91,600         --            --             --             41,024      2,915,238(n)
                                       ------------     ---------     ---------     ----------     ----------     -----------
NET INCOME (LOSS)....................   $  362,522      $ 446,140     $ 368,469     $  730,558     $   68,705     $  930,679
                                       ============     =========     =========     ==========     ==========     ===========

PRO FORMA NET INCOME PER SHARE.......

SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................


                                           AS
                                        ADJUSTED
                                       -----------
REVENUES.............................  $128,494,677
COST OF REVENUES.....................   88,212,620
                                       -----------
 Gross profit........................   40,282,057
SELLING EXPENSES.....................   15,986,035
GENERAL & ADMINISTRATIVE EXPENSES....   13,717,823

DEPRECIATION & AMORTIZATION..........    1,989,274
                                       -----------
INCOME FROM OPERATIONS...............    8,588,925
OTHER INCOME (EXPENSE)
 Interest income.....................      205,764
 Interest expense....................     (100,000)
 Other...............................      156,801
                                       -----------
INCOME BEFORE INCOME TAXES...........    8,851,490
PROVISION FOR INCOME TAXES...........    3,860,614
                                       -----------
NET INCOME (LOSS)....................  $ 4,990,876
                                       ===========
PRO FORMA NET INCOME PER SHARE.......  $      0.54
                                       ===========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................    9,161,355(o)
                                       ===========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                                        PRODUCTS FOR
                                         TRIAD         THI           HTD           SUN          CMS         KENTEC        SURGERY
                                       ---------    ----------    ----------    ---------    ---------    ----------    ------------
REVENUES.............................  $            $26,167,703   $12,202,645   $9,780,791   $7,029,495   $10,968,994    $6,680,965
COST OF SALES........................               20,175,059     8,217,283    6,792,836    5,123,931     7,673,528      4,498,464
                                       ---------    ----------    ----------    ---------    ---------    ----------    ------------
 Gross profit........................                5,992,644     3,985,362    2,987,955    1,905,564     3,295,466      2,182,501

SELLING..............................                2,397,533     1,986,077      941,440      527,849     1,360,928        813,484
GENERAL & ADMINISTRATIVE.............                1,898,138     1,787,624    1,378,739      590,468     1,687,306      1,346,747
DEPRECIATION & AMORTIZATION
 EXPENSE.............................                  502,095        89,159       45,000       16,177        91,990         58,264
                                       ---------    ----------    ----------    ---------    ---------    ----------    ------------
INCOME (LOSS) FROM OPERATIONS........                1,194,878       122,502      622,776      771,070       155,242        (35,994)

OTHER INCOME (EXPENSE)
 Interest income.....................                   48,188           263       27,949       15,612        23,492          3,645
 Interest expense....................                 (248,140)      (30,349)    (176,195)        (475)       --            (87,688)
 Other...............................                  (83,406)         (908)      --             (475)       (7,851)       185,046
                                       ---------    ----------    ----------    ---------    ---------    ----------    ------------
INCOME BEFORE INCOME TAXES...........                  911,520        91,508      474,530      785,732       170,883         65,009

PROVISION FOR INCOME TAXES...........                  357,436        36,365      199,014       --            40,965         16,295
                                       ---------    ----------    ----------    ---------    ---------    ----------    ------------
NET INCOME FROM OPERATIONS...........  $            $  554,084    $   55,143    $ 275,516    $ 785,732    $  129,918     $   48,714
                                       =========    ==========    ==========    =========    =========    ==========    ============
PRO FORMA INCOME PER SHARE...........
SHARES USED IN COMPUTING PRO FORMA
 INCOME PER SHARE....................

                                                                                OTHER
                                                                              FOUNDING      PRO FORMA            AS
                                       MEGATECH       OMNI          PCI       COMPANIES    ADJUSTMENTS        ADJUSTED
                                       ---------    ---------    ---------    ---------    -----------       ----------
REVENUES.............................  $5,072,584   $4,702,781   $6,049,214   $8,003,432   $   --            $96,658,604
COST OF SALES........................  2,815,612    3,255,092    2,967,047    5,325,962        --            66,844,814
                                       ---------    ---------    ---------    ---------    -----------       ----------
 Gross profit........................  2,256,972    1,447,689    3,082,167    2,677,470        --            29,813,790
SELLING..............................    876,883      389,479      724,656    1,191,260        --            11,209,589
GENERAL & ADMINISTRATIVE.............    777,487      676,327    1,558,923    1,274,254    (2,466,642 )(h)   10,176,506
                                                                                             (332,865 )(j)
DEPRECIATION & AMORTIZATION
 EXPENSE.............................     10,293        5,921      131,644      83,725        417,614 (k)     1,451,882
                                       ---------    ---------    ---------    ---------    -----------       ----------
INCOME (LOSS) FROM OPERATIONS........    592,309      375,962      666,944     128,231      2,381,893         6,975,813
OTHER INCOME (EXPENSE)
 Interest income.....................         62        3,682        4,888       1,621                          129,402
 Interest expense....................     --             (443)      (6,460)    (94,712 )      569,462 (l)       (75,000)
 Other...............................     --           --           65,186       2,614       (169,110 )(m)       (8,904)
                                       ---------    ---------    ---------    ---------    -----------       ----------
INCOME BEFORE INCOME TAXES...........    592,371      379,201      730,558      37,754      2,782,245         7,021,311
PROVISION FOR INCOME TAXES...........     --           --           --          16,397      2,414,023 (n)     3,096,212
                                       ---------    ---------    ---------    ---------    -----------       ----------
NET INCOME FROM OPERATIONS...........  $ 592,371    $ 379,201    $ 730,558    $ 21,357     $  368,222        $3,925,099
                                       =========    =========    =========    =========    ===========       ==========
PRO FORMA INCOME PER SHARE...........                                                                        $     0.43
                                                                                                             ==========
SHARES USED IN COMPUTING PRO FORMA
 INCOME PER SHARE....................                                                                         9,161,355(o)
                                                                                                             ==========

                                      F-6

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                          TRIAD           THI            HTD            SUN            CMS          KENTEC
                                        ----------     ----------     ----------     ----------     ----------     ---------
REVENUES.............................   $   --         $36,387,356    $14,492,286    $10,613,669    $6,848,143     $9,650,138
COST OF SALES........................       --         27,142,668      9,823,034      7,039,412      5,060,636     6,713,218
                                        ----------     ----------     ----------     ----------     ----------     ---------
 Gross profit........................       --          9,244,688      4,669,252      3,574,257      1,787,507     2,936,920

SELLING..............................       --          3,476,813      2,278,747      1,226,358        487,855     1,102,924
GENERAL & ADMINISTRATIVE.............    4,092,883      3,543,152      1,562,044      1,024,132        596,930     1,917,316
DEPRECIATION & AMORTIZATION
 EXPENSE.............................        1,600      1,053,849        166,344         45,000         19,710        63,161
                                        ----------     ----------     ----------     ----------     ----------     ---------
INCOME (LOSS) FROM OPERATIONS........   (4,094,483)     1,170,874        662,117      1,278,767        683,012      (146,481)

OTHER INCOME (EXPENSE)
 Interest income.....................        1,557         30,950          7,068         84,771         10,752        28,560
 Interest expense....................     (373,108)      (428,107)       (41,391)      (176,778)        (1,109)       --
 Other...............................       --            (51,328)       (18,193)        --             20,995        (9,091)
                                        ----------     ----------     ----------     ----------     ----------     ---------
INCOME (LOSS) BEFORE INCOME TAXES....   (4,466,034)       722,389        609,601      1,186,760        713,650      (127,012)

PROVISION FOR INCOME TAXES...........       --            276,552        240,330        448,968         --           (16,689)
                                        ----------     ----------     ----------     ----------     ----------     ---------
NET INCOME FROM OPERATIONS...........   $(4,466,034)   $  445,837     $  369,271     $  737,792     $  713,650     $(110,323)
                                        ==========     ==========     ==========     ==========     ==========     =========
PRO FORMA INCOME PER SHARE...........
SHARES USED IN COMPUTING PRO FORMA
 INCOME PER SHARE....................

                                                                                      OTHER
                                       PRODUCTS FOR                                 FOUNDING       PRO FORMA          AS

                                         SURGERY        MEGATECH        OMNI        COMPANIES     ADJUSTMENTS      ADJUSTED

                                       ------------     ---------     ---------     ---------     -----------     -----------


REVENUES.............................   $5,764,410      $4,986,669    $4,759,774    $7,610,293    $               $101,112,738

COST OF SALES........................    3,459,920      2,933,428     3,573,528     5,026,572                      70,772,416

                                       ------------     ---------     ---------     ---------     -----------     -----------

 Gross profit........................    2,304,490      2,053,241     1,186,246     2,583,721         --           30,340,322

SELLING..............................      911,262        828,569       437,129     1,153,112                      11,902,769

GENERAL & ADMINISTRATIVE.............    1,582,354        688,404       567,818     1,145,239     (1,496,840 )(h)  11,209,369

                                                                                                  (3,697,097 )(i)
                                                                                                    (316,966 )(j)
DEPRECIATION & AMORTIZATION
 EXPENSE.............................       57,389         26,264        73,256       40,510         417,614 (k)    1,964,697

                                       ------------     ---------     ---------     ---------     -----------     -----------

INCOME (LOSS) FROM OPERATIONS........     (246,515)       510,004       108,043      244,860       5,093,289        5,263,487

OTHER INCOME (EXPENSE)
 Interest income.....................       25,909         --             2,392          488                          192,447

 Interest expense....................      (27,480)        (8,333)       (5,775)     (83,422 )     1,070,503 (l)      (75,000)

 Other...............................      408,743         60,000       181,986       34,590        (590,459 )(m)      37,243

                                       ------------     ---------     ---------     ---------     -----------     -----------

INCOME (LOSS) BEFORE INCOME TAXES....      160,657        561,671       286,646      196,516       5,573,333        5,418,177

PROVISION FOR INCOME TAXES...........      129,527         --            --           82,421       1,200,185 (n)    2,361,294

                                       ------------     ---------     ---------     ---------     -----------     -----------

NET INCOME FROM OPERATIONS...........   $   31,130      $ 561,671     $ 286,646     $114,095      $4,373,148      $ 3,056,883

                                       ============     =========     =========     =========     ===========     ===========


PRO FORMA INCOME PER SHARE...........                                                                             $      0.33

                                                                                                                  ===========

SHARES USED IN COMPUTING PRO FORMA
 INCOME PER SHARE....................                                                                               9,161,355(o)

                                                                                                                  ===========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  TRIAD MEDICAL INC. BACKGROUND:

     TRIAD was founded to create a national leader in the contract sale and distribution of specialty medical products designed for the hospital and alternate-site health care markets (including sub-acute facilities, home care companies and specialty physician groups). TRIAD has conducted no operations to date and will acquire the Founding Companies concurrently with the closing of the Offering.

2.  HISTORICAL FINANCIAL STATEMENTS:

     The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements. All Founding Companies have a December 31 year-end or have been converted to a December 31 year-end, except for Professional Equipment, which has an October 31 year-end, and New England Specialties, which has a March 31 year-end. The historical financial statements included elsewhere in this Prospectus have been included in accordance with Regulation S-X, Rule 3-05, promulgated by the Securities and Exchange Commission.

3.  ACQUISITION OF FOUNDING COMPANIES:

     TRIAD will account for the Acquisitions using the purchase method of accounting, with THI being treated as the acquirer for financial statement presentation purposes.

     The following table sets forth the consideration to be paid in (i) cash and
(ii) shares of TRIAD's Common Stock, par value $0.001 per share (Common Stock), for the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the Common Stock was determined using an estimated fair value of $8.25 per share, which represents a discount of 25 percent from the assumed initial public offering price of $11.00 due to restrictions on the sale and transferability of the shares issued. The estimated purchase price for the Acquisitions is based on preliminary estimates and is subject to certain purchase price adjustments at and following closing, however, management does not expect the final purchase price allocation to be materially different from the preliminary allocation nor does it expect there to be any material post closing adjustments. The table does not reflect (i) distributions totaling $3.1 million by Founding Companies that are S Corporations to their stockholders which constitute undistributed earnings, which have been or will be taxed to those shareholders ("S Corporation Distributions") or (ii) distributions of the cash surrender value of certain insurance policies and other personal assets of $0.3 million.

                                                        SHARES OF
                                            CASH         COMMON
                                       CONSIDERATION      STOCK
                                       --------------  -----------
THI..................................  $    8,696,559    1,451,322
HTD..................................       2,475,000      530,357
Sun..................................       2,050,000      571,429
CMS..................................       1,600,000      350,000
Kentec...............................       3,240,000      232,857
Products for Surgery.................       2,250,000      203,571
MegaTech.............................        --            300,000
Omni.................................         200,000      128,571
New England Specialties..............         553,500       88,750
Professional Equipment...............         435,000       48,929
Wilson...............................         720,000       91,429
                                       --------------  -----------
          Total......................  $   22,220,059    3,997,215
                                       ==============  ===========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Of the estimated total purchase price of $35.5 million (based on the fair value of the shares to be issued in the Acquisitions and excluding THI, the accounting acquirer), $13.2 million has been allocated to the assets acquired and liabilities assumed. The remaining $22.3 million represents the purchase price paid to holders of the common stock of the Founding Companies in excess of the net assets acquired.

     Management of TRIAD anticipates, based on its preliminary analysis, that the historical carrying value of the Founding Companies' assets and liabilities will approximate fair value. Accordingly, the amount allocated to goodwill is $22.3 million. Management of TRIAD has not identified any other material tangible or identifiable intangible assets of the Founding Companies to which a portion of the purchase price should be allocated.

4.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

(a)   Records the S Corporation Distributions of Founding Companies.

(b) Records the distribution of cash surrender value of life insurance policies and other personal assets to stockholders.

(c) Records the purchase of the Founding Companies, including receivables from prior stockholders for any potential sales tax liability from prior operations, elimination of other receivables and payables to prior stockholders, and recording of additional acquisition costs.

(d) Records TRIAD's issuance of shares of Common Stock and the accrued payable of $8.7 million to the former stockholders of THI, the accounting acquirer.

(e) Reflects the net deferred income tax assets attributable to the temporary differences between financial reporting and income tax bases of assets and liabilities currently held in S Corporations.

(f) Records the estimated proceeds from the issuance of 4,000,000 shares of Common Stock at an assumed offering price of $11 per share, net of estimated underwriting discount and offering costs of $7.5 million ($3.6 million incurred as of September 30, 1997), including repayment of advances received from Equus II to fund offering costs. Offering costs primarily consist of accounting fees, legal fees, regulatory filing fees and printing expenses.

(g) Records the payment to founders and the repayment of certain liabilities and debt obligations with the net proceeds from the Offering, including $2.4 million of notes payable to stockholders or related parties of certain Founding Companies of which $0.4 million was current at September 30, 1997.

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                                 PRO FORMA
                                          (A)        (B)        (C)         (D)        (E)      ADJUSTMENTS
                                       ---------  ---------  ----------  ---------  ---------   -----------
Cash and cash acquisitions...........  (1,300,000)                                              (1,300,000 )
Goodwill.............................                        22,272,737                         22,272,737
Other noncurrent assets..............              (260,638)  2,563,000                29,606    2,331,968
Short-term debt......................  (1,800,000)                                              (1,800,000 )
Accounts payable and accrued
  liabilities........................                          (800,000)                          (800,000 )
Pro forma cash consideration due to
  Founding Companies.................                        (13,523,500) (8,696,559)           (22,220,059)
Long-term debt, net of current
  maturities.........................                           325,000                            325,000
Notes payable to stockholders and
  related parties, net of current
  maturities.........................                           710,000                            710,000
Common stock.........................                         2,781,953     22,653               2,804,606
Additional paid-in capital...........  3,100,000    260,638  (19,623,505) 13,139,940            (3,122,927 )
Retained earnings....................                         5,603,420  (4,466,034)   (29,606)  1,107,780
Treasury stock.......................                          (309,105)                          (309,105 )
                                       ---------  ---------  ----------  ---------  ---------   -----------
                                          --         --          --         --         --           --
                                       =========  =========  ==========  =========  =========   ===========


                                                                                                      POST-
                                                                                                     MERGER
                                                                             (F)         (G)       ADJUSTMENTS
                                                                          ----------  ----------   -----------
Cash and cash equivalents............                                     36,500,000  (35,659,513)    840,487
Other noncurrent assets..............                                     (4,387,441)              (4,387,441 )
Current maturities of long-term
  debt...............................                                                  2,252,057    2,252,057
Short-term debt......................                                      1,059,586   5,505,810    6,565,396
Accounts payable and accrued
  liabilities........................                                      2,935,314                2,935,314
Pro forma cash consideration due to
  Founding Companies.................                                                 22,220,059   22,220,059
Long-term debt, net of current
  maturities.........................                                                  4,316,934    4,316,934
Notes payable to stockholders and
  related parties, net of current
  maturities.........................                                                  1,364,653    1,364,653
Common stock.........................                                         (4,000)                  (4,000 )
Additional paid-in capital...........                                     (36,103,459)             (36,103,459)
                                                                          ----------  ----------   -----------
                                                                              --          --           --
                                                                          ==========  ==========   ===========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS:

(h) Reduce compensation expenses to the contractual levels the owners and key employees of the Founding Companies have agreed to receive subsequent to the Acquisitions.

(i) Reflects the reversal of the $3.9 million non-recurring non-cash compensation charge by TRIAD related to the issuance of 548,545 shares of Common Stock to management. The historical financial statements of TRIAD include a compensation charge representing the difference between the amounts paid for the shares issued to TRIAD's management and their estimated value on the date of the sale as if the Acquisitions had occurred. This reversal is offset by a $184,000 charge for recurring contractual salary expenses of management.

(j) Eliminates non-recurring ESOP tax exposure recorded by one of the Founding Companies.

(k)   Records goodwill amortization expense using a 40-year estimated life.

(l) Reduce interest expense for repayment of certain debt obligations which will be repaid from the net proceeds from the Offering.

(m) Eliminates non-recurring settlements received from vendors for early extinguishment of supply contract obligations.

(n) Records the incremental provision for federal and state income taxes relating to the compensation expenses, S Corporation income, other pro forma adjustments and the inclusion of all Founding Companies in a consolidated federal income tax return.

(o) The number of shares estimated to be outstanding on completion of the Offering includes the following (reflects the September 5, 1997 stock split):


     Issued to management...............      548,545
     Issued to financial sponsor in
  exchange for convertible preferred
  stock.................................      449,213
     Sale to investors, including
  management............................      100,000
     Issued to acquire Founding
  Companies.............................    3,997,215
     Issued in the Offering.............    4,000,000
                                          -----------
     Shares estimated to be
  outstanding...........................    9,094,973
                                          -----------
     Net effect of TRIAD stock options
  using the Treasury Stock method.......       66,382
                                          -----------
     Shares used in computing pro forma
  net income per share..................    9,161,355
                                          ===========

     Such share number does not include (i) an aggregate of 831,200 shares subject to options granted under TRIAD's 1997 Incentive Plan which have an exercise price equal to the initial Offering price per share, and (ii) warrants to purchase up to 100,000 and 25,000 shares of Common Stock, each at a purchase price equal to the initial Offering price per share, issued by TRIAD to Equus II Incorporated in connection with TRIAD's start-up funding and PENMAN Private Equity and Mezzanine Fund, L.P. in connection with assisting TRIAD in the acquisition of one of the Founding Companies, respectively. See "Management -- Option Grants" and "Certain
     Transactions -- Organization of TRIAD."

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TRIAD Medical Inc.:

     We have audited the accompanying balance sheet of TRIAD Medical Inc. (a Delaware corporation) as of June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from inception (April 7, 1997) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRIAD Medical Inc. as of June 30, 1997 and the results of its operations and its cash flows for the period from inception (April 7, 1997) to June 30, 1997 in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
September 5, 1997

                               TRIAD MEDICAL INC.
                                 BALANCE SHEETS

                                                         SEPTEMBER
                                          JUNE 30,          30,
                                            1997            1997
                                       --------------   ------------
                                                        (UNAUDITED)
               ASSETS
CASH.................................  $      134,843   $    349,177
DEFERRED OFFERING COSTS..............       2,071,193      3,587,441
EQUIPMENT, net.......................          15,145         14,345
                                       --------------   ------------
          Total assets...............  $    2,221,181   $  3,950,963
                                       ==============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
NOTES PAYABLE, net of discount of
  $228,571 and $57,142,
  respectively.......................  $      646,429   $  1,059,586
ACCRUED ACCOUNTING, LEGAL AND
  PROFESSIONAL FEES..................       1,150,883      2,091,281
ACCRUED EXPENSES AND OTHER CURRENT
  LIABILITIES........................          15,825         44,033
                                       --------------   ------------
          Total liabilities..........       1,813,137      3,194,900
                                       --------------   ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par
      value; 1,000,000 shares
      authorized, 300,000 shares
      (Series A Convertible) issued
      and outstanding at June 30,
      1997...........................             300        --
     Common stock, $.001 par value;
      20,000,000 shares authorized,
      548,545 shares and 1,097,758
      shares issued and outstanding
      at June 30, 1997 and September
      30, 1997, respectively.........             549          1,098
     Warrant to purchase common
      stock..........................         400,000        500,000
     Additional paid-in capital......       4,221,248      4,720,999
     Accumulated deficit.............      (4,214,053)    (4,466,034)
                                       --------------   ------------
          Total stockholders'
        equity.......................         408,044        756,063
                                       --------------   ------------
          Total liabilities and
              stockholders' equity...  $    2,221,181   $  3,950,963
                                       ==============   ============

   The accompanying notes are an integral part of these financial statements.

                               TRIAD MEDICAL INC.
                            STATEMENTS OF OPERATIONS

                                             PERIOD
                                         FROM INCEPTION       THREE MONTHS
                                        (APRIL 7, 1997)     ENDED SEPBEMBER
                                        TO JUNE 30, 1997        30, 1997
                                        ----------------    ----------------
                                                              (UNAUDITED)
OPERATING EXPENSES:
     Compensation expense relating to
       common stock issued to
       management....................     $  3,881,097        $   --
     General and administrative......          153,762              58,024
     Depreciation....................              800                 800
                                        ----------------    ----------------
          Total operating expenses...        4,035,659              58,824
                                        ----------------    ----------------
          Loss from operations.......       (4,035,659)            (58,824)
                                        ----------------    ----------------
OTHER INCOME (EXPENSE):
     Interest income.................            1,241                 316
     Interest expense................         (179,635)           (193,473)
                                        ----------------    ----------------
NET LOSS.............................     $ (4,214,053)       $   (251,981)
                                        ================    ================

   The accompanying notes are an integral part of these financial statements.

                               TRIAD MEDICAL INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                               SERIES A
                                           PREFERRED STOCK        COMMON STOCK        WARRANT TO    ADDITIONAL
                                          ------------------   -------------------     PURCHASE      PAID-IN     ACCUMULATED
                                           SHARES     AMOUNT     SHARES     AMOUNT   COMMON STOCK    CAPITAL       DEFICIT
                                          ---------   ------   ----------   ------   ------------   ----------   -----------
Balance at inception (April 7, 1997)....     --       $  --        --       $   --     $ --         $   --       $   --
Issuance of preferred stock.............    300,000     300        --           --       --            299,700       --
Issuance of common stock................     --          --       548,545      549       --          3,921,548       --
Issuance of warrant to purchase common
  stock in connection with the issuance
  of notes payable......................     --          --        --           --      400,000         --           --
Net loss................................     --          --        --           --       --             --        (4,214,053)
                                          ---------   ------   ----------   ------   ------------   ----------   -----------
Balance at
  June 30, 1997.........................    300,000     300       548,545      549      400,000      4,221,248    (4,214,053)
Conversion of preferred stock
  (unaudited)...........................   (300,000)   (300 )     449,213      449       --               (149)      --
Issuance of common stock (unaudited)....     --        --         100,000      100       --            499,900       --
Issuance of warrant to purchase common
  stock (unaudited).....................     --        --          --         --        100,000         --           --
Net loss (unaudited)....................     --        --          --         --         --             --          (251,981)
                                          ---------   ------   ----------   ------   ------------   ----------   -----------
Balance at September 30, 1997
  (unaudited)...........................     --       $--       1,097,758   $1,098     $500,000     $4,720,999   $(4,466,034)
                                          =========   ======   ==========   ======   ============   ==========   ===========


                                              TOTAL
                                          STOCKHOLDERS'
                                             EQUITY
                                          -------------
Balance at inception (April 7, 1997)....   $   --
Issuance of preferred stock.............       300,000
Issuance of common stock................     3,922,097
Issuance of warrant to purchase common
  stock in connection with the issuance
  of notes payable......................       400,000
Net loss................................    (4,214,053)
                                          -------------
Balance at
  June 30, 1997.........................       408,044
Conversion of preferred stock
  (unaudited)...........................       --
Issuance of common stock (unaudited)....       500,000
Issuance of warrant to purchase common
  stock (unaudited).....................       100,000
Net loss (unaudited)....................      (251,981)
                                          -------------
Balance at September 30, 1997
  (unaudited)...........................   $   756,063
                                          =============

   The accompanying notes are an integral part of these financial statements.

                               TRIAD MEDICAL INC.
                            STATEMENTS OF CASH FLOWS

                                             PERIOD
                                         FROM INCEPTION       THREE MONTHS
                                        (APRIL 7, 1997)     ENDED SEPTEMBER
                                        TO JUNE 30, 1997        30, 1997
                                        ----------------    ----------------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................     $ (4,214,053)       $   (251,981)
  Adjustments to reconcile net loss
     to net cash used in operating
     activities --
     Amortization of debt discount
     and depreciation................          172,229             172,229
     Compensation expense relating to
       common stock issued to
       management....................        3,881,097            --
     Increase (decrease) in operating
       cash flows resulting from:
       Deferred offering costs.......       (2,071,193)         (1,416,246)
       Accrued accounting, legal and
          professional fees..........        1,150,883             940,396
       Accrued expenses and other
          current liabilities........           15,825              28,208
                                        ----------------    ----------------
          Net cash used in operating
             activities..............       (1,065,212)           (527,394)
                                        ----------------    ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment...........          (15,945)           --
                                        ----------------    ----------------
          Net cash used in investing
             activities..............          (15,945)           --
                                        ----------------    ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of notes
       payable and related common
       stock warrant.................          875,000             241,728
     Proceeds from issuance of series
       A convertible preferred
       stock.........................          300,000            --
     Proceeds from issuance of common
       stock.........................           41,000             500,000
                                        ----------------    ----------------
          Net cash provided by
             financing activities....        1,216,000             741,728
                                        ----------------    ----------------
NET INCREASE IN CASH.................          134,843             214,334
CASH, beginning of period............         --                   134,843
                                        ----------------    ----------------
CASH, end of period..................     $    134,843        $    349,177
                                        ================    ================

   The accompanying notes are an integral part of these financial statements.

                               TRIAD MEDICAL INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     TRIAD Medical Inc., a Delaware corporation (the Company or TRIAD), was founded in April 1997 to create a national leader in the contract sales and distribution of specialty medical products designed for the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies and specialty physician groups). The Company intends to (i) enter into definitive merger agreements to acquire in separate transactions (the Acquisitions) 11 other companies (the Founding Companies) for a total of $22,220,000 in cash and 3,997,215 shares of the Company's common stock, $0.001 par value (Common Stock), and (ii) complete an initial public offering of 4,000,000 shares of the Common Stock (the Offering). Subsequent to the Offering, the Company intends to continue to acquire, through merger or purchase, similar businesses to expand its national operations.

     The Company's primary assets at June 30, 1997 and September 30, 1997 are cash and deferred offering costs. The Company has not conducted any operations, and its activities to date have related to the Acquisitions and the Offering. There is no assurance that the acquisitions of the Founding Companies will be completed and that the Company will be able to generate future operating revenues. Equus II Incorporated (Equus II) has committed to fund up to $2,200,000 in pre-Offering costs. The Company is dependent on the Offering to fund the amounts due to Equus II, the pending Acquisitions and related transactions and future operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The financial statements presented have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the three months ended September 30, 1997 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash and notes payable. The carrying amounts of those instruments reported in the balance sheet are considered to be representative of their respective fair values, due to the short-term nature of such financial instruments and the current interest rate environment.

  DEFERRED OFFERING COSTS

     Deferred offering costs consist of accounting, legal and consulting fees. These costs will be treated as a reduction of the Offering proceeds.

                               TRIAD MEDICAL INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  EQUIPMENT

     Equipment is stated at cost and depreciation is computed using the straight-line method over a five year estimated useful life.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

     The Company has recorded a full valuation allowance against all deferred income tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefit has been recorded for the current period loss.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. If the Company does not complete the Offering in 1997, it will be required to adopt SFAS No. 129 in 1997. In the opinion of management, SFAS No. 129 will not significantly change the Company's existing financial statement disclosures.

3.  EQUIPMENT:

     Equipment consists of the following:

                                          JUNE 30,    SEPTEMBER 30,
                                            1997          1997
                                          ---------   -------------
                                                       (UNAUDITED)
Office equipment and fixtures...........  $  15,945      $15,945
Less -- accumulated depreciation........       (800)      (1,600)
                                          ---------   -------------
Equipment, net..........................  $  15,145      $14,345
                                          =========   =============

4.  NOTES PAYABLE:

     The Company has borrowings from Equus II under a $2,200,000 credit facility totaling $875,000 and $1,116,728 at June 30, 1997 and September 30, 1997,
respectively. The borrowings are unsecured, bear interest at a bank's prime rate plus 0.5 percent (9.0 percent at June 30, 1997), and mature at the earlier of January 31, 1998 or the date the Offering closes. The credit facility contains various restrictive covenants, including provisions relating to restrictions on the issuance of additional shares of capital stock or convertible securities, declaration of dividends and additional indebtedness. The Company was in compliance with all its covenants at June 30, 1997 and September 30, 1997. In addition, the credit facility requires Equus II to have a representative on the Company's Board of Directors.

     In connection with the credit facility, the Company issued a warrant to Equus II to purchase up to 100,000 shares of Common Stock at a purchase price equal to the initial public offering price per share in the Offering, subject to adjustment in certain circumstances. The warrant may be exercised at any time or from time to time until five years from the date the Offering closes. The warrant was valued at $400,000, which resulted in an original issue discount on the notes payable. The original issue discount is being amortized as additional interest expense over the expected life of the notes payable. The unamortized original issue discount at June 30, 1997 and September 30, 1997 was $228,571 and $57,142, respectively.

                               TRIAD MEDICAL INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  STOCKHOLDERS' EQUITY:

     In connection with its organization and capitalization, the Company issued and sold 548,545 shares of Common Stock at approximately $.08 per share to certain officers of the Company for total proceeds of $41,000. The Company recorded a non-recurring, non-cash compensation charge of $3,881,097, representing the difference between the amount paid and the value of the shares on the date of issuance estimated based on an assumed initial public offering price of $11.00 per share.

     In connection with the credit facility discussed in Note 4, the Company issued 300,000 shares of its series A convertible preferred stock at $1.00 per share to Equus II. Such shares are subject to certain voting restrictions and are convertible into 449,213 shares of Common Stock one year after the date of issuance. On September 5, 1997, the series A convertible preferred stock was amended to remove the one-year holding restriction and was converted into 449,213 shares of Common Stock.

     TRIAD's Certificate of Incorporation, as amended, authorizes the issuance, without stockholder approval, of one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as TRIAD's board of directors may determine.

     SFAS No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25). Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. No awards were issued for which such disclosure would be required. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to its future financial statements.

     On September 5, 1997 the Company effected an approximately 1.34-for-one stock split of the outstanding Common Stock for each share of Common Stock outstanding. The effects of the stock split have been retroactively reflected in the accompanying financial statements and in these notes.

6.  INCOME TAXES:

     There were no income taxes recorded for the periods ended June 30, 1997 and September 30, 1997 due to the Company incurring a net operating loss for financial reporting and income tax reporting purposes. Management has provided a valuation allowance equal to the amount of the deferred income tax asset related to the net operating loss carryforward.

     As of June 30, 1997 and September 30, 1997, the Company has a net operating loss carryforwards for income tax reporting purposes of approximately $333,000 and $586,000, respectively. These net operating loss carryforwards are scheduled to expire in 2012.

7.  RELATED PARTY TRANSACTIONS:

     The Company leases its office space from a company owned in part by an officer of the Company under a month-to-month lease. The total rent paid under the lease was approximately $5,600 and $6,400 for the period from inception (April 7, 1997) to June 30, 1997 and for the three months ended September 30, 1997, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with certain officers of the Company. These officers cannot be terminated within one year. If an officer's employment is terminated after the first year

                               TRIAD MEDICAL INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) without cause, the officer would be entitled to one year's compensation from the date of termination for the first three years of employment.

  COMMON STOCK OPTIONS

     The Company has committed to issue options to purchase 972,987 shares of Common Stock, 831,200 of which will have an exercise price equal to the initial public offering price per share and 141,787 of which will have a weighted average exercise price of $5.85 per share. In general, the terms of the option awards (including vesting schedules) will be established by the compensation committee of the Company's board of directors.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     On September 8, 1997, the Company and its stockholders approved the TRIAD Medical Inc. 1997 Incentive Plan (the Plan), which provides for the granting or awarding of stock options to employees, nonemployee directors and nonemployee consultants who provide services to TRIAD. The number of shares authorized and reserved for issuance under the Plan is limited to the greater of 1,130,000 or
12.5 percent of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. As discussed in Note 8, the Company has previously committed to issue options to purchase 972,987 shares of Common Stock.

     On September 8, 1997, the Company issued and sold in a private placement 100,000 shares of Common Stock at a price of $5.00 per share to certain directors, executive officers of the Founding Companies and certain other investors.

     On September 8, 1997, the Company issued a warrant to a shareholder of one of the Founding Companies to purchase 25,000 shares of Common Stock at a price equal to the initial public offering price per share issued in connection with the acquisition of one of the Founding Companies.

     On September 9, 1997, the Company entered into definitive merger agreements with the Founding Companies, providing for the acquisition of the Founding Companies by TRIAD.

     The Company has recently received a commitment from First National Bank of Chicago to provide the Company with a $40.0 million credit facility, which may be used for acquisitions, working capital and other general corporate purposes.

     On September 11, 1997, the Company filed a registration statement on Form S-1 relating to the Offering. An investment in shares of Common Stock involves a high degree of risk, including, among others, absence of a combined operating history, dependence on acquisitions for growth, history of loss of product lines, need for additional financing and dependence on key personnel. See "Risk Factors."

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TRIAD Holdings, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of TRIAD Holdings, Inc. (a Delaware corporation) and subsidiaries, as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TRIAD Holdings, Inc. and subsidiaries, as of December 31, 1995 and 1996, and the results of their consolidated operations and their consolidated cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
August 1, 1997

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                   DECEMBER 31,
                                          ------------------------------  SEPTEMBER 30,
                                               1995            1996            1997
                                          --------------  --------------  --------------
                                                                           (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $        7,273  $      816,560  $      353,338
     Accounts receivable, net of
       allowance of $147,959, $193,863
       and $95,721, respectively........       4,579,763       5,915,999       9,238,611
     Inventories, net...................       2,889,002       3,993,437       4,275,413
     Prepaid expenses and other current
       assets...........................         774,484         929,112         628,809
     Deferred income taxes..............         289,000         420,000         345,000
                                          --------------  --------------  --------------
               Total current assets.....       8,539,522      12,075,108      14,841,171
                                          --------------  --------------  --------------
PROPERTY AND EQUIPMENT, net.............         251,981         626,409         644,749
RENTAL EQUIPMENT, net...................       1,844,053       2,465,225       3,900,846
INTANGIBLES.............................        --             2,812,436       4,352,262
OTHER NON-CURRENT ASSETS................         117,388          83,301          47,374
                                          --------------  --------------  --------------
               Total assets.............  $   10,752,944  $   18,062,479  $   23,786,402
                                          ==============  ==============  ==============
  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit.....................  $     --        $     --        $      100,000
     Current obligations under capital
       leases...........................         321,865         564,093         527,301
     Current maturities of long-term
       debt.............................       2,490,664         778,000       1,101,194
     Current maturities of notes payable
       to stockholders..................          27,094         234,114         234,114
     Accounts payable and accrued
       expenses.........................       6,227,034       4,594,473       8,606,865
                                          --------------  --------------  --------------
               Total current
                  liabilities...........       9,066,657       6,170,680      10,569,474
                                          --------------  --------------  --------------
CAPITAL LEASE OBLIGATIONS, net of
  current maturities....................         274,884         479,878         416,932
LONG-TERM DEBT, net of current
  maturities............................        --             2,917,500       3,403,809
NOTES PAYABLE TO STOCKHOLDERS, net of
  current maturities....................          70,547         468,229         468,229
DEFERRED INCOME TAXES...................         267,000         307,000         322,000
OTHER LONG-TERM LIABILITIES.............       1,142,343       1,171,710       1,133,988
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
     Class A convertible common stock,
       $.01 par value, 1,500,000 shares
       authorized, 1,362,190 issued and
       outstanding in 1996 and 1997.....        --                13,621          13,621
     Class B common stock, $.01 par
       value, 3,000,000 shares
       authorized, 979,845 issued and
       outstanding in 1996; 1,048,345
       issued and outstanding in 1997...        --                 9,798          10,483
     Common stock, no par value,
       10,000,000 shares authorized,
       1,116,300 issued and outstanding
       in 1995..........................         254,804        --              --
     Additional paid-in capital.........        --             6,140,982       6,618,948
     Retained earnings (accumulated
       deficit).........................        (323,291)        383,081         828,918
                                          --------------  --------------  --------------
               Total stockholders'
                  equity (deficit)......         (68,487)      6,547,482       7,471,970
                                          --------------  --------------  --------------
               Total liabilities and
                  stockholders' equity
                  (deficit).............  $   10,752,944  $   18,062,479  $   23,786,402
                                          ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                   NINE MONTHS
                                                     YEAR ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                                          ----------------------------------------------  ------------------------------
                                               1994            1995            1996            1996            1997
                                          --------------  --------------  --------------  --------------  --------------
                                                                                                   (UNAUDITED)
REVENUES................................  $   22,667,209  $   29,673,818  $   36,257,683  $   26,167,703  $   36,387,356
COST OF REVENUES........................      16,751,215      22,485,390      27,492,002      20,175,059      27,142,668
                                          --------------  --------------  --------------  --------------  --------------
          Gross profit..................       5,915,994       7,188,428       8,765,681       5,992,644       9,244,688
SELLING EXPENSES........................       2,391,062       2,939,858       3,395,801       2,397,533       3,476,813
GENERAL AND ADMINISTRATIVE EXPENSES.....       1,813,184       2,146,309       3,017,319       1,898,138       3,543,152
DEPRECIATION AND
  AMORTIZATION..........................         530,562         561,428         763,071         502,095       1,053,849
                                          --------------  --------------  --------------  --------------  --------------
     Total operating expenses...........       4,734,808       5,647,595       7,176,191       4,797,766       8,073,814
                                          --------------  --------------  --------------  --------------  --------------
Income from operations..................       1,181,186       1,540,833       1,589,490       1,194,878       1,170,874
OTHER INCOME (EXPENSE):
     Interest income....................          27,682          30,164          64,588          48,188          30,950
     Interest expense...................        (496,184)       (538,915)       (368,831)       (248,140)       (428,107)
     Other income (expense), net........         (21,705)         15,476        (113,990)        (83,406)        (51,328)
                                          --------------  --------------  --------------  --------------  --------------
INCOME BEFORE PROVISION FOR INCOME
  TAXES.................................         690,979       1,047,558       1,171,257         911,520         722,389
PROVISION FOR INCOME TAXES..............         102,700         420,600         464,885         357,436         276,552
                                          --------------  --------------  --------------  --------------  --------------
NET INCOME..............................  $      588,279  $      626,958  $      706,372  $      554,084  $      445,837
                                          ==============  ==============  ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                           TRIAD HOLDINGS, INC. COMMON STOCK
                                       -----------------------------------------
                                                                                    TRIAD MEDICAL, INC.
                                             CLASS A               CLASS B             COMMON STOCK         ADDITIONAL
                                       -------------------   -------------------   ---------------------     PAID-IN
                                        SHARES     AMOUNT     SHARES     AMOUNT     SHARES      AMOUNT       CAPITAL
                                       ---------   -------   ---------   -------   ---------   ---------    ----------
BALANCE, December 31, 1993...........     --       $ --         --       $ --      1,094,500   $ 222,883    $   --
    Common stock sold for cash.......     --         --         --         --          5,000       5,500        --
    Common stock issued for
      services.......................     --         --         --         --          2,500       8,661        --
    Net income.......................     --         --         --         --         --          --            --
                                       ---------   -------   ---------   -------   ---------   ---------    ----------
BALANCE, December 31, 1994...........     --         --         --         --      1,102,000     237,044        --
    Common stock sold for cash.......     --         --         --         --         14,300      17,760        --
    Net income.......................     --         --         --         --         --          --            --
                                       ---------   -------   ---------   -------   ---------   ---------    ----------
BALANCE, December 31, 1995...........     --         --         --         --      1,116,300     254,804        --
    Class A common stock sold for
      cash...........................  1,362,190   13,621       --         --         --          --         6,770,827
    Repurchase and conversion of TMI
      common stock to Class B common
      stock..........................     --         --        889,269    8,893    (1,116,300)  (254,804)   (1,004,089)
    Stock options exercised..........     --         --         30,576      305       --          --            44,844
    Issuance of common stock in
      connection with acquisition of
      PCI............................     --         --         60,000      600       --          --           329,400
    Net income.......................     --         --         --         --         --          --            --
                                       ---------   -------   ---------   -------   ---------   ---------    ----------
BALANCE, December 31, 1996...........  1,362,190   13,621      979,845    9,798       --          --         6,140,982
    Issuance of common stock in
      connection with acquisition of
      Medrep Medical, Inc.
      (unaudited)....................     --         --         22,000      220       --          --           149,780
    Issuance of common stock in
      connection with acquisition of
      Eclipse, Inc. (unaudited)......     --         --         31,000      310       --          --           224,690
    Common stock sold for cash
      (unaudited)....................     --         --         15,500      155       --          --           103,496
    Net income (unaudited)...........     --         --         --         --         --          --            --
                                       ---------   -------   ---------   -------   ---------   ---------    ----------
BALANCE, September 30, 1997
  (unaudited)........................  1,362,190   $13,621   1,048,345   $10,483      --       $  --        $6,618,948
                                       =========   =======   =========   =======   =========   =========    ==========


                                         RETAINED
                                         EARNINGS             TOTAL
                                       (ACCUMULATED       STOCKHOLDERS'
                                         DEFICIT)       EQUITY (DEFICIT)
                                       -------------    -----------------
BALANCE, December 31, 1993...........   $(1,538,528)       $(1,315,645)
    Common stock sold for cash.......       --                   5,500
    Common stock issued for
      services.......................       --                   8,661
    Net income.......................       588,279            588,279
                                       -------------    -----------------
BALANCE, December 31, 1994...........      (950,249)          (713,205)
    Common stock sold for cash.......       --                  17,760
    Net income.......................       626,958            626,958
                                       -------------    -----------------
BALANCE, December 31, 1995...........      (323,291)           (68,487)
    Class A common stock sold for
      cash...........................       --               6,784,448
    Repurchase and conversion of TMI
      common stock to Class B common
      stock..........................       --              (1,250,000)
    Stock options exercised..........       --                  45,149
    Issuance of common stock in
      connection with acquisition of
      PCI............................       --                 330,000
    Net income.......................       706,372            706,372
                                       -------------    -----------------
BALANCE, December 31, 1996...........       383,081          6,547,482
    Issuance of common stock in
      connection with acquisition of
      Medrep Medical, Inc.
      (unaudited)....................       --                 150,000
    Issuance of common stock in
      connection with acquisition of
      Eclipse, Inc. (unaudited)......       --                 225,000
    Common stock sold for cash
      (unaudited)....................       --                 103,651
    Net income (unaudited)...........       445,837            445,837
                                       -------------    -----------------
BALANCE, September 30, 1997
  (unaudited)........................   $   828,918        $ 7,471,970
                                       =============    =================

  The accompanying notes are an integral part of these consolidated financial statements.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           NINE MONTHS
                                                  YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                          ----------------------------------------  --------------------------
                                              1994          1995          1996          1996          1997
                                          ------------  ------------  ------------  ------------  ------------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $    588,279  $    626,958  $    706,372  $    554,084  $    445,837
  Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities --
      Depreciation and amortization.....       530,562       561,428       763,071       502,095     1,053,849
      (Gain) loss on disposal of fixed
         assets.........................         7,256       (37,813)       (8,001)      (13,595)      (54,193)
      Provision for doubtful accounts...       129,610       164,900        48,041        56,400       --
      Deferred rent.....................        17,831         4,609        12,117        16,778       (37,722)
      Common stock issued for
         services.......................         8,661       --            --            --            --
      Deferred income tax provision
         (benefit)......................       (47,300)       25,300       (91,000)      (51,000)       90,000
      Increase (decrease) in operating
         cash flows resulting from --
           Accounts receivable..........    (1,142,133)   (1,106,238)     (141,526)   (1,565,706)   (3,068,370)
           Inventories..................    (1,095,248)     (620,791)     (360,786)       29,400      (163,511)
           Prepaids and other current
             assets.....................      (356,973)      333,138      (115,765)      484,155       300,990
           Other noncurrent assets......        42,876        70,766        38,682        74,302        37,522
           Accounts payable and accrued
             expenses...................     1,978,329       575,027    (1,921,743)   (1,195,533)    3,787,311
                                          ------------  ------------  ------------  ------------  ------------
             Net cash provided by (used
               in) operating
               activities...............       661,750       597,284    (1,070,538)   (1,108,620)    2,391,713
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash paid for acquisitions, net of
      cash acquired.....................       --            --         (3,814,651)      --         (1,963,794)
    Additions to property and
      equipment.........................      (109,947)     (155,456)     (436,394)     (245,899)   (1,380,660)
    Proceeds from disposals of property
      and equipment.....................        19,285       134,453        49,457        54,749       130,626
                                          ------------  ------------  ------------  ------------  ------------
             Net cash used in investing
               activities...............       (90,662)      (21,003)   (4,201,588)     (191,150)   (3,213,828)
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings on long-term debt and
      capital leases....................       --            --          3,890,000       --          1,400,000
    Principal payments on long-term debt
      and capital leases................      (993,697)   (1,003,763)     (799,879)     (403,088)   (1,244,758)
    Line of credit, net.................       440,485       451,639    (2,490,664)   (2,490,664)      100,000
    Payments on notes payable to
      stockholders......................       (39,352)      (35,608)      (97,641)      (97,641)      --
    Proceeds from sale of common
      stock.............................         5,500        17,760     6,829,597     6,791,160       103,651
    Repurchase of common shares.........       --            --         (1,250,000)   (1,250,000)      --
                                          ------------  ------------  ------------  ------------  ------------
             Net cash provided by (used
               in) financing
               activities...............      (587,064)     (569,972)    6,081,413     2,549,767       358,893
                                          ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (15,976)        6,309       809,287     1,249,997      (463,222)
CASH AND CASH EQUIVALENTS, at beginning
  of period.............................        16,940           964         7,273         7,273       816,560
                                          ------------  ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, at end of
  period................................  $        964  $      7,273  $    816,560  $  1,257,270  $    353,338
                                          ============  ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for --
         Interest.......................  $    496,000  $    360,000  $    539,000  $    200,000  $    397,000
                                          ============  ============  ============  ============  ============
         Income taxes...................  $    110,000  $    829,000  $    746,000  $    603,000  $    402,000
                                          ============  ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH
  FINANCING ACTIVITIES:
    Common stock and notes payable
      issued for acquisitions...........  $    --       $    --       $  1,032,343  $    --       $    375,000
                                          ============  ============  ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     TRIAD Holdings, Inc. (the Company), is primarily engaged in the contract sale and distribution of medical supplies, devices, drugs and durable equipment to home infusion health care providers throughout the United States.

     The Company conducts business through its operating subsidiaries, principally TRIAD Medical Inc. (TMI), which was incorporated in June 1980. On April 22, 1996, the Company was incorporated and TMI became its wholly owned subsidiary.

     In October 1996, the Company acquired the assets and assumed certain liabilities of PCI Medical, Inc. (PCI) for cash consideration of $3,814,651 (net of cash acquired), notes payable of $702,343 and 60,000 Class B common shares of the Company valued at $330,000. The acquisition was accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition as follows:

Accounts receivable..................  $  1,242,751
Inventory............................       743,649
Prepaids.............................        38,863
Property and equipment...............       194,598
Rental equipment.....................       111,407
Goodwill.............................     2,829,938
Other assets.........................         4,595
Accounts payable and accrued
expenses.............................      (306,432)
Capital leases.......................       (12,375)
                                       ------------
                                       $  4,846,994
                                       ============

     The excess purchase price over the fair values of the net assets acquired has been recorded as goodwill to be amortized on a straight-line based over 40 years. Operating results of PCI from October 4, 1996, through December 31, 1996, have been included in the accompanying consolidated financial statements. See the financial statements of PCI included elsewhere herein.

     The Company and its stockholders intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired by TRIAD for consideration consisting of $8,696,559 in cash and 1,451,322 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. All significant intercompany amounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the consolidated financial position, results of operations and cash flows with respect to the interim consolidated financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Specifically, the Company has accrued an estimate for certain tax expenses, which are under evaluation. Accordingly, such accrual may require revision.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment. The fair value of the Company's long-term debt and capital lease obligations was determined using valuation techniques that considered cash flows discounted at current market rates and management's best estimates for instruments without quoted market prices. The carrying amounts of those long-term instruments reported in the balance sheets are considered to approximate their respective fair values as the Company's long-term debt and capital lease obligations interest rates approximate market rates at December 31, 1996.

  CASH AND CASH EQUIVALENTS

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily alternate-site health care providers. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1995 and 1996, and at September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. At December 31, 1996, and at September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  INTANGIBLE ASSETS

     The intangible assets recorded by the Company in connection with the acquisition of PCI (see Note 1) are amortized on a straight-line basis. As of September 30, 1997, accumulated amortization of intangibles amounted to $173,178. The applicable intangible amortization periods are as follows:

Goodwill................................   40 years
Patents.................................   17 years

  DEFERRED RENT

     Certain of the Company's facilities leases include scheduled rent increases and free rent periods. For financial reporting purposes, rent expense is recognized on a straight-line basis over the lease term. The difference between rents paid pursuant to the lease agreements and rent expense for financial reporting purposes has been reported as deferred rent.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of medical products and supplies under distribution agreements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recorded at the time of shipment of products or performance of services. Revenues from the rental of infusion pumps and other equipment under cancellable and noncancellable operating leases are recognized as earned. Biomedical, commission and installation revenues are recognized as the services are provided. The Company also provides financing for equipment sales under sales-type lease arrangements.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  STOCK-BASED COMPENSATION

     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with SFAS No. 123, the Company accounts for stock option grants in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and has adopted the "disclosure only" alternative described in SFAS No. 123.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  ACQUISITIONS (UNAUDITED):

     On January 17, 1997, the Company purchased certain assets and assumed certain liabilities of Medrep Medical, Inc. in exchange for 22,000 shares of its Class B common stock valued at $150,000 and cash of $435,085. The purchase price was allocated as follows:

Accounts receivable.....................  $   61,024
Rental equipment........................     372,971
Goodwill................................     352,102
Covenant not to compete.................      50,000
Other assets............................       2,282
Accounts payable and accrued expenses...    (154,672)
Capital leases..........................     (98,622)
                                          ----------
                                          $  585,085
                                          ==========

     On May 1, 1997, the Company purchased certain assets and assumed certain liabilities of Eclipse, Inc. in exchange for 31,000 shares of its Class B common stock valued at $225,000 and cash of $1,528,709. The purchase price was allocated as follows:

Accounts receivable.....................  $    193,218
Inventory...............................       118,465
Rental equipment........................       514,732
Goodwill................................     1,250,000
Accounts payable and accrued expenses...       (70,409)
Capital leases..........................      (252,297)
                                          ------------
                                          $  1,753,709
                                          ============

     On October 1, 1997 the Company purchased certain assets and assumed certain liabilities of The Economic Alliance Corporation in exchange for approximately $900,000. It is anticipated that the transaction will result in approximately $700,000 in goodwill beingrecorded in the fourth quarter of 1997.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                        ESTIMATED           DECEMBER 31,
                                       USEFUL LIVES   ------------------------  SEPTEMBER 30,
                                         IN YEARS        1995         1996          1997
                                       ------------   ----------  ------------  -------------
                                                                                 (UNAUDITED)
Office equipment.....................       5         $  179,121  $    362,549   $   487,552
Computers and software...............       5            141,603       193,146       207,818
Furniture and fixtures...............      5-7            98,502       139,398       156,711
Warehouse equipment..................       5             91,773       146,299       178,887
Test equipment.......................       5             --           116,594       161,960
Leasehold improvements...............       10            49,606       108,763       129,890
                                                      ----------  ------------  -------------
                                                         560,605     1,066,749     1,322,818
Less -- Accumulated depreciation and
  amortization.......................                   (308,624)     (440,340)     (678,069)
                                                      ----------  ------------  -------------
Property and equipment, net..........                 $  251,981  $    626,409   $   644,749
                                                      ==========  ============  =============

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Equipment financed under capital lease obligations amounted to $3,817,880 and $4,978,194 at December 31, 1995 and 1996, respectively, and $7,001,079 at September 30, 1997. Related accumulated depreciation for those assets totaled $1,973,827 and $2,512,969 at December 31, 1995 and 1996, respectively, and
$3,100,233 at September 30, 1997.

  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                           DECEMBER 31,     SEPTEMBER 30,
                                               1996             1997
                                           ------------     -------------
                                                             (UNAUDITED)
Goodwill................................    $2,812,577       $ 4,434,766
Covenant not to compete.................       --                 50,000
Patents.................................        36,338            40,674
                                           ------------     -------------
                                             2,848,915         4,525,440
Less -- Accumulated amortization........       (36,479)         (173,178)
                                           ------------     -------------
                                            $2,812,436       $ 4,352,262
                                           ============     =============

     Amortization expense amounted to $17,502 in 1996 and is included in depreciation and amortization.

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following:

                                                 DECEMBER 31,
                                          --------------------------     SEPTEMBER 30,
                                              1995          1996             1997
                                          ------------  ------------     -------------
                                                                          (UNAUDITED)
Accounts payable, trade.................  $  5,832,875  $  4,307,181      $ 8,244,984
Accrued compensation and benefits.......        32,942       134,718          153,945
Accrued commissions.....................        71,671        11,147          114,768
Accrued income taxes....................       250,791        60,612          --
Other payable and accrued expenses......        38,755        80,815           93,168
                                          ------------  ------------     -------------
                                          $  6,227,034  $  4,594,473      $ 8,606,865
                                          ============  ============     =============

6.  DEBT:

     In May 1996, the Company used the proceeds from a sale of its common stock to repay the outstanding borrowings under a line of credit and incurred a related charge of $77,854, included in other income (expense), net in the accompanying consolidated statements of operations (see Note 12).

     In September 1996, TMI entered into a new credit agreement with a bank. The agreement, which expires on May 31, 1998, provides a revolving line-of-credit facility of up to $1,000,000. Borrowings under the credit agreement bear interest at the bank's prime rate plus 0.25 percent or, at the Company's option, a LIBOR rate plus 3.25 percent. The credit agreement is collateralized by all of the Company's assets and includes certain restrictive covenants.

     In October 1996, the Company entered into an agreement with a bank for an acquisition line of credit. The agreement expires in September 2001 and provides a facility of up to $5,000,000. Borrowings under the agreement bear interest at the bank's prime rate plus 0.625 percent. The agreement includes certain restrictive covenants. The Company was in compliance with respect to all its covenants at December 31, 1996 and September 30, 1997. The agreement provides that all borrowings thereunder are collateralized by

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) all the Company's assets. The outstanding borrowings under the agreement at December 31, 1996 and September 30, 1997 were $3,695,500 and $4,505,003, respectively.

     The aggregate maturities of long-term debt and capital lease obligations as of December 31, 1996, are as follows:

                                           LONG-TERM      CAPITAL
                                              DEBT         LEASES
                                          ------------  ------------
Year ending December 31 --
     1997...............................  $    778,000  $    656,013
     1998...............................       778,000       431,370
     1999...............................       778,000        84,321
     2000...............................       778,000       --
     2001...............................       583,500       --
                                          ------------  ------------
                                          $  3,695,500     1,171,704
                                          ============
Less: amount representing interest......                    (127,733)
                                                        ------------
                                                        $  1,043,971
                                                        ============

  NOTES PAYABLE TO STOCKHOLDERS

     Notes payable to stockholders consist of the following:

                                                DECEMBER 31,
                                          ------------------------    SEPTEMBER 30,
                                             1995         1996            1997
                                          ----------  ------------    -------------
                                                                       (UNAUDITED)
Subordinated note payable to
  stockholder, principal and interest of
  $220,000 payable annually, maturing
  October 1999, bearing interest at

  6.53%.................................  $   --      $    582,343      $ 582,343
Notes payable to stockholders, due in
  various amounts through October 1999,
  interest at rates ranging from 10% to
  12%...................................      97,641       120,000        120,000
                                          ----------  ------------    -------------
                                              97,641       702,343        702,343
Less -- Current portion.................     (27,094)     (234,114)      (234,114)
                                          ----------  ------------    -------------
                                          $   70,547  $    468,229      $ 468,229
                                          ==========  ============    =============

7.  LEASES:

     The Company leases space for its warehouses and corporate office from third parties. Rent expense under these arrangements totaled approximately $390,000, $309,000 and $371,000 for the years ended December 31, 1994, 1995 and 1996, respectively, and was $264,000 and $610,000 for the nine months ended September 30, 1996 and 1997, respectively. The leases require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     The Company acquired rental equipment totaling $443,402 and $1,040,226 under capital lease obligations in 1995 and 1996, respectively.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996, are as follows:

Year ending December 31 --
     1997...............................  $    772,872
     1998...............................       656,460
     1999...............................       570,435
     2000...............................       415,034
     2001...............................       341,943
                                          ------------
                                          $  2,756,744
                                          ============

     Total rent expense was $415,711 and $571,839 in 1995 and 1996, respectively.

     As discussed in Note 2, the Company rents certain equipment under noncancellable operating leases. Aggregate future minimum rentals to be received under noncancellable leases in effect at December 31, 1996, are as follows:

Year ending December 31 --
     1997...............................  $  177,200
     1998...............................     128,500
     1999...............................      76,000
     2000...............................      67,200
     2001...............................      28,525
                                          ----------
                                          $  477,425
                                          ==========

8.  INCOME TAXES:

     The provision for federal and state income taxes follows:

                                                                                NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                          ----------------------------------  ----------------------
                                             1994        1995        1996        1996        1997
                                          ----------  ----------  ----------  ----------  ----------
                                                                                   (UNAUDITED)
Federal --
     Current............................  $  142,400  $  306,000  $  435,885  $  344,111  $  160,069
     Deferred...........................     (55,160)     31,300     (79,000)    (40,000)     75,000
State --
     Current............................      25,200      89,300     120,000      64,325      26,483
     Deferred...........................      (9,740)     (6,000)    (12,000)    (11,000)     15,000
                                          ----------  ----------  ----------  ----------  ----------
                                          $  102,700  $  420,600  $  464,885  $  357,436  $  276,552
                                          ==========  ==========  ==========  ==========  ==========

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                                                                  NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                          ------------------------------------  ----------------------
                                              1994         1995        1996        1996        1997
                                          ------------  ----------  ----------  ----------  ----------
                                                                                     (UNAUDITED)
Provision at the statutory rate.........  $    234,933  $  356,170  $  398,227  $  309,917  $  245,612
Increase (decrease) resulting from --
     State income tax, net of federal
       benefit..........................        34,549      52,378      58,563      45,576      36,119
     Net operating loss carryforwards...      (160,000)     --          --          --          --
     Meals and entertainment............         5,587       7,312      12,236       9,177      11,568
     Other..............................       (12,369)      4,740      (4,141)     (7,234)    (16,747)
                                          ------------  ----------  ----------  ----------  ----------
                                          $    102,700  $  420,600  $  464,885  $  357,436  $  276,552
                                          ============  ==========  ==========  ==========  ==========

The tax effects of temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                 DECEMBER 31,
                                          --------------------------   SEPTEMBER 30,
                                              1995          1996           1997
                                          ------------  ------------   -------------
                                                                        (UNAUDITED)
Depreciation and amortization...........  $   (267,000) $   (307,000)    $(322,000)
Accruals and reserves...................       289,000       420,000       345,000
                                          ------------  ------------   -------------
     Net deferred income tax assets.....  $     22,000  $    113,000     $  23,000
                                          ============  ============   =============

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale, distribution, rental and repair of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's financial condition or the results of its operations.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  SIGNIFICANT SUPPLIERS:

     Purchases from two vendors accounted for 34 percent and 25 percent of total purchases in 1995 and 1996, respectively. Although there are a limited number of suppliers, management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a delay in product sales and a possible loss in revenues, which could affect operating results adversely.

     The Company's other significant agreements with its vendors are generally for terms of one to three years but can be terminated if the Company fails to meet certain negotiated sales volumes. The loss of one or more of the Company's relationships with its significant vendors could have a material adverse effect on the Company's consolidated financial condition and consolidated results of operations.

11.  STOCKHOLDERS' EQUITY:

     In May 1996, the Company sold 1,362,190 shares of its Class A convertible common stock (Class A Common Stock) for net cash consideration of $6,784,448 (net of offering costs of $715,552). Concurrently with that sale, the Company repurchased 227,031 shares of TMI common stock for $1,250,000, and 889,269 shares of TMI common stock were converted into shares of the Company's Class B common stock (Class B Common Stock) on a share-for-share basis.

     Holders of shares of Class A Common Stock may convert their shares into Class B Common Stock on a share-for-share basis at any time. The Class A Common Stock will be automatically converted into shares of Class B Common Stock upon the consummation of a qualified public offering that occurs before May 2000, or after May 2000 but only if the current holder of shares of Class A Common Stock shall have previously distributed its Class A Common Stock to certain third parties. Should the Company meet certain profitability objectives or if the Company's acquisition by TRIAD (referred to in Note 1) is completed, the holder of shares of Class A Common Stock will be required to return 106,465 of the previously issued shares back to the Company.

     Holders of shares of Class A Common Stock vote as a class with the holders of shares of Class B Common Stock on the basis of one vote per share. Holders of shares of Class A Common Stock are entitled to dividends or other distributions declared or paid on each share of Class A Common Stock when and in the same amount as any dividend or other distribution is declared or paid on each share of Class B Common Stock.

  STOCKHOLDERS' AGREEMENT

     Under an agreement between the Company and the holders of Class B Common Stock, (i) the Company's prior written consent is required for certain transfers and assignments of shares of Class B Common Stock, (ii) the Company has a right of first refusal on any sales of Class B Common Stock and (iii) if a holder of shares of Class B Common Stock dies, the Company is obligated to repurchase the deceased holder's shares of Class B Common Stock for the greater of the estimated fair value of the shares, as determined annually by the Company's board of directors, or the insurance proceeds received by the Company on the death of the holder. Based on the board of directors' determination of fair value, the aggregate obligation would be $7,103,876 at December 31, 1996. The Company maintains insurance on the lives of these stockholders, aggregating $5,310,000 at December 31, 1995 and 1996, respectively. The agreement will be terminated upon completion of the acquisition of the Company by TRIAD.

  STOCK OPTIONS

     A 1992 Company stock option plan (the Plan) provides for the grant of options to purchase shares of the Company's common stock to employees, officers, consultants and directors of the Company. The timing of exercise for individual option grants is at the discretion of the Plan's administrator. Each option expires no later than 10 years after the date the option is granted (five years if the option is granted to a 10 percent

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) stockholder) and generally vest over a three-year period. An option granted to an employee will expire (i) one year after the employee's employment by the Company terminates because of death or a permanent disability or (ii) 90 days after the employee's termination of employment for any other reason.

     Stock option activity under the Plan is as follows:

                                                                       WEIGHTED
                                          SHARES                        AVERAGE
                                        SUBJECT TO       EXERCISE      EXERCISE
                                         OPTIONS          PRICE          PRICE
                                        ----------     ------------    ---------
Balance at December 31, 1994.........      62,500      $1.20-$1.80       $1.48
     Exercised.......................     (14,300)      1.30- 1.50        1.24
                                        ----------
Balance at December 31, 1995.........      48,200       1.30- 1.80        1.54
     Granted.........................      87,500       4.68- 5.51        5.32
     Exercised.......................     (30,576)      1.30- 1.60        1.48
                                        ----------     ------------    ---------
Balance at December 31, 1996.........     105,124      $1.40-$5.51       $4.67
                                        ==========     ============    =========

     At December 31, 1996, options to purchase 17,624 shares of common stock at a weighted average price of $1.47 per share were exercisable. The weighted average remaining contractual life for all options outstanding at December 31, 1996, is 2.73 years.

     The board of directors authorized the granting of options to purchase 30,000 shares of common stock, which have not been issued as of December 31, 1996.

     As discussed in Note 2, the Company has elected to follow APB Opinion No. 25 in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized in the consolidated financial statements.

     The impact of adopting SFAS No. 123 was not material to the accompanying consolidated statements of operations.

12.  SUBSEQUENT EVENT (UNAUDITED):

  MERGER

     On September 9, 1997, the Company and its stockholders entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Healthcare Technology Delivery, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Healthcare Technology Delivery, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Healthcare Technology Delivery, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
April 18, 1997

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 31,
                                       --------------------------    SEPTEMBER 30,
                                           1995          1996            1997
                                       ------------  ------------    -------------
                                                                      (UNAUDITED)

               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $        158  $      1,810     $    82,101
     Accounts receivable, net of
       allowance of $18,621, $27,715
       and $57,367, respectively.....     1,909,862     1,618,990       2,157,884
     Inventories, net................     1,189,939     1,097,803       2,462,720
     Prepaid expenses and other
       current assets................        31,399        28,740          11,965
     Deferred income taxes...........        14,025        23,774          36,306
                                       ------------  ------------    -------------
          Total current assets.......     3,145,383     2,771,117       4,750,976
PROPERTY AND EQUIPMENT, net..........       165,045       190,346         313,541
INTANGIBLE ASSETS, net...............       --            --            1,665,592
OTHER NON-CURRENT ASSETS.............       164,791       234,205          35,669
                                       ------------  ------------    -------------
          Total assets...............  $  3,475,219  $  3,195,668     $ 6,765,778
                                       ============  ============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current obligations under
       capital leases................  $     33,422  $     23,575     $    32,403
     Notes payable to stockholders...       --            --              169,136
     Short-term debt.................       466,532       745,632         703,396
     Accounts payable and accrued
     expenses........................     1,929,008     1,498,411       3,079,047
                                       ------------  ------------    -------------
          Total current
          liabilities................     2,428,962     2,267,618       3,983,982
                                       ------------  ------------    -------------
CAPITAL LEASE OBLIGATIONS, net of
  current maturities.................        76,217        22,111          63,670
NOTES PAYABLE TO STOCKHOLDERS........       315,005       169,136         --
DEFERRED INCOME TAXES................        12,233        10,932          10,824
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $1.00 par value;
       5,000 shares authorized, 1,000
       shares issued and 751 shares
       outstanding at December 31,
       1995 and 1996; and $.01 par
       value, 100,000 shares
       authorized, and 90,000 shares
       issued and outstanding at
       September 30, 1997............         1,000         1,000             900
     Additional paid-in capital......       --            --            1,611,800
     Retained earnings...............       697,544       780,613       1,094,602
     Treasury stock, 249 shares (at
       cost) at December 31, 1995 and
       1996; and no shares at
       September 30, 1997............       (55,742)      (55,742)        --
                                       ------------  ------------    -------------
          Total stockholders'
          equity.....................       642,802       725,871       2,707,302
                                       ------------  ------------    -------------
          Total liabilities and
             stockholders' equity....  $  3,475,219  $  3,195,668     $ 6,765,778
                                       ============  ============    =============

  The accompanying notes are an integral part of these consolidated financial statements.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                       ------------------------------  ------------------------------
                                            1995            1996            1996            1997
                                       --------------  --------------  --------------  --------------
                                                                                (UNAUDITED)
REVENUES.............................  $   17,148,917  $   16,475,288  $   12,202,645  $   14,492,286
COST OF REVENUES.....................      11,522,891      11,042,497       8,217,283       9,823,034
                                       --------------  --------------  --------------  --------------
          Gross profit...............       5,626,026       5,432,791       3,985,362       4,669,252
                                       --------------  --------------  --------------  --------------
SELLING EXPENSES.....................       2,808,499       2,724,858       1,986,077       2,278,747
GENERAL AND ADMINISTRATIVE
EXPENSES.............................       2,121,913       2,353,122       1,787,624       1,562,044
DEPRECIATION AND AMORTIZATION........         100,741         120,445          89,159         166,344
                                       --------------  --------------  --------------  --------------
     Total operating expenses........       5,031,153       5,198,425       3,862,860       4,007,135
                                       --------------  --------------  --------------  --------------
          Income from operations.....         594,873         234,366         122,502         662,117

OTHER INCOME (EXPENSE):
     Interest income.................           7,330          11,525             263           7,068
     Interest expense................         (72,313)        (44,425)        (30,349)        (41,391)
     Other income (expense), net.....           1,575         (63,615)           (908)        (18,193)
                                       --------------  --------------  --------------  --------------
INCOME BEFORE PROVISION FOR INCOME
  TAXES..............................         531,465         137,851          91,508         609,601
PROVISION FOR INCOME TAXES...........         211,923          54,782          36,365         240,330
                                       --------------  --------------  --------------  --------------
NET INCOME...........................  $      319,542  $       83,069  $       55,143  $      369,271
                                       ==============  ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                            COMMON STOCK     ADDITIONAL                 TREASURY STOCK         TOTAL
                           ---------------    PAID-IN      RETAINED    -----------------   STOCKHOLDERS'
                           SHARES   AMOUNT    CAPITAL      EARNINGS    SHARES    AMOUNT       EQUITY
                           ------   ------   ----------   ----------   ------   --------   -------------
BALANCE, December 31,
  1994...................   1,000   $1,000   $   --       $  378,002     249    $(55,742)   $   323,260
     Net income..........    --       --         --          319,542    --         --           319,542
                           ------   ------   ----------   ----------   ------   --------   -------------
BALANCE, December 31,
  1995...................   1,000    1,000       --          697,544     249     (55,742)       642,802
     Net income..........    --       --         --           83,069    --         --            83,069
                           ------   ------   ----------   ----------   ------   --------   -------------
BALANCE, December 31,
  1996...................   1,000    1,000       --          780,613     249     (55,742)       725,871
     Retirement of
       treasury stock of
       Futuretech
       (unaudited).......    (249)    (249)      --          (55,493)   (249 )    55,742        --
     Reorganization of
       Futuretech
       (unaudited):
          Retirement of
             Futuretech
             common
             stock.......    (751)    (751)      --              751    --         --           --
          Issuance of HTD
             common
             stock.......  54,000      540       --             (540)   --         --           --
     Issuance of common
       stock (unaudited):
          Acquisition of
             MCA.........  27,000      270    1,561,890       --        --         --         1,562,160
          Sale to related
             party.......   9,000       90       49,910       --        --         --            50,000
     Net income
       (unaudited).......    --       --         --          369,271    --         --           369,271
                           ------   ------   ----------   ----------   ------   --------   -------------
BALANCE September 30,
  1997 (unaudited).......  90,000   $  900   $1,611,800   $1,094,602    --      $  --       $ 2,707,302
                           ======   ======   ==========   ==========   ======   ========   =============

  The accompanying notes are an integral part of these consolidated financial statements.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                          ---------------------------   --------------------------
                                              1995           1996           1996          1997
                                          ------------   ------------   ------------  ------------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................  $    319,542    $   83,069    $     55,143  $    369,271
     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities --
       Depreciation and amortization....       100,741       120,445          89,159       166,344
       Loss on disposal of fixed
          assets........................       --             62,342         --            --
       Provision for doubtful
          accounts......................        18,621        23,576          12,468        29,652
       Deferred income tax provision
          (credit)......................        (2,840)      (11,050)         15,301       (12,640)
       Increase (decrease) in operating
          cash flows resulting from
          changes in:
          Accounts receivable...........       (84,111)      267,296         182,422      (418,390)
          Inventories...................       (92,726)       92,136        (117,833)   (1,336,429)
          Prepaid expenses and other
             current assets.............          (543)        2,659          12,002        22,405
          Other noncurrent assets.......       (46,764)      (69,414)         (7,854)      171,902
          Accounts payable and accrued
             expenses...................       178,641      (430,597)       (495,015)    1,422,215
                                          ------------   ------------   ------------  ------------
               Net cash provided by
                  (used in) operating
                  activities............       390,561       140,462        (254,207)      414,330
                                          ------------   ------------   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment........................      (148,341)     (208,088)        (81,306)     (105,364)
     Payment on capital leases..........       --            --              (45,438)      (24,929)
                                          ------------   ------------   ------------  ------------
               Net cash used in
                  investing activities..      (148,341)     (208,088)       (126,744)     (130,293)
                                          ------------   ------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of long-term
       debt.............................       155,655        81,313         --            --
     Principal payments on long-term
       debt.............................       (30,416)     (291,135)        --            --
     Net borrowings on short-term
       debt.............................      (367,680)      279,100         335,472      (253,746)
     Proceeds from issuance of preferred
       stock............................       --            --              --            450,000
     Redemption of preferred stock......       --            --              --           (450,000)
     Proceeds from issuance of common
       stock............................       --            --               47,681        50,000
                                          ------------   ------------   ------------  ------------
               Net cash provided by
                  (used in) financing
                  activities............      (242,441)       69,278         383,153      (203,746)
                                          ------------   ------------   ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................          (221)        1,652           2,202        80,291
CASH AND CASH EQUIVALENTS, beginning of
  period................................           379           158             158         1,810
                                          ------------   ------------   ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $        158    $    1,810    $      2,360  $     82,101
                                          ============   ============   ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................  $     75,008    $   44,425    $     15,543  $     23,287
                                          ============   ============   ============  ============
          Income taxes..................  $     60,091    $  182,295    $    140,943  $    177,152
                                          ============   ============   ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Effective March 1, 1997, the stockholders of Futuretech, Inc. (Futuretech) exchanged all their shares of Futuretech common stock for shares of common stock of Healthcare Technology Delivery, Inc. (the Company or HTD), a company formed in November 1996 by the stockholders of Futuretech. The exchange was accounted for as a reorganization of Futuretech. Accordingly, no adjustments to the recorded values of assets or liabilities were made. Also effective March 1, 1997, HTD acquired Medical Companies Alliance, Inc. (MCA) in a purchase transaction in which all the shares of MCA stock were exchanged for shares of HTD common stock (see Note 3).

     HTD, a Delaware corporation, operates from its facilities in Park City, Utah and Bessemer, Alabama. The Company primarily markets and sells specialty medical products on a contract basis with manufacturers.

     The Company and its stockholders intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired for consideration consisting of $2,475,000 in cash and 530,357 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. All significant intercompany amounts and transactions have been eliminated in consolidation. In 1996, the Company changed its fiscal year end from October 31 to December 31. Fiscal years presented and referred to in these financial statements and notes thereto are on a December 31 fiscal-year basis.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment. The fair value of the Company's long-term debt and capital lease obligations was determined using valuation techniques that considered cash flows discounted at current market rates and management's best estimates for instruments without quoted market prices. The

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) carrying amounts of those long-term instruments reported in the balance sheets are considered to approximate their respective fair values as the Company's long-term debt and capital lease obligations interest rates approximate market rates at December 31, 1996.

  CASH AND CASH EQUIVALENTS

     For purposes of the consolidated balance sheets and consolidated statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1995 and 1996, and at September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market with cost being determined on the first-in, first-out (FIFO) method. Included in inventories at December 31, 1995 and 1996, and at September 30, 1997, are approximately $172,703, $192,594 and $178,326, respectively, in net book value of demonstration equipment used by the Company's sales force.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INTANGIBLE ASSETS

     The intangible assets recorded by the Company in connection with the acquisition of MCA (see Note 3) are amortized on a straight-line basis. As of September 30, 1997, accumulated amortization of intangibles amounted to $36,533. The applicable intangible amortization periods are as follows:

Goodwill.............................      40 years
Patents..............................      12 years

  COLLATERAL INTEREST IN INSURANCE POLICIES

     The Company has entered into an agreement with certain of its stockholders for the sole purpose of financing life insurance premiums on whole-life policies covering key officers of the Company. The advances are collateralized by the cash surrender value of and the death benefits payable under the policies. The Company recorded the advances in other non-current assets in the accompanying consolidated balance sheets totaling approximately $164,791 and $231,205 at December 31, 1995 and 1996, respectively, and $30,365 at September 30, 1997.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements and arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recorded at the time of shipment of products or performance of services. Revenues from commissions are recognized as the related products are sold.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires entities to disclose certain information about their capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

3.  ACQUISITION (UNAUDITED):

     On March 1, 1997, HTD acquired all the outstanding stock of MCA in exchange for 27,000 shares of HTD common stock. The acquisition was accounted for as a purchase, and MCA's results of operation have been included in the accompanying unaudited September 30, 1997 consolidated financial statements since the acquisition date. MCA is also a contract seller of specialty medical products.

     The purchase price was allocated as follows:

     Current assets.....................  $    174,456
     Property and equipment.............       165,610
     Patent.............................       395,551
     Goodwill...........................     1,186,655
     Current liabilities................      (360,112)
                                          ------------
     Purchase price.....................  $  1,562,160
                                          ============

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED
                                        USEFUL            DECEMBER 31,
                                         LIVES     --------------------------    SEPTEMBER 30,
                                       IN YEARS        1995          1996            1997
                                       ---------   ------------  ------------    -------------
                                                                                  (UNAUDITED)
Furniture and fixtures...............     5-7      $     80,314  $     80,314      $ 126,881
Machinery and equipment..............      7             84,154        74,265        125,879
Office equipment.....................      5            209,360       200,302        227,210
Rental equipment.....................      5            --            --              74,245
Leasehold improvements...............     10             23,275       --             --
                                                   ------------  ------------    -------------
                                                        397,103       354,881        554,215
Less -- accumulated depreciation and
  amortization.......................                  (232,058)     (164,535)      (240,674)
                                                   ------------  ------------    -------------
Property and equipment, net..........              $    165,045  $    190,346      $ 313,541
                                                   ============  ============    =============

     Equipment financed under capital lease obligations amounted to $144,133 and $86,836 at December 31, 1995 and 1996, respectively, and $146,868 at September 30, 1997. Related accumulated depreciation for those assets totaled $45,524 and $41,634, at December 31, 1995 and 1996, respectively, and $56,368 at September 30, 1997.

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following:

                                                 DECEMBER 31,
                                          --------------------------    SEPTEMBER 30,
                                              1995          1996            1997
                                          ------------  ------------    -------------
                                                                         (UNAUDITED)
Trade receivables.......................  $  1,810,467  $  1,486,413     $ 1,955,588
Commissions receivable..................       100,586        98,491         139,878
Receivables from related party (Note
  7)....................................         9,257        17,249         --
Receivables from employees..............         6,623        27,887          28,260
Other...................................         1,550        16,665          91,525
                                          ------------  ------------    -------------
                                             1,928,483     1,646,705       2,215,251
Less -- allowance for doubtful
  accounts..............................       (18,621)      (27,715)        (57,367)
                                          ------------  ------------    -------------
                                          $  1,909,862  $  1,618,990     $ 2,157,884
                                          ============  ============    =============

     Accounts payable and accrued expenses consist of the following:

                                                 DECEMBER 31,
                                          --------------------------    SEPTEMBER 30,
                                              1995          1996            1997
                                          ------------  ------------    -------------
                                                                         (UNAUDITED)
Accounts payable, trade.................  $  1,364,397  $  1,079,398     $ 2,496,448
Accrued compensation and benefits.......       117,598        54,085          41,177
Accrued commissions.....................       226,605       178,689         235,134
Accrued income taxes....................       198,095        79,431         155,249
Other payables and accrued expenses.....        22,313       106,808         151,039
                                          ------------  ------------    -------------
                                          $  1,929,008  $  1,498,411     $ 3,079,047
                                          ============  ============    =============

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  DEBT:

     Short-term debt consists of a $1,500,000 revolving credit line payable on demand with interest due monthly at the bank's prime rate plus 0.75 percent (9 percent at December 31, 1996). This credit line is secured by accounts receivable, inventories and personal guarantees of the Company's principal stockholders and contains various restrictive covenants, including provisions relating to the maintenance of working capital, net worth and current ratios. The Company was not in compliance with its minimum working capital and current ratio debt covenants at December 31, 1996. The line of credit issuer has waived compliance with these requirements at December 31, 1996. The Company was in compliance with respect to all of its covenants at September 30, 1997.

     Stockholders' notes payable represent amounts advanced to the Company by certain of its stockholders for working capital purposes. The notes are due October 31, 1998 and bear interest at 8% payable upon maturity; however, the Company repaid the notes during October 1997.

     The aggregate maturities of long-term debt and capital lease obligations as of December 31, 1996, are as follows:

Year ending December 31 --
          1997.......................  $   23,575
          1998.......................     176,355
          1999.......................       7,940
          2000.......................       3,631
          2001.......................       3,321
                                       ----------
                                       $  214,822
                                       ==========

     Capital lease obligations are shown net of interest and executory costs, which total approximately $15,000 through 2001.

7.  LEASES:

     Prior to January, 1997, the Company leased its warehouse facilities from Saralou Associates, a partnership owned by two of its stockholders
("Saralou"). Rent expense under this arrangement totaled approximately $84,000 and $77,400 for the years ended December 31, 1995 and 1996, respectively, and was $63,000 and $0 for the nine months ended September 30, 1996 and 1997, respectively. The Company also previously leased space for its corporate office from a third party. Rent expense under this arrangement totaled approximately $55,853 for each of the years ended December 31, 1995 and 1996, and $41,890 and $6,982 for the nine months ended September 30, 1996 and 1997, respectively. The leases required or require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     During December 1996, the Company relocated its corporate office and warehouse into combined new facilities that are owned by Saralou. The Company provided a guaranty of this related party's $1,500,000 loan on the new facilities, and the Company advanced funds to Saralou for construction and other purposes. The amount due relating to these advances totaled $9,257 and $17,249 for the years ending December 31, 1995 and 1996, respectively, and $0 at September 30, 1997. In January 1997, the $1,500,000 loan was renegotiated pursuant to which, among other things, Saralou granted a lien against the facilities to collateralize its loan, and the Company was released from its guaranty. Total rent expense under the lease for the new facilities amounted to $116,100 for the nine months ended September 30, 1997.

     In connection with the relocation, the Company recorded a $62,342 charge in 1996 associated with the termination of certain equipment leases, which is reflected as other expense, net in the accompanying consolidated statement of operations for the year ended December 31, 1996.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments (payable to related parties) required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 --
     1997...............................  $    154,800
     1998...............................       154,800
     1999...............................       154,800
     2000...............................       154,800
     2001...............................       154,800
     Thereafter.........................       774,000
                                          ------------
                                          $  1,548,000
                                          ============

8.  INCOME TAXES:

     The provision for federal and state income taxes follows:

                                            YEAR ENDED          NINE MONTHS ENDED
                                           DECEMBER 31,           SEPTEMBER 30,
                                       ---------------------  ---------------------
                                          1995       1996       1996        1997
                                       ----------  ---------  ---------  ----------
                                                                   (UNAUDITED)
Federal --
     Current.........................  $  194,395  $  58,276  $  18,363  $  220,538
     Deferred........................      (2,476)    (9,633)    13,340     (11,019)
State --
     Current.........................      20,368      7,556      2,701      32,432
     Deferred........................        (364)    (1,417)     1,961      (1,621)
                                       ----------  ---------  ---------  ----------
                                       $  211,923  $  54,782  $  36,365  $  240,330
                                       ==========  =========  =========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                                                NINE MONTHS ENDED
                                            YEAR ENDED            SEPTEMBER 30,
                                           DECEMBER 31,       ---------------------
                                          1995       1996       1996        1997
                                       ----------  ---------  ---------  ----------
                                                                   (UNAUDITED)
Provision at the statutory rate......  $  180,698  $  46,870  $  31,112  $  207,264
Increase (decrease) resulting from --
     State income tax, net of federal
       benefit.......................      13,203      4,052      2,690       7,276
     Officers' life insurance
       expense.......................      13,845      4,991      3,313       3,743
     Meals and entertainment.........       9,913     11,513      7,644       8,635
     Other...........................      (5,736)   (12,644)    (8,394)     13,412
                                       ----------  ---------  ---------  ----------
                                       $  211,923  $  54,782  $  36,365  $  240,330
                                       ==========  =========  =========  ==========

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences representing deferred tax assets and liabilities result principally from the following:

                                            DECEMBER 31,
                                       ----------------------     SEPTEMBER 30,
                                          1995        1996            1997
                                       ----------  ----------     -------------
                                                                   (UNAUDITED)
Depreciation and amortization........  $  (12,233) $  (10,932)      $ (10,824)
Accruals and reserves................      14,025      23,774          36,306
                                       ----------  ----------     -------------
Net deferred income tax assets.......  $    1,792  $   12,842       $  25,482
                                       ==========  ==========     =============

     Certain fiscal years of the Company are currently under examination by the Internal Revenue Service. While the outcome of the audit is not determinable at this time, the Company does not expect the audit findings will have a material adverse impact on the financial position of the Company.

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

10.  SIGNIFICANT SUPPLIERS:

     Sales of specialty medical products under distribution agreements and agency arrangements with manufacturers represented approximately 89.2 percent and 7.8 percent, respectively, of the Company's revenues in 1996. Sales of products under arrangements with the Company's four largest suppliers accounted for approximately 62.8 percent and 67.0 percent of sales revenues for 1995 and 1996, respectively.

     The Company's significant distribution agreements and agency arrangements are generally for terms of one to three years, but can be terminated if the Company fails to meet certain negotiated sales volumes. The loss of one or more of the Company's relationships with its significant manufacturers could have a material adverse effect on the Company's consolidated financial condition and consolidated results of operations.

11.  EMPLOYEE BENEFIT PLAN:

     The Company sponsors a defined contribution 401(k) profit-sharing plan for employees meeting certain requirements. The Company's contributions during the years ended December 31, 1995 and 1996, were $33,058 and $20,000, respectively, and during the nine months ended September 30, 1996 and 1997, were $15,000 and $0, respectively.

12.  INCENTIVE BONUS PLAN:

     The Company maintains operational-and profit-based bonus plans for certain sales-related employees. The Company also may approve discretionary bonuses to certain officers and employees. Amounts expensed under such incentive agreements totaled $199,190 and $309,400 for the years ended

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
December 31, 1995 and 1996, respectively, and $286,125 and $100,302 for the nine months ended September 30, 1996 and 1997, respectively.

13.  ISSUANCE OF PREFERRED AND COMMON STOCK (UNAUDITED):

     In April 1997, HTD issued and sold 9,000 shares of its common stock and 4,500 shares of its Series A preferred stock (the "HTD Preferred Stock") to Equus II Incorporated, an investor in TRIAD, for $50,000 and $450,000, respectively. The HTD preferred stock bears cumulative, preferential dividends at the rate of $10 per share per annum, payable quarterly, and is mandatorily redeemable at $100 per share, plus accrued and unpaid dividends, on the occurence of certain events, including a change of control. HTD redeemed the preferred stock in September 1997. If TRIAD acquires HTD and consummates the Offering, certain holders of HTD common stock have agreed not to exercise and will terminate options to purchase an aggregate of 10,000 shares of HTD common stock.

14.  EMPLOYMENT AGREEMENTS:

     On March 1, 1997 the Company entered into employment agreements with certain key employees which provide for a three-year employment period at a base salary plus various incentives.

15.  SUPPLEMENTAL CASH FLOW INFORMATION:

     During the nine months ended September 30, 1997 the Company had the following non-cash financing and investing activities:

Acquisition of MCA:
     Fair value of assets acquired...  $  1,922,272
     Liabilities assumed.............      (360,112)
                                       ------------
     Fair value of stock issued......  $  1,562,160
                                       ============
Treasury stock retired in
  reorganization.....................  $     55,742
Common stock retired in
  reorganization.....................  $        211
Capital lease transactions...........  $     84,237

16.  SUBSEQUENT EVENTS (UNAUDITED):

    MERGER

     On September 9, 1997, the Company and its stockholders entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     Concurrently with the closing of the transactions under the merger agreement, the Company will enter into agreements with a related party owned by certain of its stockholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sun Medical, Inc.:

     We have audited the accompanying balance sheets of Sun Medical, Inc. (a Texas corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun Medical, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Houston, Texas
April 18, 1997

                               SUN MEDICAL, INC.
                                 BALANCE SHEETS

                                                DECEMBER 31,             SEPTEMBER
                                       ------------------------------       30,
                                            1995            1996           1997
                                       --------------  --------------   -----------
                                                                        (UNAUDITED)

               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    1,154,647  $      803,458   $   608,211
     Accounts receivable, net of
       allowance of $4,913, $0
       and $0, respectively..........       1,630,865       1,313,822     2,543,067
     Notes receivable -- current
       portion.......................          80,804        --             --
     Inventories, net................       1,635,144       1,544,614     1,178,641
     Prepaid expenses and other
       current assets................          34,191          35,997        62,633
     Deferred income taxes...........          64,015         128,122       126,941
                                       --------------  --------------   -----------
          Total current assets.......       4,599,666       3,826,013     4,519,493
PROPERTY AND EQUIPMENT, net..........         176,925         123,834        79,383
OTHER NON-CURRENT ASSETS:
     Notes receivable, net of current
       portion.......................        --               440,000       690,000
     Other...........................          29,099          29,899        29,899
                                       --------------  --------------   -----------
          Total assets...............  $    4,805,690  $    4,419,746   $ 5,318,775
                                       ==============  ==============   ===========

LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
     Current maturities of long-term
       debt and notes payable to
       former stockholder............  $      850,000  $      450,000   $   450,000
     Accounts payable and accrued
       expenses......................       1,754,773       3,283,662     3,546,281
                                       --------------  --------------   -----------
          Total current
          liabilities................       2,604,773       3,733,662     3,996,281
LONG-TERM DEBT, net of current
maturities...........................         200,000         150,000       400,000
NOTES PAYABLE TO FORMER STOCKHOLDER,
net of current maturities............       1,900,000       1,500,000     1,500,000
DEFERRED INCOME TAXES................           3,509           7,024         6,959
OTHER LONG-TERM LIABILITIES..........       1,537,969         231,300       259,983
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S DEFICIT:
     Common stock, no par value;
     500,000 shares authorized,
     166,887 shares issued and
     outstanding.....................       2,673,357       2,673,357     2,673,357
     Additional paid-in capital......        (144,728)       (222,789)     (222,789)
     Unearned ESOP shares............      (4,097,046)     (3,779,885)   (4,159,885)
     Retained earnings...............         127,856         127,077       864,869
                                       --------------  --------------   -----------
               Total stockholder's
               deficit...............      (1,440,561)     (1,202,240)     (844,448)
                                       --------------  --------------   -----------
               Total liabilities and
                  stockholder's
                  deficit............  $    4,805,690  $    4,419,746   $ 5,318,775
                                       ==============  ==============   ===========

   The accompanying notes are an integral part of these financial statements.

                               SUN MEDICAL, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                NINE MONTHS
                                                  YEAR ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                                       ----------------------------------------------  ------------------------------
                                            1994            1995            1996            1996            1997
                                       --------------  --------------  --------------  --------------  --------------
                                                                                                (UNAUDITED)
REVENUES.............................  $   12,383,488  $   13,917,975  $   13,037,884  $    9,780,791  $   10,613,669
COST OF REVENUES.....................       8,438,440       9,341,268       8,595,560       6,792,836       7,039,412
                                       --------------  --------------  --------------  --------------  --------------
          Gross profit...............       3,945,048       4,576,707       4,442,324       2,987,955       3,574,257
                                       --------------  --------------  --------------  --------------  --------------
SELLING EXPENSES.....................       1,770,087       1,877,520       1,820,170         941,440       1,226,358
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,876,597       2,064,811       2,121,559       1,378,739       1,024,132
DEPRECIATION AND
  AMORTIZATION.......................          73,277          66,407          60,544          45,000          45,000
                                       --------------  --------------  --------------  --------------  --------------
     Total operating expenses........       3,719,961       4,008,738       4,002,273       2,365,179       2,295,490
                                       --------------  --------------  --------------  --------------  --------------
          Income from operations.....         225,087         567,969         440,051         622,776       1,278,767
OTHER INCOME (EXPENSE):
     Interest income.................          22,468          42,027          48,308          27,949          84,771
     Interest expense................        (395,654)       (356,033)       (246,549)       (176,195)       (176,778)
                                       --------------  --------------  --------------  --------------  --------------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES.......................        (148,099)        253,963         241,810         474,530       1,186,760
PROVISION FOR INCOME TAXES...........          76,515         247,727         242,589         199,014         448,968
                                       --------------  --------------  --------------  --------------  --------------
NET INCOME (LOSS)....................  $     (224,614) $        6,236  $         (779) $      275,516  $      737,792
                                       ==============  ==============  ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-51

                               SUN MEDICAL, INC.
                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                              COMMON STOCK         ADDITIONAL     UNEARNED                        TOTAL
                                          ---------------------     PAID-IN         ESOP         RETAINED     STOCKHOLDER'S
                                          SHARES       AMOUNT       CAPITAL        SHARES        EARNINGS        DEFICIT
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, December 31, 1993..............  166,887    $2,673,357    $     (436)   $(4,990,545)   $  346,234     $ (1,971,390)
     8,622 shares released to ESOP
       participants.....................    --           --           (45,266)       426,789        --              381,523
     Shares purchased by ESOP from ESOP
       participants.....................    --           --                          (50,000)       --              (50,000)
     Net loss...........................    --           --                                       (224,614)        (224,614)
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, December 31, 1994..............  166,887     2,673,357       (45,702)    (4,613,756)      121,620       (1,864,481)
     10,479 shares released to ESOP
       participants.....................    --           --           (99,026)       518,710        --              419,684
     Shares purchased by ESOP from ESOP
       participants.....................    --           --                           (2,000)       --               (2,000)
     Net income.........................    --           --                                          6,236            6,236
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, December 31, 1995..............  166,887     2,673,357      (144,728)    (4,097,046)      127,856       (1,440,561)
     10,478 shares released to ESOP
       participants.....................    --           --           (78,061)       518,661        --              440,600
     Shares purchased by ESOP from ESOP
       participants.....................    --           --                         (201,500)       --             (201,500)
     Net loss...........................    --           --                                           (779)            (779)
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, December 31, 1996..............  166,887     2,673,357      (222,789)    (3,779,885)      127,077       (1,202,240)
     Shares purchased by ESOP from ESOP
       participants (unaudited).........    --           --            --           (380,000)       --             (380,000)
     Net income (unaudited).............    --           --                                        737,792          737,792
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, September 30, 1997
  (unaudited)...........................  166,877    $2,673,357    $ (222,789)   $(4,159,885)   $  864,869     $   (844,448)
                                          =======    ==========    ==========    ===========    ==========    =============

   The accompanying notes are an integral part of these financial statements.

                                      F-52

                               SUN MEDICAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                           NINE MONTHS
                                                  YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                          ----------------------------------------  --------------------------
                                              1994          1995          1996          1996          1997
                                          ------------  ------------  ------------  ------------  ------------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)..................  $   (224,614) $      6,236  $       (779) $    275,516  $    737,792
     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities --
       Depreciation and amortization....        73,277        66,407        60,544        45,000        45,000
       Provision for doubtful accounts
          receivable....................      (145,680)         (593)        4,913         4,913       --
       Deferred income taxes, net.......       (21,426)      (20,358)      (60,592)      (59,765)        1,116
       Shares released to the ESOP......       381,523       419,684       440,600       124,884       --
       Increase (decrease) in operating
          cash flows resulting from:
          Accounts receivable...........       273,718       (58,084)      392,934       557,669    (1,119,245)
          Inventories...................       399,660        44,413        90,530       299,689       365,973
          Prepaid expenses and other
             current assets.............       --             (9,191)       (1,806)       20,172       (26,636)
          Other noncurrent assets.......        14,913        58,062          (800)      --            --
          Accounts payable and accrued
             expenses...................      (201,213)    1,007,336    (1,504,314)     (677,283)      152,619
          Other long-term liabilities...       --             43,500     1,726,534       572,537        28,683
          Loss on sale of property and
             equipment..................       --            --            --            --             (6,600)
                                          ------------  ------------  ------------  ------------  ------------
               Net cash provided by
                  operating
                  activities............       550,158     1,557,412     1,147,764     1,163,332       178,702
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Advances to investees..............       --            --           (440,000)      (40,000)     (250,000)
     Proceeds from sale of property and
       equipment........................        17,448        11,171         2,547       --              6,600
     Purchases of property and
       equipment........................        (4,867)     (153,581)      (10,000)       (2,060)         (549)
                                          ------------  ------------  ------------  ------------  ------------
               Net cash provided by
                  (used in) investing
                  activities............        12,581      (142,410)     (447,453)      (42,060)     (243,949)
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       debt.............................      (523,000)     (352,000)     (850,000)     (450,000)      (75,000)
     Proceeds of long-term debt.........       --            --            --            --            325,000
     Shares purchased from ESOP
       Participants.....................       (50,000)       (2,000)     (201,500)     (201,500)     (380,000)
                                          ------------  ------------  ------------  ------------  ------------
               Net cash used in
                  financing activities..X     (573,000)     (354,000)   (1,051,500)     (651,500)     (130,000)
                                          ------------  ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (10,261)    1,061,002      (351,189)      469,772      (195,247)
CASH AND CASH EQUIVALENTS, beginning of
  period................................       103,906        93,645     1,154,647     1,154,647       803,458
                                          ------------  ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     93,645  $  1,154,647  $    803,458  $  1,624,419  $    608,211
                                          ============  ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
  INFORMATION:
     Cash paid for --
          Interest......................  $    352,000  $    299,000  $    247,000  $     11,200  $     30,500
                                          ============  ============  ============  ============  ============
          Income taxes..................  $     15,000  $     12,000  $    377,000  $    132,000  $    189,400
                                          ============  ============  ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                               SUN MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Sun Medical, Inc. (the Company or Sun) was founded in 1978 and maintains its headquarters in Arlington, Texas. The Company is a contract seller and distributor and limited manufacturer of specialty medical products and represents over 15 manufacturers.

     The Company intends to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired by TRIAD for consideration consisting of $2,050,000 in cash and 571,429 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying financial statements have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment. The fair value of the Company's long-term debt was determined using valuation techniques that considered cash flows discounted at current market rates and management's best estimates for instruments without quoted market prices. The carrying amounts of long-term debt reported in the balance sheets are considered to approximate the respective fair value as the Company's long-term debt interest rates approximate market rates at December 31, 1996.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. At December 31, 1995 and 1996 and at September 30, 1997, the Company maintained cash balances in various financial institutions in excess of federally insured limits.

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1995 and 1996, and at September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist primarily of medical products and supplies. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined on the average/first-in, first-out (FIFO) method. At December 31, 1995 and 1996, and at September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under distribution agreements and agency arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when services and rentals are provided and when products and supplies are shipped.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

3.  INVESTMENTS AND NOTES RECEIVABLE:

     On October 26, 1996, the Company issued a $650,000 line of credit to a developmental stage enterprise (Rejuvena). The credit line carries an interest rate based on the prevailing prime rate plus 3 percent, with interest payable on a quarterly basis until October 1999, when the principal balance, plus accrued interest, is due. At December 31, 1996 and September 30, 1997, the principal balance outstanding under the credit line was $400,000 and $650,000, respectively, which is reflected as notes receivable in the accompanying balance sheets. In exchange for the credit line, the Company received the right to convert the principal balance of the line of credit to shares of common stock of Rejuvena at a rate of one share for each $.21 of debt at any time after the first anniversary date of the agreement. The Company also received two stock options. In November 1996, the Company exercised the first option to purchase 500,000 shares of Rejuvena common stock at a cost of $.001 per share. Subsequently, Rejuvena effected a reverse-split of its Common Stock on a 1-for-10 basis, resulting in the Company's owning 50,000 shares of Rejuvena common stock, or 30.2 percent and 3 percent of all the outstanding equity interests in Rejuvena at December 31, 1996 and September 30, 1997, respectively. The second option, which the Company has not yet exercised, allows the Company to purchase shares of Rejuvena at a cost of $2.10 per share determined by the highest principal amount of the line of credit.

     On February 15, 1997, the Company entered into a note agreement with Cysco Enterprises, Inc. (Cysco), a company owned by the chief executive officer of the Company. Cysco and the Company agreed to share equally the receivable outstanding from Rejuvena. In conjunction with the agreement, Cysco loaned the Company $325,000. The Company will repay Cysco principal and interest in amounts equal to one-half of the Company's collections on the Rejuvena loan. In exchange for the loan, the Company granted to Cysco options to purchase one-half of the common stock of Rejuvena that the Company acquired in connection with the Rejuvena loan. At September 30, 1997, the Company owed Cysco $325,000.

     During 1996, the Company loaned a corporation (Foundation Surgery Affiliates) $40,000. The note carries an interest rate based on the prevailing prime rate plus one percent, with interest payable monthly until September 1997, when principal payments began to amortize over a three year period. In exchange for the loan, the Company received common stock in the corporation, which was recorded as an investment under the cost method.

     Concurrent with the Offering, the chief executive officer of the Company intends to repay the then outstanding principal balances of the Rejuvena line of credit and of the Foundation Surgery Affiliates note in exchange for the Company's stock ownership, options and conversion rights in these companies.

     The Company owns approximately 78 percent of the common stock of PreemiCare Corporation (PreemiCare), a company which specialized in providing infant care systems and baby warmers to premature babies. Two of the Company's officers received management fees from PreemiCare of $6,000 in each of the three years ended December 31, 1996, respectively. In 1992, PreemiCare sold all its assets to an unrelated third party in exchange for an agreement to receive royalty payments on related revenues. This investment was written off in 1993 and has been recorded on the cost method since then. The Company has received no dividends or other income from PreemiCare since 1993. At December 31, 1996, the royalty agreement expired and PreemiCare had no operations.

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                           ESTIMATED              DECEMBER 31,
                                          USEFUL LIVES   ------------------------------   SEPTEMBER 30,
                                            IN YEARS          1995            1996            1997
                                          ------------   --------------  --------------   -------------
                                                                                           (UNAUDITED)
Transportation equipment................       5         $       38,336  $       38,336    $     38,336
Furniture and fixtures..................      5-7               196,589         196,589         197,139
Machinery and equipment.................       7                379,420         379,420         379,420
Rental equipment........................      5-7               748,152         737,057         708,865
Leasehold improvements..................       10               122,266         122,266         122,266
                                                         --------------  --------------   -------------
                                                              1,484,763       1,473,668       1,446,026
Less -- accumulated depreciation and
  amortization..........................                     (1,307,838)     (1,349,834)     (1,366,643)
                                                         --------------  --------------   -------------
Property and equipment, net.............                 $      176,925  $      123,834    $     79,383
                                                         ==============  ==============   =============

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consists of the following:

                                                 DECEMBER 31,
                                          --------------------------     SEPTEMBER 30,
                                              1995          1996             1997
                                          ------------  ------------     -------------
                                                                          (UNAUDITED)
Trade receivables.......................  $  1,643,772  $  1,302,327      $ 2,536,618
Other...................................        (7,994)       11,495            6,449
                                          ------------  ------------     -------------
                                             1,635,778     1,313,822        2,543,067
Less -- allowance for doubtful
  accounts..............................        (4,913)      --               --
                                          ------------  ------------     -------------
                                          $  1,630,865  $  1,313,822      $ 2,543,067
                                          ============  ============     =============

     Inventories are comprised of the following:

                                                 DECEMBER 31,
                                          --------------------------     SEPTEMBER 30,
                                              1995          1996             1997
                                          ------------  ------------     -------------
                                                                          (UNAUDITED)
Finished goods..........................  $  1,479,888  $  1,426,353      $ 1,017,156
Raw materials...........................       155,256       118,261          161,485
                                          ------------  ------------     -------------
                                          $  1,635,144  $  1,544,614      $ 1,178,641
                                          ============  ============     =============

     Accounts payable and accrued expenses consist of the following:

                                                 DECEMBER 31,
                                          --------------------------     SEPTEMBER 30,
                                              1995          1996             1997
                                          ------------  ------------     -------------
                                                                          (UNAUDITED)
Accounts payable, trade.................  $  1,197,302  $  1,035,952      $   801,435
Accrued compensation and benefits.......       157,161       173,381          145,407
Accrued income taxes....................       281,424     1,890,708        2,035,422
Refunds payable.........................        72,899       166,524          168,000
Other payables and accrued expenses.....        45,987        17,097          396,017
                                          ------------  ------------     -------------
                                          $  1,754,773  $  3,283,662      $ 3,546,281
                                          ============  ============     =============

                                      F-57

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  DEBT:

     Long-term debt consists of the following:

                                              DECEMBER 31,
                                       --------------------------    SEPTEMBER 30,
                                           1995          1996            1997
                                       ------------  ------------    -------------
                                                                      (UNAUDITED)
Notes payable to former stockholder,
  payments due annually ending
  December 31, 2001, bearing interest
  at 10%.............................  $  2,750,000  $  1,950,000     $ 1,950,000
Note payable to a bank, due
  semi-annually ending July 1999,
  bearing interest at the prevailing
  prime interest rate (8.25% at
  December 31, 1996).................       200,000       150,000          75,000
Note payable to Cysco Enterprises,
  due in October 1999 bearing
  interest at the prevailing prime
  interest rate plus 3% (11.25% at
  December 31, 1996).................       --            --              325,000
                                       ------------  ------------    -------------
                                          2,950,000     2,100,000       2,350,000
     Less: Amounts due within one
       year..........................      (850,000)     (450,000)       (450,000)
                                       ------------  ------------    -------------
                                       $  2,100,000  $  1,650,000     $ 1,900,000
                                       ============  ============    =============

     The Company also has a line of credit from a bank with available borrowings of $1,500,000 at December 31, 1995 and 1996. There were no amounts outstanding under the line of credit at December 31, 1995 or 1996 or at September 30, 1997.

     The aggregate maturities of long-term debt are as follows:

Year ending December 31 -
          1997.......................  $    450,000
          1998.......................       425,000
          1999.......................       400,000
          2000.......................       400,000
          2001.......................       350,000
                                       ------------
               Total.................  $  2,025,000
                                       ============

7.  LEASES:

     The Company leases its facilities from a partnership of which one of the partners is the chief executive officer of the Company. Included in general and administrative expenses for the years ended December 31, 1994, 1995 and 1996, respectively, is approximately $242,805, $244,525 and $253,406 and for the nine months ended September 30, 1997 and 1996 is $189,900 of rent paid to this partnership under the facilities lease. The lease provides for the lessor to pay taxes, maintenance and insurance for the leased property. The Company pays certain operating costs of the leased property

     The Company leases vehicles for certain key members of management. The lease payments under those vehicle leases were approximately $15,770 in the aggregate for the year ended December 31, 1996.

     The Company believes the terms of the related-party leases are at least as favorable as the terms that would have been obtained from an unaffiliated third party in a similar transaction.

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 -
          1997.......................  $    290,185
          1998.......................       273,135
          1999.......................       247,772
          2000.......................       242,805
          2001.......................       222,572
          Thereafter.................       --
                                       ------------
                                       $  1,276,469
                                       ============

8.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                                                             NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                       ----------------------------------  ----------------------
                                          1994        1995        1996        1996        1997
                                       ----------  ----------  ----------  ----------  ----------
                                                                                (UNAUDITED)
Federal --
     Current.........................  $   26,961  $  237,590  $  252,941  $  211,496  $  373,638
     Deferred........................      33,053     (16,052)    (50,552)    (45,461)        931
State --
     Current.........................       9,936      29,378      50,241      42,009      74,214
     Deferred........................       6,565      (3,189)    (10,041)     (9,030)        185
                                       ----------  ----------  ----------  ----------  ----------
                                       $   76,515  $  247,727  $  242,589  $  199,014  $  448,968
                                       ==========  ==========  ==========  ==========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 35 percent to income before provision for income taxes as follows:

                                                                             NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                       ----------------------------------  ----------------------
                                          1994        1995        1996        1996        1997
                                       ----------  ----------  ----------  ----------  ----------
                                                                                (UNAUDITED)
Provision (benefit) at the statutory
rate.................................  $  (51,835) $   88,887  $   84,634  $  166,086  $  415,366
Increase (decrease) resulting from --
     Nondeductible ESOP
       expenses......................      92,012      96,149     116,502      11,493      11,493
     State income tax................      10,726      17,023      26,130      21,435      22,109
     Nondeductible expenses..........      29,426      38,900      15,323      --          --
     Other...........................      (3,814)      6,768      --          --          --
                                       ----------  ----------  ----------  ----------  ----------
                                       $   76,515  $  247,727  $  242,589  $  199,014  $  448,968
                                       ==========  ==========  ==========  ==========  ==========

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                                                        NINE MONTHS
                                               YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                       ----------------------------------------  --------------------------
                                           1994          1995          1996          1996          1997
                                       ------------  ------------  ------------  ------------  ------------
                                                                                        (UNAUDITED)
Inventory............................  $    --       $    --       $     53,950  $     53,950  $     53,950
Loss on Investment...................       256,216       280,250       280,250       280,250       280,250
Other................................        41,264        60,506        67,148        61,046        66,032
Valuation allowance..................      (256,216)     (280,250)     (280,250)     (280,250)     (280,250)
                                       ------------  ------------  ------------  ------------  ------------
Total deferred income tax assets.....  $     41,264  $     60,506  $    121,098  $    114,996  $    119,982
                                       ============  ============  ============  ============  ============

9.  RELATED-PARTY TRANSACTIONS:

     At December 31, 1995, the Company had a note receivable from its chief executive officer in the amount of $80,804. The note was secured and carried an interest rate of 8 percent per annum. The note was paid in June 1996. Included in other income for the years ended December 31, 1994, 1995 and 1996 is $11,690, $6,464 and $3,188, respectively, of interest income earned on this note. For a discussion of certain loan transactions and lease arrangements involving related parties, see Notes 3, 7 and 12.

     At December 31, 1996 and September 30, 1997, the Company guaranteed a note payable to a bank in the amount of $514,000, by the Company's chief executive officer. Such note payable relates to a note payable of equal amount from the Company's Employee Stock Ownership Plan to the chief executive officer, which is recorded in the accompanying balance sheet, see Note 12. Accordingly, if pursuant to its guarantee the Company were required to settle the note payable to the bank, it would also be released from the liability recorded in the accompanying balance sheet.

10.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The manufacture, sale, distribution and repair of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's financial condition or the results of its operations.

11.  SIGNIFICANT SUPPLIERS:

     The Company has three significant suppliers, together whose products accounted for approximately 57 percent, 65 percent and 63 percent of the Company's 1994, 1995 and 1996 revenues, respectively. The Company's arrangement with Quest Medical, Inc., its largest supplier and whose products accounted for approximately 18 percent, 31 percent and 28 percent of the Company's 1994, 1995 and 1996 revenues, respectively, is for a term of three years and terminates on December 31, 1999. The Company's arrangement with Sharplan Lasers, Inc., whose products (surgical lasers and ultrasonic aspirators and accessories) accounted for approximately 18 percent, 19 percent and 22 percent of the Company's 1994, 1995 and 1996 revenues, respectively, is for a term of two years and terminates on December 31, 1997. The Company's arrangement with Baxter Healthcare Corporation, whose products (infusion pumps and associated disposals) accounted for approximately 21 percent, 15 percent and 13 percent of the Company's 1994, 1995 and 1996 revenues, respectively, expired on March 31, 1997. The Company is currently renegotiating this distribution agreement and expects this relationship to continue in the foreseeable future. The Company's other material distribution agreements and agency arrangements are generally for terms of one to two years, and are terminable if the Company fails to meet certain negotiated sales volumes or on prior notice ranging from 30 to 90 days. A loss of the Company's distribution or agency relationships with one or more of its significant manufacturers could have a material adverse effect on the Company's financial condition and results of operation.

12.  EMPLOYEE STOCK OWNERSHIP PLAN:

     The Company has established an Employee Stock Ownership Plan ("ESOP") that owns all the outstanding stock of the Company. The stock was purchased by the ESOP from the former stockholders of the Company in 1992 for $49.50 per share. The purchase price was paid in the form of notes payable, which were collateralized by the common stock of the Company. The Company has contributed funds to the ESOP to fund its debt service payments to the former stockholders and the Company has paid the interest on the notes. The ESOP obligations were recorded as a liability on the Company's balance sheet due to the ESOP's inability to satisfy the debt from sources other than dividends on the Company's common stock, contributions from the Company or the sale of the Company's securities. A corresponding reduction in stockholder's equity for unearned ESOP shares was also recorded. As the Company makes contributions to the ESOP to make payments on the loans, shares are allocated to ESOP participants and both the liability and unearned ESOP shares (reflected as a reduction of stockholder's equity) are reduced. Any difference in the fair value of the allocated shares compared to the original stock purchase price is recorded as an increase or decrease in additional paid-in capital. At December 31, 1996 116,382 shares had been allocated to the ESOP participants. Interest paid by the Company on behalf of the ESOP was approximately $327,000, $282,000 and $235,000 for the years ended December 31, 1994, 1995 and 1996, respectively. The plan provides for contributions equal to 25% of the wages of eligible employees. Included in general and administrative expenses for the years ended December 31, 1994, 1995 and 1996, respectively, is approximately $381,500, $419,700 and $440,600 of contributions to the ESOP.

     The Company has identified potential violations of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 with respect to the ESOP. The potential violations primarily involve amounts contributed to the ESOP which the Internal Revenue Service may attempt to reclassify as excess contributions but which the Company considered to be loans to the ESOP. These amounts enabled the ESOP to repurchase Company stock from the ESOP accounts of former employees who elected cash distributions upon termination of employment. The Company has since forgiven the

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) amounts related to these loans. The Company has voluntarily notified the Internal Revenue Service regarding these potential violations and will seek appropriate remedial action. The Company has accrued approximately $1.7 million and $2.0 million as of December 31, 1996 and September 30, 1997, respectively, for any taxes or other amounts and professional fees incurred to address and resolve these potential violations to the satisfaction of the appropriate governmental entities. Although the Company believes that it has adequately provided for such exposure, there can be no assurance as to the ultimate resolution.

13.  SUBSEQUENT EVENTS (UNAUDITED):

     On September 9, 1997, the Company and the ESOP entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD. Among the conditions to TRIAD's obligation to acquire the Company are that the Company shall have collected all amounts owed to it by Rejuvena in exchange for its equity interests in Rejuvena and all amounts owed to it by Foundation Surgery Affiliates and shall have also repaid all amounts owed by it to Cysco.

     If the acquisition of the Company by TRIAD is completed, the Company will owe its CEO $139,000 under the provisions of a supplemental executive retirement plan, which would be expensed at that date, and the Company concurrently will enter into a new agreement with its existing lessor to lease the space used in the Company's operations for a negotiated amount and term.

     Also upon consummation of the Offering and TRIAD's acquisition of the Company, all the outstanding long-term debt of the Company is expected to be repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Custom Medical Specialties, Inc.:

     We have audited the accompanying balance sheets of Custom Medical Specialties, Inc. (an Indiana corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Custom Medical Specialties, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
April 18, 1997

                        CUSTOM MEDICAL SPECIALTIES, INC.
                                 BALANCE SHEETS

                                                 DECEMBER 31,
                                          --------------------------   SEPTEMBER 30,
                                              1995          1996           1997
                                          ------------  ------------   -------------
                                                                        (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $  1,471,219  $    933,213    $ 1,329,864
     Custodial cash.....................       --            225,431        --
     Short-term investments.............       200,000       180,000        --
     Accounts receivable, net of
       allowance of $28,529.............     1,159,172     1,413,757      1,118,468
     Inventories, net...................       960,401       866,489        875,662
     Prepaid expenses and other current
       assets...........................        66,921        79,150         62,723
                                          ------------  ------------   -------------
          Total current assets..........     3,857,713     3,698,040      3,386,717
PROPERTY AND EQUIPMENT, net.............        40,281        21,921         51,138
OTHER NON-CURRENT ASSETS................         4,187         3,986          3,685
                                          ------------  ------------   -------------
          Total assets..................  $  3,902,181  $  3,723,947    $ 3,441,540
                                          ============  ============   =============
  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $  1,157,024  $  1,538,800    $   790,083
     Short-term debt....................       --            --           1,100,000
                                          ------------  ------------   -------------
          Total current liabilities.....     1,157,024     1,538,800      1,890,083
                                          ------------  ------------   -------------
NOTE PAYABLE TO STOCKHOLDER.............         9,500         9,500          9,500
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
     Common stock, no par value; 1,000
       shares authorized, 100 shares
       issued and 75 shares
       outstanding......................         1,000         1,000          1,000
     Treasury stock, 25 shares at
       cost.............................      (212,000)     (212,000)      (212,000)
     Retained earnings..................     2,946,657     2,386,647      1,752,957
                                          ------------  ------------   -------------
          Total stockholder's equity....     2,735,657     2,175,647      1,541,957
                                          ------------  ------------   -------------
          Total liabilities and
             stockholder's equity.......  $  3,902,181  $  3,723,947    $ 3,441,540
                                          ============  ============   =============

   The accompanying notes are an integral part of these financial statements.

                        CUSTOM MEDICAL SPECIALTIES, INC.
                            STATEMENTS OF OPERATIONS

                                                                                           NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                       ----------------------------------------------  --------------------------
                                            1994            1995            1996           1996          1997
                                       --------------  --------------  --------------  ------------  ------------
                                                                                              (UNAUDITED)
REVENUES.............................  $   14,205,135  $   10,767,804  $    9,599,162  $  7,029,495  $  6,848,143
COST OF REVENUES.....................      10,501,998       7,771,724       7,022,412     5,123,931     5,060,636
                                       --------------  --------------  --------------  ------------  ------------
          Gross profit...............       3,703,137       2,996,080       2,576,750     1,905,564     1,787,507
                                       --------------  --------------  --------------  ------------  ------------
SELLING EXPENSES.....................       1,021,352         832,346         674,321       527,849       487,855
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         811,535         784,680         781,362       590,468       596,930
DEPRECIATION AND
  AMORTIZATION.......................          25,228          23,371          20,933        16,177        19,710
                                       --------------  --------------  --------------  ------------  ------------
     Total operating expenses........       1,858,115       1,640,397       1,476,616     1,134,494     1,104,495
                                       --------------  --------------  --------------  ------------  ------------
          Income from operations.....       1,845,022       1,355,683       1,100,134       771,070       683,012
OTHER INCOME (EXPENSE):
     Interest income.................          39,635          51,070          35,010        15,612        10,752
     Interest expense................          (1,346)           (955)           (950)         (475)       (1,109)
     Other income, net...............        --              --                 7,025          (475)       20,995
                                       --------------  --------------  --------------  ------------  ------------
NET INCOME...........................  $    1,883,311  $    1,405,798  $    1,141,219  $    785,732  $    713,650
                                       ==============  ==============  ==============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                      F-65

                        CUSTOM MEDICAL SPECIALTIES, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                           COMMON STOCK                                       TOTAL
                                        ------------------    TREASURY      RETAINED      STOCKHOLDER'S
                                        SHARES     AMOUNT       STOCK       EARNINGS         EQUITY
                                        -------    -------    ---------    -----------    -------------
BALANCE, December 31, 1993...........      75      $1,000     $(212,000)   $ 2,589,900     $  2,378,900
     Net income......................    --          --          --          1,883,311        1,883,311
     Distributions...................    --          --          --         (1,987,352)      (1,987,352)
                                        -------    -------    ---------    -----------    -------------
BALANCE, December 31, 1994...........      75       1,000      (212,000)     2,485,859        2,274,859
     Net income......................    --          --          --          1,405,798        1,405,798
     Distributions...................    --          --          --           (945,000)        (945,000)
                                        -------    -------    ---------    -----------    -------------
BALANCE, December 31, 1995...........      75       1,000      (212,000)     2,946,657        2,735,657
     Net income......................    --          --          --          1,141,219        1,141,219
     Distributions...................    --          --          --         (1,701,229)      (1,701,229)
                                        -------    -------    ---------    -----------    -------------
BALANCE, December 31, 1996...........      75       1,000      (212,000)     2,386,647        2,175,647
     Net income (unaudited)..........    --          --          --            713,650          713,650
     Distributions (unaudited).......    --          --          --         (1,347,340)      (1,347,340)
                                        -------    -------    ---------    -----------    -------------
BALANCE, September 30, 1997
  (unaudited)........................      75      $1,000     $(212,000)   $ 1,752,957     $  1,541,957
                                        =======    =======    =========    ===========    =============

   The accompanying notes are an integral part of these financial statements.

                                      F-66

                        CUSTOM MEDICAL SPECIALTIES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                              NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                          --------------------------------------------  ------------------------------
                                               1994           1995           1996            1996            1997
                                          --------------  ------------  --------------  --------------  --------------
                                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................  $    1,883,311  $  1,405,798  $    1,141,219  $      785,732  $      713,650
     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities --
          Depreciation and
             amortization...............          25,228        23,371          20,933          16,177          19,710
          Gain on sale of equipment.....        --             --               (7,025)       --               (12,299)
     Increase (decrease) in operating
       cash flows resulting from:
          Receivables, net of servicing
             activities.................         399,766       (68,042)       (480,016)        226,363          91,170
          Inventories...................         345,728       129,305          93,912         222,887          (9,173)
          Prepaid expenses and other
             current assets.............          (6,373)      (42,605)        (12,229)         (6,302)         16,427
          Accounts payable, net of
             servicing activities, and
             accrued expenses...........        (611,117)      182,543         381,776        (349,361)       (345,053)
          Other.........................           1,201           599             201             328             302
                                          --------------  ------------  --------------  --------------  --------------
     Net cash provided by operating
       activities.......................       2,037,744     1,630,969       1,138,771         895,824         474,734
                                          --------------  ------------  --------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds of sale of property and
       equipment........................        --             --                7,025        --                12,299
     Proceeds from short-term
       investments......................         100,000       --               20,000        --               180,000
     Purchases of short-term
       investments......................        --            (100,000)       --              --              --
     Purchases of property and
       equipment........................         (33,993)       (7,408)         (2,573)         (2,570)        (48,928)
                                          --------------  ------------  --------------  --------------  --------------
     Net cash provided by (used in)
       investing activities.............          66,007      (107,408)         24,452          (2,570)        143,371
                                          --------------  ------------  --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from short-term debt......        --             --             --              --             1,100,000
     Proceeds from issuance of long-term
       debt.............................        --             --             --              --                25,886
     Distributions to stockholder.......      (1,987,352)     (945,000)     (1,701,229)     (1,386,229)     (1,347,340)
                                          --------------  ------------  --------------  --------------  --------------
     Net cash used in financing
       activities.......................      (1,987,352)     (945,000)     (1,701,229)     (1,386,229)       (221,454)
                                          --------------  ------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................         116,399       578,561        (538,006)       (492,975)        396,651
CASH AND CASH EQUIVALENTS, beginning of
  period................................         776,259       892,658       1,471,219       1,471,219         933,213
                                          --------------  ------------  --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $      892,658  $  1,471,219  $      933,213  $      978,244  $    1,329,864
                                          ==============  ============  ==============  ==============  ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................  $          950  $        950  $          950  $          950  $        1,109
                                          ==============  ============  ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                        CUSTOM MEDICAL SPECIALTIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Custom Medical Specialties, Inc., an Indiana corporation (the Company or
CMS), was founded in 1989 and maintains its headquarters in Indianapolis, Indiana. The Company is a contract seller and distributor of specialty medical products.

     The Company and its stockholder intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired by TRIAD for consideration consisting of $1,600,000 in cash and 350,000 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.The fair value of the Company's long-term debt was determined using valuation techniques that considered cash flows discounted at current market rates and management's best estimates for instruments without quoted market prices. The carrying amounts of long-term debt reported in the balance sheets are considered to approximate the respective fair value as the Company's long-term debt interest rates approximate market rates as December 31, 1996.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. At September 30, 1997, the Company maintained cash balances in various financial institutions in excess of federally insured limits.

  SHORT-TERM INVESTMENTS

     Short-term investments are non-taxable fixed maturity securities which the Company has the ability and intent to hold until maturity. Accordingly, such securities are considered held-to-maturity and are carried at amortized cost. (See Note 4).

                        CUSTOM MEDICAL SPECIALTIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATION OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1995, 1996 and September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined on the average cost method. At December 31, 1995 and 1996, and at September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     for additional shares which would trigger the piggyback rights.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products and supplies are shipped.

  INCOME TAXES

     The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under the Internal Revenue Code provisions applicable to S corporation status, the stockholder reports the Company's taxable earnings or losses in his personal federal income tax returns. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

                        CUSTOM MEDICAL SPECIALTIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  SERVICING ACTIVITIES:

     During 1996, the Company began serving as an agent for certain distributors of specialty medical products. In this capacity, the Company processes orders from the distributors' customers and places those orders with the distributors. The distributor then ships the goods directly to the customer. Additionally, the Company bills and collects payments from the distributors' customer and remits such payments to the distributor. The Company generally charges a per-transaction processing fee for this service. Included in "Revenues" in the accompanying Statement of Operations for the year ended December 31, 1996 is $64,465 of such fees earned during the year. During that year, the Company collected $1,671,369 from the distributors' customers and remitted $1,445,938 to the distributors under these agreements. Included in "Accounts payable" in the accompanying financial statements at December 31, 1996 is $429,550 which the Company owed to such distributors. "Custodial Cash" of $225,431 at December
31, 1996 represents cash collected by the Company under these arrangements, but not yet remitted to the distributors. Additionally, included in "Accounts receivable" at December 31, 1996 is $204,119 of amounts due from the distributors' customers.

4.  SHORT-TERM INVESTMENTS:

     Information for held-to-maturity securities follows:

                                           AMORTIZED    UNREALIZED
             SECURITY TYPE                   COST         GAINS       FAIR VALUE
----------------------------------------   ---------    ----------    ----------
State and municipal bonds
     At December 31, 1995...............   $ 200,000      $7,310       $ 207,310
     At December 31, 1996...............   $ 180,000      $5,820       $ 185,820

     Contractual maturities at December 31, 1996 were as follows:

                                             AMORTIZED
                MATURITY                        COST         FAIR VALUE
----------------------------------------   --------------    ----------
Due within one year.....................      $ 90,000        $  90,630
Due within one to five years............        15,000           15,000
Due within five to ten years............        40,000           42,545
Due within ten years and after..........        35,000           37,645
                                           --------------    ----------
Totals..................................      $180,000        $ 185,820
                                           ==============    ==========

5.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                           ESTIMATED
                                            USEFUL            DECEMBER 31,
                                             LIVES     --------------------------   SEPTEMBER 30
                                           IN YEARS        1995          1996           1997
                                           ---------   ------------  ------------   ------------
                                                                                    (UNAUDITED)
Transportation equipment................        5      $     46,406  $     32,556    $   57,333
Machinery and equipment.................        7            34,373        33,995        24,598
Office equipment........................        5           115,151       116,241       126,539
Leasehold improvements..................       10             4,783         4,784         4,785
                                                       ------------  ------------   ------------
                                                            200,713       187,576       213,255
Less -- accumulated depreciation and
  amortization..........................                   (160,432)     (165,655)     (162,117)
                                                       ------------  ------------   ------------
Property and equipment, net.............               $     40,281  $     21,921    $   51,138
                                                       ============  ============   ============

                        CUSTOM MEDICAL SPECIALTIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following:

                                                 DECEMBER 31,
                                          --------------------------   SEPTEMBER 30,
                                              1995          1996           1997
                                          ------------  ------------   -------------
                                                                        (UNAUDITED)
Trade receivables.......................  $  1,126,643  $  1,136,652    $ 1,039,038
Receivables from suppliers..............        61,058       101,515        107,959
Receivables from servicing activities
  (see Note 3)..........................       --            204,119        --
                                          ------------  ------------   -------------
                                             1,187,701     1,442,286      1,146,997
Less -- allowance for doubtful
  accounts..............................       (28,529)      (28,529)       (28,529)
                                          ------------  ------------   -------------
                                          $  1,159,172  $  1,413,757    $ 1,118,468
                                          ============  ============   =============

     Accounts payable and accrued expenses consist of the following:

                                              DECEMBER 31,
                                       --------------------------   SEPTEMBER 30,
                                           1995          1996           1997
                                       ------------  ------------   -------------
                                                                     (UNAUDITED)
Accounts payable, trade..............  $    987,296  $    926,511    $   569,671
Payables from servicing activities
  (see Note 3).......................       --            429,550        --
Accrued compensation and benefits....        98,037        76,254         82,109
Other................................        71,691       106,485        138,303
                                       ------------  ------------   -------------
                                       $  1,157,024  $  1,538,800    $   790,083
                                       ============  ============   =============

7.  NOTE PAYABLE TO STOCKHOLDER:

     Long-term debt at December 31, 1995, 1996 and September 30, 1997 consists of an unsecured note payable to the Company's sole stockholder with an interest rate of 10 percent, with interest paid semi-annually. The original maturity date of that note was April 1, 1991. However, the stockholder has informally extended such note indefinitely. The stockholder has advised the Company that he has no intention of requesting payment on the note during the next 12 months.

8.  LEASES:

     The Company leases building and warehouse space from a third party. The rent expense under this lease was $58,764 for the year ended December 31, 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 --
     1997............................  $  53,424
     1998............................     35,616
                                       ---------
                                       $  89,040
                                       =========

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

                        CUSTOM MEDICAL SPECIALTIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

10.  SIGNIFICANT SUPPLIERS/CUSTOMERS:

     A substantial portion of the Company's revenues is derived from sales of Pall Biomedical, Inc. (Pall) products. For the years ended December 31, 1994, 1995 and 1996, Pall's products accounted for approximately 36 percent, 41 percent and 38 percent, respectively, of the Company's total revenues. The agreement with Pall may be terminated with 30 days' notice by either the Company or Pall. While management believes that, following the acquisition referred to in Note 12, the Company will continue to represent Pall and other manufacturers with which it has entered into similar arrangements, a loss of any of its significant vendor relationships could have a material adverse effect on the Company's financial condition and results of operations.

     During 1994, the Company lost a significant customer, which accounted for approximately $3.0 million, or approximately 21 percent, of fiscal 1994 revenues. For the year ended December 31, 1996, no individual customer accounted for more than 10 percent of revenues.

11.  EMPLOYEE BENEFIT PLAN:

     In 1994, the Company established a defined contribution 401(k) plan for employees who are at least 21 years old and have completed one year of service. Contributions to the plan by the employer are made on a discretionary basis. No employer contributions were made to the plan in 1994, 1995 or 1996.

12.  SUBSEQUENT EVENTS (UNAUDITED):

     On September 9, 1997, the Company and its sole shareholder entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     On September 11, 1997, the Company entered into a note agreement with a bank which established a $1.5 million line of credit available to the Company for the purpose of working capital and stockholder distributions. The note is payable on demand and advances under the note are extended at the bank's discretion in accordance with a borrowing base requirement. The borrowing base is equal to the sum of 85 percent of the Company's eligible accounts receivable plus 45 percent of eligible inventory, plus cash assigned as collateral equal to any advance in excess of the borrowing base. The note bears interest according to an interest rate index which sets forth rates ranging from the LIBOR plus
2.25 percent to the bank's prime rate plus 1.0 percent, depending upon the stockholder's equity in the Company, as adjusted per the terms of the note agreement. At September 30, 1997, the interest rate was 8.2 percent. The note is secured by the assets of the Company. At September 30, 1997, $1.1 million was outstanding on the note.

     The Company will make a cash distribution of approximately $1.7 million prior to the closing of the transactions under the merger agreement which represents the Company's estimated S corporation accumulated adjustment account. Had these transactions been recorded at September 30, 1997, the effect on the accompanying balance sheet would have been a decrease in assets of $1.3 million, an increase in liabilities of $0.4 million and a decrease in shareholders' equity of $1.7 million

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Kentec Medical, Inc.:

     We have audited the accompanying balance sheet of Kentec Medical, Inc. (a California corporation) as of June 30, 1997, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kentec Medical, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Houston, Texas
August 6, 1997

                              KENTEC MEDICAL, INC.
                                 BALANCE SHEETS

                                            JUNE 30,      SEPTEMBER 30,
                                              1997            1997
                                          ------------    -------------
                                                           (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $    719,508     $   618,464
     Short-term investments.............       111,331         112,481
     Accounts receivable, net of
      allowance of $77,039..............     1,704,433       1,407,069
     Inventories, net...................     1,857,915       1,647,056
     Deferred income taxes..............        24,590          23,370
                                          ------------    -------------
               Total current assets.....     4,417,777       3,808,440
PROPERTY AND EQUIPMENT, net.............       152,359         132,269
OTHER NON-CURRENT ASSETS................       235,575         217,955
                                          ------------    -------------
               Total assets.............  $  4,805,711     $ 4,158,664
                                          ============    =============
  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Accounts payable...................  $  1,344,957     $   843,164
     Accrued expenses and other current
      liabilities.......................       354,683         229,739
                                          ------------    -------------
               Total current
                   liabilities..........     1,699,640       1,072,903
                                          ------------    -------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
     Common stock, no par value; 75,000
      shares authorized, 46,000 shares
      issued and outstanding............        46,000          46,000
     Retained earnings..................     3,060,071       3,039,761
                                          ------------    -------------
               Total stockholder's
                   equity...............     3,106,071       3,085,761
                                          ------------    -------------
               Total liabilities and
                   stockholder's
                   equity...............  $  4,805,711     $ 4,158,664
                                          ============    =============

   The accompanying notes are an integral part of these financial statements.

                              KENTEC MEDICAL, INC.
                            STATEMENTS OF OPERATIONS

                                                                THREE MONTHS ENDED
                                            YEAR ENDED            SEPTEMBER 30,
                                             JUNE 30,     ------------------------------
                                               1997            1996            1997
                                          --------------  --------------  --------------
                                                                   (UNAUDITED)
REVENUES................................  $   13,646,041  $    3,558,198  $    3,005,416
COST OF REVENUES........................       9,440,908       2,457,797       2,107,897
                                          --------------  --------------  --------------
          Gross profit..................       4,205,133       1,100,401         897,519
                                          --------------  --------------  --------------
SELLING EXPENSES........................       1,709,445         454,322         342,091
GENERAL AND ADMINISTRATIVE EXPENSES.....       2,446,230         569,548         565,808
DEPRECIATION AND AMORTIZATION...........          83,101          18,315          16,150
                                          --------------  --------------  --------------
     Total operating expenses...........       4,238,776       1,042,185         924,049
                                          --------------  --------------  --------------
          Income (loss) from
             operations.................         (33,643)         58,216         (26,530)
OTHER INCOME (EXPENSE):
     Interest income....................          32,065           6,847           8,600
     Other expense, net.................          (6,164)         (3,276)         (6,078)
                                          --------------  --------------  --------------
INCOME (LOSS) BEFORE PROVISION (BENEFIT)
  FOR INCOME TAXES......................          (7,742)         61,787         (24,008)
PROVISION (BENEFIT) FOR INCOME TAXES....          12,396          15,717          (3,698)
                                          --------------  --------------  --------------
NET INCOME (LOSS).......................  $      (20,138) $       46,070  $      (20,310)
                                          ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-75

                              KENTEC MEDICAL, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                           COMMON STOCK                           TOTAL
                                        ------------------      RETAINED      STOCKHOLDER'S
                                        SHARES     AMOUNT       EARNINGS          EQUITY
                                        -------    -------     ----------     --------------
BALANCE, June 30, 1996...............    46,000    $46,000     $3,080,669       $3,126,669
     Net loss........................     --         --           (20,138)         (20,138)
     Dividends.......................     --         --              (460)            (460)
                                        -------    -------     ----------     --------------
BALANCE, June 30, 1997...............    46,000     46,000      3,060,071        3,106,071
     Net loss (unaudited)............     --         --           (20,310)         (20,310)
                                        -------    -------     ----------     --------------
BALANCE, September 30, 1997
(unaudited)..........................    46,000    $46,000     $3,039,761       $3,085,761
                                        =======    =======     ==========     ==============

   The accompanying notes are an integral part of these financial statements.

                              KENTEC MEDICAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                         THREE MONTHS ENDED
                                        YEAR ENDED         SEPTEMBER 30,
                                         JUNE 30,    --------------------------
                                           1997          1996          1997
                                       ------------  ------------  ------------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
     Net income (loss)...............  $    (20,138) $     46,070  $    (20,310)
     Adjustments to reconcile net
       income (loss) to net cash used
       in operating activities --
          Depreciation and
             amortization............        83,101        18,315        16,150
          Provision for doubtful
             accounts
             receivable..............         7,788       --            --
          Deferred income taxes,
             net.....................         5,487          (248)        1,220
          Loss on disposal of
             property and
             equipment...............         6,424         3,276         6,078
          Increase (decrease) in
             operating cash flows
             resulting from:
               Accounts receivable...        63,595       (83,772)      297,364
               Inventories...........        87,300        68,157       208,721
               Prepaid expenses and
                  other current
                  assets.............         7,102         7,102       --
               Other non-current
                  assets.............       (22,620)      (16,010)       17,620
               Accounts payable,
                  accrued expenses
                  and other current
                  liabilities........      (225,840)     (618,357)     (626,737)
                                       ------------  ------------  ------------
                     Net cash used in
                       operating
                       activities....        (7,801)     (575,467)      (99,894)
                                       ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of short-term
       investments...................      (219,632)      --           (112,481)
     Proceeds from short-term
       investments...................       216,468       --            111,331
     Purchases of property and
       equipment.....................       (58,687)      --            --
                                       ------------  ------------  ------------
                     Net cash used in
                       investing
                       activities....       (61,851)      --             (1,150)
                                       ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends.......................          (460)         (460)      --
                                       ------------  ------------  ------------
                     Net cash used in
                       financing
                       activities....          (460)         (460)      --
                                       ------------  ------------  ------------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS........................       (70,112)     (575,927)     (101,044)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       789,620       789,620       719,508
                                       ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    719,508  $    213,693  $    618,464
                                       ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                              KENTEC MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Kentec Medical, Inc., a California corporation (the Company or Kentec), was founded in 1970 and maintains its headquarters in Irvine, California. The Company is a contract seller and distributor and limited manufacturer of specialty medical products.

     The Company and its stockholder intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired for consideration consisting of $3,240,000 in cash and 232,857 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim financial information as of September 30, 1997 and for the three months ended September 30, 1996 and 1997, are unaudited and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables and trade payables. The carrying amounts of those instruments reported in the balance sheet are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheet and statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. As of June 30, 1997 and as of September 30, 1997 and at various times during the periods then ended, the Company maintained cash balances in various financial institutions in excess of federally insured limits.

  SHORT-TERM INVESTMENTS

     The Company's short-term investments consist of certificates of deposit that are all considered held-to-maturity securities. Held-to-maturity securities, which are fixed maturity securities that the Company has the ability and intent to hold until maturity, are carried at amortized cost.

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals and medical centers. The Company regularly reviews accounts receivable and makes provision for

                              KENTEC MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) potentially uncollectible balances. At June 30, 1997 and September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. At June 30, 1997 and September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciation is computed using an accelerated method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized using the straight-line method over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  COLLATERAL INTEREST IN INSURANCE AGREEMENT

     The Company has entered into an agreement with its stockholder for the sole purpose of financing life insurance premiums on a whole-life policy covering the president of the Company. The advances are collateralized by the cash surrender value of and the death benefit payable under the policy. The Company has recorded the advances in other non-current assets in the accompanying balance sheets totaling approximately $152,700 as of June 30, 1997 and September 30, 1997.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products and supplies are shipped.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent

                              KENTEC MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED
                                         USEFUL
                                        LIVES IN     JUNE 30,    SEPTEMBER 30,
                                         YEARS         1997          1997
                                       ----------  ------------  -------------
                                                                  (UNAUDITED)
     Furniture and fixtures..........     5-7      $    412,745    $ 412,745
     Rental equipment................     5-7           150,978      130,437
     Transportation equipment........     5-7           119,753      119,753
     Leasehold improvements..........     7-15           88,227       88,227
     Machinery and equipment.........     5-10           50,733       50,733
                                                   ------------  -------------
                                                        822,436      801,895
     Less -- accumulated depreciation
       and amortization..............                  (670,077)    (669,626)
                                                   ------------  -------------
     Property and equipment, net.....              $    152,359    $ 132,269
                                                   ============  =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following:

                                            JUNE 30,    SEPTEMBER 30,
                                              1997          1997
                                          ------------  -------------
                                                         (UNAUDITED)
Trade receivables.......................  $  1,466,303   $ 1,247,911
Receivables from suppliers..............       315,169       236,197
                                          ------------  -------------
                                             1,781,472     1,484,108
Less -- allowance for doubtful
  accounts..............................       (77,039)      (77,039)
                                          ------------  -------------
                                          $  1,704,433   $ 1,407,069
                                          ============  =============

     Accounts payable, accrued expenses and other current liabilities consist of the following:

                                         JUNE 30,    SEPTEMBER 30,
                                           1997          1997
                                        ----------   -------------
                                                      (UNAUDITED)
Accounts payable, trade..............   $1,344,957    $   843,164
Accrued compensation and benefits....      315,144        186,230
Other payables and accrued
  expenses...........................       39,539         43,509
                                        ----------   -------------
                                        $1,699,640    $ 1,072,903
                                        ==========   =============

5.  LEASES:

     The Company leases its two operating facilities from a trustee of its stockholder (a family trust) under two long-term noncancellable operating lease agreements. The leases expire in 2009 and provide for rents increasing subject to the Consumer Price Index. The total annual rent paid under these related-party leases was approximately $229,600 for the year ended June 30, 1997 and was approximately $57,400 and $62,200 for the three months ended September 30, 1996 and 1997, respectively. The leases require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The Company believes the terms of the related-party leases are at least as favorable as the terms that could have been obtained from an unaffiliated third party in similar transactions. The Company also leases certain office equipment under long-term noncancellable operating lease agreements which expire in 1999 and 2000. The total rent paid under these leases was approximately $4,600 for the year ended June 30, 1997 and was approximately $3,400 and $2,400 for the three months ended September 30, 1996 and 1997, respectively.

                              KENTEC MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments required under noncancellable operating leases (including the related-party leases) that have initial or remaining noncancellable lease terms in excess of one year at June 30, 1997 are as follows:

Year ending June 30 --
     1998...............................  $    234,183
     1999...............................       234,183
     2000...............................       232,887
     2001...............................       230,773
     2002...............................       229,572
     Thereafter.........................     1,492,218
                                          ------------
                                          $  2,653,816
                                          ============

     The Company has entered into an agreement to sublease its excess facilities through March 1998. The future minimum sublease payments due to the Company under this sublease as of June 30, 1997 are $60,281.

     Rent income received for the year ended June 30, 1997 was approximately $61,900 and was approximately $14,800 and $20,600 for the three months ended September 30, 1996 and 1997, respectively.

6.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                                          THREE MONTHS ENDED
                                           YEAR ENDED       SEPTEMBER 30,
                                            JUNE 30,     --------------------
                                              1997         1996       1997
                                           -----------   ---------  ---------
                                                             (UNAUDITED)
Federal --
     Current............................     $ 3,611     $   9,915  $  (2,606)
     Deferred...........................       4,094          (159)       917
State --
     Current............................       3,298         6,050     (2,312)
     Deferred...........................       1,393           (89)       303
                                           -----------   ---------  ---------
                                             $12,396     $  15,717  $  (3,698)
                                           ===========   =========  =========

     Actual income tax provision (benefit) differs from income tax provision (benefit) computed by applying the U.S. federal statutory corporate tax rate of 15 percent to income before income taxes as follows:

                                                         THREE MONTHS ENDED
                                           YEAR ENDED      SEPTEMBER 30,
                                            JUNE 30,    --------------------
                                              1997        1996       1997
                                           ----------   ---------  ---------
                                                            (UNAUDITED)
Provision (benefit) at the statutory
  rate..................................    $ (1,161)   $   9,268  $  (3,601)
State income taxes......................       3,227        4,887     (1,899)
Non-deductible items....................      10,330        1,562      1,802
                                           ----------   ---------  ---------
                                            $ 12,396    $  15,717  $  (3,698)
                                           ==========   =========  =========

     Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax reporting purposes. The tax effects of these temporary differences representing current deferred income tax assets of $24,590 and $23,370 at June 30, 1997 and September 30, 1997, respectively, result principally from accruals and reserves not currently deductible for income tax reporting purposes.

                              KENTEC MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale, manufacture and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

8.  SIGNIFICANT SUPPLIER:

     During the year ended June 30, 1997 and during the three months ended September 30, 1996 and 1997, the Company purchased approximately 62 percent, 69 percent, and 62 percent, respectively of its products from Pall Biomedical, Inc.
(Pall). Revenues generated from the sales of these products accounted for 56 percent, 60 percent, and 54 percent of the Company's distribution revenues for the year ended June 30, 1997 and for the three months ended September 30, 1996 and 1997, respectively. Under a distribution agreement with Pall, the Company has agreed to keep a 30-day supply of inventory on hand. The agreement may be terminated by either party, with or without cause, at any time after giving not less than 30 days' notice. The loss of this supplier would have a material adverse effect on the Company's business and operating results.

9.  EMPLOYEE BENEFIT PLANS:

     The Company has a money purchase pension plan, a profit sharing plan and a 401(k) plan for employees meeting certain requirements (substantially all employees). The Company's contributions to these plans vest over a period of six to seven years. The money purchase pension plan requires the Company to annually contribute 5 percent of participating employees' salaries, subject to certain limitations. The Company's contribution to the money purchase pension plan during the year ended June 30, 1997 and for the three months ended September 30, 1996 and 1997, was approximately $97,800, $28,600 and $27,600, respectively. Company contributions to the profit sharing plan and to the 401(k) plan may be made at the discretion of the Company. No Company contributions were made to the profit sharing plan or to the 401(k) plan for the year ended June 30, 1997 or for the three months ended September 30, 1996 and 1997.

10.  SUBSEQUENT EVENTS (UNAUDITED):

     On September 9, 1997, the Company and its stockholder entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     Concurrently with the closing of the transactions under the merger agreement, the Company will enter into agreements with a trustee of its stockholder to lease certain office and warehouse space used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Products for Surgery, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheet of Products for Surgery, Inc. (a Texas corporation) and subsidiaries as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Products for Surgery, Inc. and subsidiaries as of June 30, 1997, and the results of their consolidated operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Houston, Texas
August 15, 1997

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                            JUNE 30,     SEPTEMBER 30,
                                              1997           1997
                                          ------------   -------------
                                                          (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     42,994    $   115,253
     Accounts receivable, net of
      allowance of $586.................       725,119        870,677
     Notes receivable, current
      portion...........................        17,274         17,274
     Inventories, net...................     1,461,078      1,474,985
     Prepaid expenses...................        45,712         40,115
     Deferred income taxes..............       124,668        119,266
                                          ------------   -------------
               Total current assets.....     2,416,845      2,637,570
PROPERTY AND EQUIPMENT, net.............       191,233        184,413
OTHER NON-CURRENT ASSETS:
     Cash surrender value of life
      insurance policies................       197,448        197,448
     Notes receivable from
      stockholders......................       116,540        112,464
     Intangible assets..................        95,960         95,350
     Other non-current assets...........        47,375         35,310
                                          ------------   -------------
               Total assets.............  $  3,065,401    $ 3,262,555
                                          ============   =============

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Short-term debt....................  $    195,722    $   292,473
     Accounts payable and accrued
      expenses..........................     1,200,167      1,293,111
                                          ------------   -------------
               Total current
                   liabilities..........     1,395,889      1,585,584
LONG-TERM DEBT..........................       164,817        142,914
DEFERRED INCOME TAXES...................        45,164         44,766
OTHER LONG-TERM LIABILITIES.............       500,000        500,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $.10 par value;
      300,000 shares authorized, 105,880
      shares issued and outstanding,
      respectively......................        10,588         10,588
     Additional paid-in capital.........       355,892        355,892
     Retained earnings..................       593,051        622,811
                                          ------------   -------------
               Total stockholders'
                   equity...............       959,531        989,291
                                          ------------   -------------
               Total liabilities and
                   stockholders'
                   equity...............  $  3,065,401    $ 3,262,555
                                          ============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            THREE MONTHS ENDED
                                           YEAR ENDED         SEPTEMBER 30,
                                            JUNE 30,    --------------------------
                                              1997          1996          1997
                                          ------------  ------------  ------------
                                                               (UNAUDITED)
REVENUES................................  $  7,761,235  $  1,880,663  $  2,138,756
COST OF REVENUES........................     4,447,229     1,070,718     1,276,998
                                          ------------  ------------  ------------
          Gross profit..................     3,314,006       809,945       861,758
SELLING EXPENSES........................     1,197,857       276,069       327,393
GENERAL AND ADMINISTRATIVE EXPENSES.....     2,101,413       429,557       456,046
DEPRECIATION AND AMORTIZATION...........        66,280        11,532        19,224
                                          ------------  ------------  ------------
     Total operating expenses...........     3,365,550       717,158       802,663
                                          ------------  ------------  ------------
          Income (loss) from
             operations.................       (51,554)       92,787        59,095
                                          ------------  ------------  ------------
OTHER INCOME (EXPENSE):
     Interest income....................        22,899       --              3,063
     Interest expense...................       (58,983)      (20,930)       (9,363)
     Other income, net..................       448,048       --            --
                                          ------------  ------------  ------------
INCOME BEFORE PROVISION FOR INCOME
  TAXES.................................       360,420        71,857        52,795
PROVISION FOR INCOME TAXES..............       150,011        27,183        23,035
                                          ------------  ------------  ------------
NET INCOME..............................  $    210,409  $     44,674  $     29,760
                                          ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 COMMON STOCK                                          TOTAL
                             --------------------     ADDITIONAL       RETAINED    STOCKHOLDERS'
                              SHARES     AMOUNT     PAID-IN CAPITAL    EARNINGS       EQUITY
                             ---------  ---------   ---------------   ----------   -------------
BALANCE, June 30, 1996.....     90,000  $   9,000      $ --           $  382,642    $   391,642
     Issuance of common
       stock...............     15,880      1,588        355,892          --            357,480
     Net income............     --         --            --              210,409        210,409
                             ---------  ---------   ---------------   ----------   -------------
BALANCE, June 30, 1997.....    105,880     10,588        355,892         593,051        959,531
     Net income
       (unaudited).........     --         --            --               29,760         29,760
                             ---------  ---------   ---------------   ----------   -------------
BALANCE, September 30, 1997
  (unaudited)..............    105,880  $  10,588      $ 355,892      $  622,811    $   989,291
                             =========  =========   ===============   ==========   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                           YEAR ENDED         SEPTEMBER 30,
                                            JUNE 30,    --------------------------
                                              1997          1996          1997
                                          ------------  ------------  ------------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................  $    210,409  $     44,674  $     29,760
     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities --
          Depreciation and
             amortization...............        66,280        11,532        19,224
          Provision for doubtful
             accounts receivable........        (5,014)       (1,004)        1,357
          Deferred income taxes, net....        28,856         7,214         5,004
     Increase (decrease) in operating
       cash flows resulting from:
          Accounts receivable...........       957,347       327,133      (146,915)
          Inventories...................       256,454       597,148       (13,907)
          Prepaid expenses and other
             current assets.............        49,111         3,368         5,597
          Other noncurrent assets.......      (106,908)        5,335        16,141
          Accounts payable and accrued
             expenses...................      (769,931)     (778,216)       92,944
                                          ------------  ------------  ------------
     Net cash provided by operating
       activities.......................       686,604       217,184         9,205
                                          ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment........................       (82,248)      (12,781)      (11,794)
                                          ------------  ------------  ------------
     Net cash used in investing
       activities.......................       (82,248)      (12,781)      (11,794)
                                          ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of long-term
       debt.............................        17,740        40,215       --
     Principal payments on long-term
       debt.............................       --            --            (21,903)
     Borrowings (repayments) on
       short-term debt, net.............      (632,567)     (171,289)       96,751
                                          ------------  ------------  ------------
     Net cash provided by (used in)
       financing activities.............      (614,827)     (131,074)       74,848
                                          ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (10,471)       73,329        72,259
CASH AND CASH EQUIVALENTS, beginning of
  period................................        53,465        53,465        42,994
                                          ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     42,994  $    126,794  $    115,253
                                          ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................  $     57,036  $     20,930  $      9,363
                                          ============  ============  ============
          Income taxes..................  $    124,380  $     62,615  $    --
                                          ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Products for Surgery, Inc., a Texas corporation (PSI), was founded in 1979. PSI, together with its subsidiaries, PSI Service Corporation and Sierra Surgical Products, Inc. (SSP) (collectively, the Company or Products for Surgery), maintains its headquarters in Forest Hills, Texas. The Company is a contract seller and distributor of specialty medical products.

     The Company and its stockholders intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired by TRIAD for consideration consisting of $2,250,000 in cash and 203,571 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. All significant intercompany amounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997 and for the three months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheet are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment. The fair value of the Company's long-term debt was determined using valuation techniques that considered cash flows discounted at current market rates and management's best estimates for instruments without quoted market prices. The carrying amounts of long-term debt reported in the balance sheets are considered to approximate the respective fair value as the Company's long-term debt interest rates approximate market rates at December 31, 1996.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheet and statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. At June 30, and September 30, 1997 the Company maintained cash balances in various financial institutions in excess of federally insured limits.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals and surgical centers. The Company regularly reviews accounts receivable and makes provision for potentially uncollectible balances. At June 30, 1997 and September 30, 1997, management believes the Company had incurred no impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist of medical supplies and equipment. Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. At June 30, 1997 and September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INTANGIBLE ASSETS

     The goodwill recorded by the Company in connection with the acquisition of SSP (see Note 3) is amortized over 40 years on a straight line basis. As of June 30, 1997 and September 30, 1997, accumulated amortization of goodwill amounted to $1,835 and $2,445, respectively.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products are shipped. Service contract revenues are recorded over the term of the service contract, and the unearned portion of the service contract is recorded as a liability.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

3.  ACQUISITION:

     On October 1, 1996, PSI acquired all the outstanding stock of SSP in exchange for 15,880 shares of PSI common stock. The acquisition was accounted for as a purchase, and SSP's results of operations have been included in the accompanying consolidated financial statements since the acquisition date. SSP is also a contract seller of specialty medical products.

     The purchase price was allocated as follows:

Current assets.......................  $  705,621
Property and equipment...............      20,386
Goodwill.............................      97,795
Current liabilities..................    (466,322)
                                       ----------
Purchase price.......................  $  357,480
                                       ==========

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                              ESTIMATED
                             USEFUL LIVES    JUNE 30,     SEPTEMBER 30,
                               IN YEARS        1997           1997
                             ------------    ---------    -------------
                                                           (UNAUDITED)
Office equipment...........       5          $ 377,099      $ 268,870
Machinery and equipment....       7             15,624         15,624
Furniture and fixtures.....      5-7            58,817         13,614
Rental equipment...........       5             50,825         50,825
Leasehold improvements.....       10            37,693         37,693
Transportation equipment...       5              9,035          9,035
                                             ---------    -------------
                                               549,093        395,661
Less -- accumulated
  depreciation and
  amortization.............                   (357,860)      (211,248)
                                             ---------    -------------
Property and equipment,
  net......................                  $ 191,233      $ 184,413
                                             =========    =============

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following:

                                        JUNE 30,     SEPTEMBER 30,
                                          1997           1997
                                        ---------    -------------
                                                      (UNAUDITED)
Trade receivables....................   $ 692,275      $ 863,436
Receivables from suppliers...........      10,955        --
Other receivables....................      22,475          9,184
                                        ---------    -------------
                                          725,705        872,620
Less -- allowance for doubtful
  accounts...........................        (586)        (1,943)
                                        ---------    -------------
                                        $ 725,119      $ 870,677
                                        =========    =============

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Prepaid expenses consist of the following:

                                           JUNE 30,     SEPTEMBER 30,
                                             1997           1997
                                           ---------    -------------
                                                         (UNAUDITED)
Prepaid insurance.......................   $  26,496      $   9,025
Prepaid property taxes..................       3,453          2,514
Prepaid advertising.....................       3,704          1,524
Prepaid sales meeting...................      --             21,322
Other prepaid expenses..................      12,059          5,730
                                           ---------    -------------
                                           $  45,712      $  40,115
                                           =========    =============

     Accounts payable and accrued expenses consist of the following:

                                            JUNE 30,     SEPTEMBER 30,
                                              1997           1997
                                           ----------    -------------
                                                          (UNAUDITED)
Accounts payable, trade.................   $  685,948     $   826,330
Accrued compensation and benefits.......       70,941           8,391
Accrued income taxes....................      232,114         324,583
Accrued commissions.....................       70,554          99,217
Other accrued expenses..................      140,610          34,590
                                           ----------    -------------
                                           $1,200,167     $ 1,293,111
                                           ==========    =============

6.  CASH SURRENDER VALUE OF OFFICERS' LIFE INSURANCE:

     The Company maintains life insurance policies on its executive officers. The company pays the premium and receives, on termination of the policy or death of the insured, the cash surrender value of the policy and the balance of benefits paid for the purposes of funding the buy-sell agreement described in
Note 15 and/or to provide key-man insurance.

7.  SHORT-TERM DEBT:

     The Company has a $500,000 credit line with a bank that expires October 31, 1997, with interest payable monthly at prime plus 0.75 percent. (9.25 percent at June 30, 1997). Management intends to renew the credit line before it expires. As of June 30, 1997 and September 30, 1997, $195,722 and $292,473 was
outstanding, respectively.

     The Company also finances its insurance premiums. The amount outstanding as of June 30, 1997 and September 30, 1997 was $6,400 and $2,500, respectively.

8.  LONG-TERM DEBT:

     The Company has policy loans outstanding taken against the cash surrender value of life insurance. The loan agreements are dated April 22, 1996, with interest due annually at rates ranging from 5 1/2 percent to 8 percent. No principal payments are required and the loans are payable from policy proceeds. The amount outstanding as of June 30, 1997 and September 30, 1997 was $164,817 and $142,914, respectively.

9.  LEASES:

     The Company leases its office facilities from a partnership comprised of certain stockholders of the Company. The lease was renewed on September 1, 1996 and expires on August 31, 2003. Rent paid under this related-party lease was approximately $129,200 for the year ended June 30, 1997 and $22,500 for the three months ended September 30, 1997. The Company also leases furniture and equipment from the same partnership. The leases are cancellable and expire at various dates through 1998. The rents charged are

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) based on the fair rental value of similar equipment. Total rent paid under this lease for the year ended June 30, 1997 was $63,400 and $14,340 for the three months ended September 30, 1997.

     The Company believes the terms of the related-party leases are at least as favorable as the terms that could have been obtained from an unaffiliated third party in similar transactions.

     Future minimum lease payments required under noncancellable operating leases (including related party leases) with initial or remaining noncancellable terms in excess of one year at June 30, 1997 are as follows:

Year ending June 30 -
          1998.......................  $    223,173
          1999.......................       168,372
          2000.......................       147,300
          2001.......................       147,300
          2002.......................       147,300
          Thereafter.................       173,850
                                       ------------
                                       $  1,007,295
                                       ============

10.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                                         THREE MONTHS ENDED
                                                           SEPTEMBER 30,
                                         YEAR ENDED     --------------------
                                        JUNE 30, 1997     1996       1997
                                        -------------   ---------  ---------
                                                            (UNAUDITED)
Federal --
     Current.........................     $ 106,779     $  17,600  $  15,891
     Deferred........................        25,432         6,358      4,411
State --
     Current.........................        14,376         2,369      2,139
     Deferred........................         3,424           856        594
                                        -------------   ---------  ---------
                                          $ 150,011     $  27,183  $  23,035
                                        =============   =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 35 percent to income before income taxes as follows:

                                                         THREE MONTHS ENDED
                                                           SEPTEMBER 30,
                                         YEAR ENDED     --------------------
                                        JUNE 30, 1997     1996       1997
                                        -------------   ---------  ---------
                                                            (UNAUDITED)
Provision at the statutory rate......     $ 126,147     $  22,013  $  18,478
Increase resulting from --
     State income tax, net of benefit
       for federal deductions........        11,570         2,096      1,777
     Nondeductible expenses..........        12,294         3,074      2,780
                                        -------------   ---------  ---------
                                          $ 150,011        27,183     23,035
                                        =============   =========  =========

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                           JUNE 30,    SEPTEMBER 30,
                                             1997          1997
                                          ----------   -------------
                                                        (UNAUDITED)
Depreciation and amortization...........  $  (41,862)    $ (41,672)
Inventory...............................     124,419       119,017
State income tax........................      (3,302)       (3,094)
Cash to accrual adjustment..............         249           249
                                          ----------   -------------
Net deferred income tax assets..........  $   79,504     $  74,500
                                          ==========   =============

11.  RELATED-PARTY TRANSACTIONS:

     The Company has notes receivable from its stockholders in the amount $133,814 and $129,738 as of June 30, 1997 and September 30, 1997, respectively. The notes bear interest at 9.25 percent per annum. Unpaid principal and accrued interest is payable monthly through September 18, 2003, at which time the remaining unpaid principal and interest is due in full.

12.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

     The sale and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's consolidated financial condition or the consolidated results of its operations.

13.  SIGNIFICANT SUPPLIERS:

     The Company has four significant suppliers, whose products together accounted for 75.7 percent of the Company's revenues during fiscal 1997. The Company's agreement with Meadox Medical, Inc. (Meadox), terminated October 1, 1996, when Meadox began direct distribution of its product lines. Subsequent to the termination of the agreement, the Company and Meadox entered into a non-compete agreement pursuant to which Meadox agreed to make monetary concessions to the Company. These payments totaled approximately $440,000 in fiscal 1997. The Company's agreement with MedComp, Inc. (a manufacturer of vascular access catheters), its largest supplier and whose products accounted for approximately 16.2 percent of revenues during fiscal 1997, is for a term of five years and expires in June 1999. The Company's arrangement with Scalan International (a manufacturer of cardiovascular instruments), accounted for

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) approximately 14.3 percent of revenues during fiscal 1997, is for a term of one year and expires in January 1998. The Company's arrangement with Luxtec Corporation (a manufacturer of fiber-optic light sources and headlights), whose products accounted for approximately 12.1 percent of revenues during fiscal 1997, is for a term of three years and expires October 31, 1998.

     The Company's other distribution agreements and agency arrangements are generally for terms of 2 to 3 years, and are terminable if the Company fails to meet certain negotiated sales volumes or on prior notice ranging from 30 to 90 days. A loss of the Company's distribution or agency relationships with one or more of its significant manufacturers could have a material adverse effect on the Company's financial condition and results of operations.

14.  EMPLOYEE BENEFIT PLAN:

     The Company has a qualified 401(k) profit sharing plan available to full-time employees who meet the plan's eligibility requirements. The plan also contains a profit sharing component with contributions being made at the Company's discretion. Under the 401(k) plan, the Company matches 50 percent of the employees' contributions to the plan, up to six percent of their annual salary. The 401(k) plan expense for fiscal 1997 was $34,852 and $8,036 for the three months ended September 30, 1997.

15.  BUY-SELL AGREEMENT:

     The stockholders of the Company have entered into a buy-sell agreement among themselves and the Company. Under that agreement: (i) if a stockholder dies, the Company would have an option to purchase the shares owned by the deceased stockholder; and (ii) if a stockholder desires to sell his interest in the Company, then the Company and other stockholders would have a right of first refusal under the agreement to purchase the shares owned by the selling stockholder.

16.  SUPPLEMENTAL CASH FLOW INFORMATION:

     During the year ended June 30, 1997 the Company had the following non-cash financing and investing activities:

Acquisition of SSP:
     Fair value of assets acquired...  $  823,802
     Liabilities assumed.............    (466,322)
                                       ----------
     Fair value of stock issued......  $  357,480
                                       ==========

17.  SUBSEQUENT EVENTS (UNAUDITED):

     On September 9, 1997, the Company and its shareholders entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     In connection with the closing of the transactions under the merger agreement, the Company will enter into agreements with certain shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MegaTech Medical, Inc.:

     We have audited the accompanying balance sheet of MegaTech Medical, Inc. (a Maryland corporation) as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MegaTech Medical, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
April 18, 1997

                             MEGATECH MEDICAL, INC.
                                 BALANCE SHEETS

                                           DECEMBER 31,     SEPTEMBER 30,
                                               1996              1997
                                           -------------    --------------
                                                             (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........    $   --            $   67,143
     Accounts receivable, net of
      allowance of $0...................        927,893          988,334
     Inventories, net...................        873,955          683,347
     Prepaid expenses and other current
      assets............................          6,693           18,085
                                           -------------    --------------
          Total current assets..........      1,808,541        1,756,909
PROPERTY AND EQUIPMENT, net.............         84,221           59,158
OTHER NON-CURRENT ASSETS................         45,951           37,925
                                           -------------    --------------
          Total assets..................    $ 1,938,713       $1,853,992
                                           =============    ==============
  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Short-term debt....................    $   250,000       $   30,000
     Accounts payable and accrued
      expenses..........................        175,215           75,525
                                           -------------    --------------
          Total current liabilities.....        425,215          105,525
COMMITMENTS AND CONTINGENCIES...........         42,800           42,800
STOCKHOLDERS' EQUITY:
     Class A common stock, $1 par value,
      50,000 shares authorized, 2,000
      issued and outstanding in 1996 and
      1997..............................          2,000            2,000
     Class B common stock, $1 par value,
      50,000 shares authorized, 2,000
      issued in 1996 and 1997...........          2,000            2,000
     Additional paid-in capital.........         31,000           31,000
     Retained earnings..................      1,435,698        1,723,667
     Treasury stock, 200 shares of Class
      B common stock at cost............        --               (53,000)
                                           -------------    --------------
          Total stockholders' equity....      1,470,698        1,705,667
                                           -------------    --------------
          Total liabilities and
              stockholders' equity......    $ 1,938,713       $1,853,992
                                           =============    ==============

   The accompanying notes are an integral part of these financial statements.

                             MEGATECH MEDICAL, INC.
                            STATEMENTS OF OPERATIONS

                                                              NINE MONTHS ENDED
                                            YEAR ENDED          SEPTEMBER 30,
                                           DECEMBER 31,   --------------------------
                                               1996           1996          1997
                                           ------------   ------------  ------------
                                                                 (UNAUDITED)
REVENUES................................    $6,820,737    $  5,072,584  $  4,986,669
COST OF REVENUES........................     4,214,729       2,815,612     2,933,428
                                           ------------   ------------  ------------
          Gross profit..................     2,606,008       2,256,972     2,053,241
                                           ------------   ------------  ------------
SELLING EXPENSES........................     1,327,796         876,883       828,569
GENERAL AND ADMINISTRATIVE EXPENSES.....       932,104         777,487       688,404
DEPRECIATION AND AMORTIZATION...........        17,657          10,293        26,264
                                           ------------   ------------  ------------
     Total operating expenses...........     2,277,557       1,664,663     1,543,237
                                           ------------   ------------  ------------
          Income from operations........       328,451         592,309       510,004
                                           ------------   ------------  ------------
OTHER INCOME (EXPENSE):
     Interest income....................           901              62       --
     Interest expense...................       (18,212)        --             (8,333)
     Other income, net..................       135,000         --             60,000
                                           ------------   ------------  ------------
NET INCOME..............................    $  446,140    $    592,371  $    561,671
                                           ============   ============  ============

   The accompanying notes are an integral part of these financial statements.

                             MEGATECH MEDICAL, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                   COMMON STOCK                                                       TOTAL
                                 ----------------      ADDITIONAL        RETAINED     TREASURY    STOCKHOLDERS'
                                 SHARES    AMOUNT    PAID-IN CAPITAL     EARNINGS      STOCK         EQUITY
                                 ------    ------    ---------------   ------------   --------    -------------
BALANCE, December 31, 1995....    4,000    $4,000        $31,000       $  1,109,696   $  --        $ 1,144,696
     Net income...............     --        --          --                 446,140      --            446,140
     Dividends................     --        --          --                (120,138)     --           (120,138)
                                 ------    ------    ---------------   ------------   --------    -------------
BALANCE, December 31, 1996....    4,000     4,000         31,000          1,435,698      --          1,470,698
                                 ------    ------    ---------------   ------------   --------    -------------
     Purchase of 200 shares of
       Class B common stock
       (unaudited)............     --        --          --                 --         (53,000)        (53,000)
     Net income (unaudited)...                                              561,671                    561,671
     Dividends (unaudited)....                                             (273,702)                  (273,702)
                                 ------    ------    ---------------   ------------   --------    -------------
BALANCE, September 30, 1997
  (unaudited).................    4,000    $4,000        $31,000       $  1,723,667   $(53,000)    $ 1,705,667
                                 ======    ======    ===============   ============   ========    =============

   The accompanying notes are an integral part of these financial statements.

                             MEGATECH MEDICAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                              NINE MONTHS ENDED
                                            YEAR ENDED          SEPTEMBER 30,
                                           DECEMBER 31,   --------------------------
                                               1996           1996          1997
                                           ------------   ------------  ------------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................    $  446,140    $    592,371  $    561,671
     Adjustments to reconcile net income
       to net cash
       (used in) operating activities --
       Depreciation and amortization....        17,657          10,293        26,264
       Increase (decrease) in operating
          cash flow resulting from:
          Accounts receivable...........      (141,595)       (219,452)      (60,441)
          Inventories...................        19,714          38,095       190,608
          Prepaid expenses and other
             current assets.............        (2,266)        --            (11,392)
          Other noncurrent assets.......       (10,280)         (4,659)        8,026
          Accounts payable and accrued
             expenses...................      (242,854)       (252,032)      (99,690)
                                           ------------   ------------  ------------
               Net cash provided by
                  operating
                  activities............        86,516         164,616       615,046
                                           ------------   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment........................       (21,378)         (9,478)       (1,201)
                                           ------------   ------------  ------------
               Net cash used in
                  investing
                  activities............       (21,378)         (9,478)       (1,201)
                                           ------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends paid.....................      (120,138)       (120,138)     (273,702)
     Proceeds (reductions of) short-term
       debt.............................        55,000         (35,000)     (220,000)
     Purchase of treasury stock.........       --              --            (53,000)
                                           ------------   ------------  ------------
               Net cash used in
                  financing
                  activities............       (65,138)       (155,138)     (546,702)
                                           ------------   ------------  ------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................       --              --             67,143
CASH AND CASH EQUIVALENTS, beginning of
  period................................       --              --            --
                                           ------------   ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period................................    $  --         $    --       $     67,143
                                           ============   ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................    $   17,677    $     16,776  $      8,333
                                           ============   ============  ============

   The accompanying notes are an integral part of these financial statements.

                             MEGATECH MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     MegaTech Medical, Inc., a Maryland corporation (the Company or MegaTech) was founded in 1976 and maintains its headquarters in Baltimore, Maryland. The Company is a contract seller and distributor of specialty medical products.

     The Company and its stockholders intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD), pursuant to which the Company will be acquired by TRIAD for consideration consisting of 300,000 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

  CONCENTRATIONS OF CREDIT RISKS

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1996, and September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined using the average cost method. At December 31,

                             MEGATECH MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
1996, and at September 30, 1997, management believes the Company has incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  COLLATERAL INTEREST IN INSURANCE POLICY

     The Company has entered into an agreement with its controlling stockholder for the sole purpose of financing life insurance premiums on a whole-life policy covering the president of the Company. The advances are collateralized by the cash surrender value of and the death benefit payable under the policy. The Company has recorded the advances in other non-current assets in the accompanying balance sheets totaling approximately $45,951 and $37,925 at December 31, 1996, and September 30, 1997, respectively.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements and arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses, and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products and supplies are shipped.

  INCOME TAXES

     The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under the Internal Revenue Code provisions applicable to S corporations, the stockholders report the Company's taxable earnings or losses in their personal federal income tax returns. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements. Upon completion of the transaction with TRIAD, the Company will become a C corporation and accrue a previously unrecognized deferred tax asset, which if accrued on December 31, 1996 and September 30, 1997, would have been approximately $12,200 and $12,200, respectively.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

                             MEGATECH MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                           ESTIMATED                       SEPTEMBER
                                          USEFUL LIVES    DECEMBER 31,        30,
                                            IN YEARS          1996            1997
                                          ------------    ------------    ------------
                                                                          (UNAUDITED)
Transportation equipment................       5           $   75,572      $    75,572
Machinery and equipment.................       7               15,128           15,128
Furniture and fixtures..................      5-7             122,929          124,129
Leasehold improvements..................       10              37,926           37,926
                                                          ------------    ------------
                                                              251,555          252,755
Less -- accumulated depreciation and
  amortization..........................                     (167,334)        (193,597)
                                                          ------------    ------------
Property and equipment, net.............                   $   84,221      $    59,158
                                                          ============    ============

4.  SHORT-TERM DEBT:

     Short-term debt consisted of a demand line of credit obtained from a bank, with interest due monthly at the bank's prime rate plus one percent (9.25 percent at December 31, 1996). This credit facility is secured by accounts receivable and inventory. The amount outstanding under the credit facility as of December 31, 1996 was $250,000. At September 30, 1997 there was a balance of $30,000 outstanding.

     Management estimates that the fair value of its debt obligations approximates an aggregate carrying value of $250,000 at December 31, 1996.

5.  LEASES:

     The Company leases office and warehouse facilities from third parties. The lease agreements extend through May 31, 1998. The rent paid under these leases was approximately $38,000, $28,200 and $28,200 for the year ended December 31, 1996 and the nine months ended September 30, 1996 and September 30, 1997, respectively. The Company is required to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 --
     1997...............................  $  37,548
     1998...............................     15,645
                                          ---------
                                          $  53,193
                                          =========

6.  RELATED PARTY TRANSACTIONS:

     The controlling stockholder of the Company also owns another company, JAJ Enterprises, Ltd., d/b/a S.O.S. Technologies (S.O.S.), which is engaged in renting emergency oxygen units and organizing training for their usage. MegaTech provides S.O.S. with office and warehouse space and administrative, accounting and managerial services and personnel. S.O.S. reimburses MegaTech for these services. Included in other income, net, is approximately $135,000, $75,000 and $60,000 received from S.O.S. for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997, respectively.

                             MEGATECH MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims under losses on any of its insurance policies.

     The sale and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas, relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that each of the Founding Companies has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's financial condition or the results of its operations.

8.  SIGNIFICANT SUPPLIERS:

     The Company has three significant suppliers, together whose products collectively accounted for 61 percent and 38.4 percent of the Company's revenues for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. The Company has no arrangement with Smith & Nephew, its largest supplier and whose products accounted for approximately 30 percent and 23 percent of the Company's revenues for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. The Company's arrangement with Level One, whose products accounted for 16 percent of the Company's revenues for the year ended December 31, 1996 expired March 31, 1997. However, the Company partially offset such lost revenues by acquiring new product lines and placing increased emphasis on new technology products. The Company's material distribution agreements and agency arrangements are generally for terms of 1 to 5 years and are terminable if the Company fails to meet certain negotiated sales volumes or on prior notice ranging from 30 to 90 days. A loss of the Company's distribution or agency relationships with one or more of its significant manufacturers could have a material adverse effect on the Company's financial condition and results of operations.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     On September 9, 1997, the Company and its shareholders entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     In connection with the closing of the transactions under the merger agreement, the Company will distribute certain assets to the shareholders, consisting of cash surrender value of life insurance and automobiles, with a total carrying value of $0.2 million as of December 31, 1996. In addition, the Company will make a cash distribution of approximately $1.4 million prior to the merger, which represents the Company's estimated S corporation accumulated adjustment account. Had these transactions been recorded at September 30, 1997, the effect on the accompanying balance sheet would have been an increase in liabilities of $1.6 million and a decrease in stockholders' equity of $1.6 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Omni Medical, Inc.:

     We have audited the accompanying balance sheet of Omni Medical, Inc. (a Washington corporation) as of December 31, 1996 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Medical, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
September 30, 1997

                               OMNI MEDICAL, INC.
                                 BALANCE SHEETS

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash...............................    $  399,286      $    53,426
     Accounts receivable................       436,703          762,954
     Inventories, net...................       529,253        1,977,070
                                           ------------    -------------
          Total current assets..........     1,365,242        2,793,450
PROPERTY AND EQUIPMENT, net.............        13,592            8,586
OTHER NON-CURRENT ASSETS................       --               113,750
                                           ------------    -------------
          Total assets..................    $1,378,834      $ 2,915,786
                                           ============    =============

  LIABILITIES AND STOCKHOLDER'S EQUITY
               (DEFICIT)
CURRENT LIABILITIES:
     Notes payable......................    $  --           $ 1,450,000
     Accounts payable and accrued
      expenses..........................       359,095        1,567,401
                                           ------------    -------------
          Total current liabilities.....       359,095        3,017,401
                                           ------------    -------------
COMMITMENTS AND CONTINGENCIES...........
STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, $1 par value, 50,000
      shares authorized, 1,700 issued
      and outstanding...................         1,700            1,700
     Additional paid-in capital.........        83,300           83,300
     Retained earnings (accumulated
      deficit)..........................       934,739         (186,615)
                                           ------------    -------------
          Total stockholders' equity
              (deficit).................     1,019,739         (101,615)
                                           ------------    -------------
          Total liabilities and
              stockholders' equity
              (deficit).................    $1,378,834      $ 2,915,786
                                           ============    =============

   The accompanying notes are an integral part of these financial statements.

                               OMNI MEDICAL, INC.
                            STATEMENTS OF OPERATIONS

                                                              NINE MONTHS ENDED
                                            YEAR ENDED          SEPTEMBER 30,
                                           DECEMBER 31,   --------------------------
                                               1996           1996          1997
                                           ------------   ------------  ------------
                                                                 (UNAUDITED)
REVENUES................................    $6,081,614    $  4,702,781  $  4,759,774
COST OF REVENUES........................     4,266,448       3,255,092     3,573,528
                                           ------------   ------------  ------------
          Gross profit..................     1,815,166       1,447,689     1,186,246
                                           ------------   ------------  ------------
SELLING EXPENSES........................       617,375         389,479       437,129
GENERAL AND ADMINISTRATIVE EXPENSES.....       827,166         676,327       567,818
DEPRECIATION AND AMORTIZATION...........         7,602           5,921        73,256
                                           ------------   ------------  ------------
     Total operating expenses...........     1,452,143       1,071,727     1,078,203
                                           ------------   ------------  ------------
          Income from operations........       363,023         375,962       108,043
                                           ------------   ------------  ------------
OTHER INCOME (EXPENSE):
     Interest income....................         5,935           3,682         2,392
     Interest expense...................          (489)           (443)       (5,775)
     Contract termination income........       --              --            181,986
                                           ------------   ------------  ------------
NET INCOME..............................    $  368,469    $    379,201  $    286,646
                                           ============   ============  ============

   The accompanying notes are an integral part of these financial statements.

                               OMNI MEDICAL, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                          RETAINED
                                   COMMON STOCK                           EARNINGS            TOTAL
                                 ----------------      ADDITIONAL       (ACCUMULATED      STOCKHOLDERS'
                                 SHARES    AMOUNT    PAID-IN CAPITAL      DEFICIT)       EQUITY (DEFICIT)
                                 ------    ------    ---------------    -------------    ----------------
BALANCE, December 31, 1995....    1,700    $1,700        $83,300         $   733,070        $  818,070
     Net income...............     --        --          --                  368,469           368,469
     Distributions............     --        --          --                 (166,800)         (166,800)
                                 ------    ------    ---------------    -------------    ----------------
BALANCE, December 31, 1996....    1,700     1,700         83,300             934,739         1,019,739
                                 ------    ------    ---------------    -------------    ----------------
     Net income (unaudited)...     --        --          --                  286,646           286,646
     Distributions
       (unaudited)............     --        --          --               (1,408,000)       (1,408,000)
                                 ------    ------    ---------------    -------------    ----------------
BALANCE, September 30, 1997
  (unaudited).................    1,700    $1,700        $83,300         $  (186,615)       $ (101,615)
                                 ======    ======    ===============    =============    ================

   The accompanying notes are an integral part of these financial statements.

                               OMNI MEDICAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                              NINE MONTHS ENDED
                                            YEAR ENDED          SEPTEMBER 30,
                                           DECEMBER 31,   --------------------------
                                               1996           1996          1997
                                           ------------   ------------  ------------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................    $  368,469    $    379,201  $    286,646
     Adjustments to reconcile net income
       to net cash
       provided by (used in) operating
       activities --
       Depreciation and amortization....         7,602           5,921        73,256
       Increase (decrease) in operating
          cash flow resulting from:
          Accounts receivable...........       148,277         (78,865)     (326,251)
          Inventories...................       240,874          22,378    (1,447,817)
          Other non-current assets......       --              --           (182,000)
          Accounts payable and accrued
             expenses...................       (86,869)         93,064     1,208,306
                                           ------------   ------------  ------------
               Net cash provided by
                  (used in) operating
                  activities............       678,353         421,699      (387,860)
                                           ------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions paid to
       stockholders.....................      (166,800)       (163,200)   (1,408,000)
     Proceeds from issuance of notes
       payable..........................       909,000         879,000     1,465,000
     Payments on notes payable..........    (1,059,000)     (1,029,000)      (15,000)
                                           ------------   ------------  ------------
               Net cash provided by
                  (used in) financing
                  activities............      (316,800)       (313,200)       42,000
                                           ------------   ------------  ------------
NET INCREASE (DECREASE) IN CASH.........       361,553         108,499      (345,860)
CASH, beginning of period...............        37,733          37,733       399,286
                                           ------------   ------------  ------------
CASH, end of period.....................    $  399,286    $    146,232  $     53,426
                                           ============   ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................    $      489    $        443  $    --
                                           ============   ============  ============

   The accompanying notes are an integral part of these financial statements.

                               OMNI MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Omni Medical, Inc., a Washington corporation (the Company or Omni), was founded in 1986 and maintains its headquarters in Redmond, Washington. The Company is a contract seller and distributor of specialty medical products.

     On September 9, 1997 the Company and its stockholders entered into a definitive merger agreement with TRIAD Medical Inc. (TRIAD), pursuant to which the Company will be acquired by TRIAD for consideration consisting of $200,000 in cash and 128,517 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CONCENTRATIONS OF CREDIT RISKS

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1996, and September 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. At December 31, 1996, and at September 30, 1997, management believes the Company has incurred no material impairment in the carrying values of its inventories, other than impairments for which provision has been made.

                               OMNI MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewal and betterments that extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  OTHER NON-CURRENT ASSETS

     Other non-current assets consist primarily of a non-compete agreement with Online Medical. The amount paid for the agreement is being amortized on a straight-line basis over the life of the agreement. As of September 30, 1997, $68,250 had been amortized in connection with the contract.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales and specialty medical products under agreement and arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses, and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products and supplies are shipped.

  INCOME TAXES

     The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under the Internal Revenue Code provisions applicable to S corporations, the stockholders report the Company's taxable earnings or losses in their personal federal income tax returns. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements. Upon completion of the transaction with TRIAD, the Company will become a C corporation and accrue a previously unrecognized deferred tax asset, which if accrued on December 31, 1996 and September 30, 1997, would have been approximately $40,400 and $0, respectively.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

                               OMNI MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                           ESTIMATED                       SEPTEMBER
                                          USEFUL LIVES    DECEMBER 31,        30,
                                            IN YEARS          1996            1997
                                          ------------    ------------    ------------
                                                                          (UNAUDITED)
Machinery and equipment.................       7            $ 39,202       $   39,202
Furniture and fixtures..................      5-7             40,324           40,324
                                                          ------------    ------------
                                                              79,526           79,526
Less -- accumulated depreciation and
  amortization..........................                     (65,934)         (70,940)
                                                          ------------    ------------
Property and equipment, net.............                    $ 13,592       $    8,586
                                                          ============    ============

4.  NOTES PAYABLE:

     The Company entered into a secured revolving credit line agreement in April 1996 with a bank. The agreement provides for a maximum commitment of $275,000 to be used for working capital needs. Interest is due monthly at the bank's reference rate plus one percent (9.25 percent at December 31, 1996). The commitment expired in March 1997. Borrowings under the agreement were secured by substantially all the assets of the Company and were guaranteed by the stockholders. At December 31, 1996 there were no borrowings outstanding under the agreement.

     In August 1997, the Company entered into a $1,000,000 borrowing agreement with a bank, bearing interest at the bank's reference rate plus two percent (5.94 percent at September 30, 1997), with principal and interest due on February 19, 1998. The note is secured by certain assets owned by the stockholders. The proceeds of this agreement were used to fund a $1,000,000 distribution to the stockholders. This amount represented the Company's estimated S corporation accumulated adjustment account.

     In September 1997, the Company entered into a $450,000 borrowing agreement with a bank, with interest due monthly at the bank's reference rate plus one percent (9.5 percent at September 30, 1997). The borrowings under this facility are due on January 1, 1998 and are secured by substantially all the assets of the Company. The proceeds of this agreement were used to fund working capital.

                               OMNI MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  LEASES:

     The Company leases office and warehouse facilities from third parties. The lease agreements extend through February 28, 2000. The rent paid under these leases was approximately $59,400, $47,500 and $42,300 for the year ended December 31, 1996 and the nine months ended September 30, 1996 and September 30, 1997, respectively. The Company is required to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     The Company leases automobiles from third parties. The lease agreements extend through March 31, 1998. The rent paid under these leases was approximately $13,100, $9,700 and $10,300 for the year ended December 31, 1996 and the nine months ended September 30, 1996 and September 30, 1997, respectively.

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 --
     1997............................  $   43,372
     1998............................      30,470
     1999............................      27,158
     2000............................       4,584
                                       ----------
                                       $  105,584
                                       ==========

6.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceeding arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims under losses on any of its insurance policies.

7.  SIGNIFICANT SUPPLIERS:

     The Company has four significant suppliers, whose products together accounted for 72 percent of the Company's revenues during the year ended December 31, 1996. Meadox Medical, Inc. products accounted for approximately 30 percent of the Company's revenues for the year ended December 31, 1996. The Company's contract with Meadox Medical, Inc. terminated January 1, 1997 when Meadox Medical, Inc. began direct distribution of its product lines. Concurrent with the termination of the agreement, the Company and Meadox Medical, Inc. entered into a one-year non-compete agreement pursuant to which Meadox Medical agreed to pay approximately $182,000 to the Company. This amount is recorded as other income in the nine month period ended September 30, 1997. Level One products accounted for 18 percent of the Company's revenues for the year ended December 31, 1996. Although the Company's distribution agreement with Level One expired March 31, 1997, the Company is continuing to sell Level One products and a new agreement is being negotiated. International Technidyne Corp. (ITC) products accounted for 14 percent of the Company's revenues for the year ended December 31, 1996. The Company's distribution contract with ITC requires minimum purchase commitments. The contract expires on October 31, 1997. The Company's contract with Biovascular, whose products accounted for 10 percent of the Company's revenues

                               OMNI MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) for the year ended December 31, 1997, has minimum purchase commitments and expires on October 31, 1997.

8.  BUY-SELL AGREEMENT:

     As of December 31, 1996, the stockholders of the Company have entered into a buy-sell agreement among themselves and the Company. Under the agreement: (i) if a stockholder dies, the Company would have an option to purchase the shares owned by the deceased stockholder; and (ii) if a stockholder desires to sell his interest in the Company, then the Company and other stockholders would have a right of first refusal under the agreement to purchase the shares owned by the selling stockholder. This agreement was canceled on August 25, 1997.

9.  EMPLOYEE BENEFIT PLAN:

     The Company sponsors a defined contribution 401(k) profit-sharing plan for employees meeting certain requirements. The Company's contributions during the year ended December 31, 1996 and the nine months ended September 30, 1996 and September 30, 1997 were $92,000, $80,000 and $0, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of PCI Medical, Inc.:

     We have audited the accompanying statements of operations and cash flows of PCI Medical, Inc. (an Arizona corporation) for the period from January 1, 1996 to October 4, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statemens. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of PCI Medical, Inc. for the period from January 1, 1996 to October 4, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
August 1, 1997

                               PCI MEDICAL, INC.
                            STATEMENT OF OPERATIONS

                                             PERIOD FROM
                                           JANUARY 1, 1996
                                                 TO
                                           OCTOBER 4, 1996
                                           ---------------
REVENUES................................     $ 6,049,214
COST OF REVENUES........................       2,967,047
                                           ---------------
     Gross profit.......................       3,082,167
SELLING EXPENSES........................         724,656
GENERAL AND ADMINISTRATIVE EXPENSES.....       1,558,923
DEPRECIATION AND AMORTIZATION...........         131,644
                                           ---------------
     Total operating expenses...........       2,415,223
                                           ---------------
Income from operations..................         666,944
OTHER INCOME (EXPENSE)
     Interest income....................           4,888
     Interest expense...................          (6,460)
     Other income, net..................          65,186
                                           ---------------
NET INCOME..............................     $   730,558
                                           ===============

   The accompanying notes are an integral part of these financial statements.

                               PCI MEDICAL, INC.
                            STATEMENT OF CASH FLOWS

                                             PERIOD FROM
                                           JANUARY 1, 1996
                                                 TO
                                           OCTOBER 4, 1996
                                           ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income.........................      $ 730,558
     Adjustment to reconcile net income
      to net cash provided by operating
      activities
          Depreciation and
           amortization.................        131,644
          Gain on disposal..............        (52,670)
          Increase (decrease) in
           operating cash flows
           resulting from:
               Accounts receivable......       (110,237)
               Inventories..............        217,658
               Prepaids and other
                current assets..........        (38,264)
               Other noncurrent
                assets..................         (7,592)
               Accounts payable and
                accrued expenses........         (3,569)
                                           ---------------
                     Net cash provided
                     by operating
                     activities.........        867,528
                                           ---------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and
      equipment.........................       (124,074)
     Proceeds from disposals of property
      and equipment.....................         74,790
                                           ---------------
                     Net cash used in
                     investing
                     activities.........        (49,284)
                                           ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Borrowings on long-term debt.......         73,217
     Principal payments on long-term
      debt and capital leases...........        (76,125)
     Line of credit, net................       (395,000)
     Distributions to stockholders......       (225,000)
                                           ---------------
                     Net cash used in
                     financing
                     activities.........       (622,908)
                                           ---------------
INCREASE IN CASH AND CASH EQUIVALENTS...        195,336
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................         30,319
                                           ---------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................      $ 225,655
                                           ===============

   The accompanying notes are an integral part of these financial statements.

                               PCI MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     PCI Medical, Inc. (the Company) is primarily engaged in the contract sale and distribution of medical supplies and devices and the rental, service and repair of infusion devices and equipment in the hospital and alternate-site health care markets in the southwestern United States. The Company was incorporated in 1986.

     On October 4, 1996, TRIAD Holdings, Inc. (THI) acquired the assets and assumed certain liabilities of the Company, for cash consideration of $3,814,651 (net of cash acquired), notes payable of $702,343 and 60,000 Class B common shares of THI valued at $330,000. As a result, separate operations of the Company ceased and the results of the Company's operations for subsequent periods are included in the consolidated financial statements of THI. Accordingly, only the results of operations and cash flows for the period ended October 4, 1996 have been included in the accompanying financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted account principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

  COST OF REVENUES

     Cost of revenues is determined using the first-in, first-out (FIFO) method of valuing inventories.

  DEPRECIATION

     Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  DEFERRED RENT

     Certain of the Company's facilities leases include scheduled rent increases and free rent periods. For financial reporting purposes, rent expense is recognized on a straight-line basis over the lease term.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from rentals and servicing infusion devices and sales of durable medical equipment. Cost of revenues consists primarily of product costs, net of rebates, service labor and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales

                               PCI MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recorded at the time of shipment of products or performance of services. Revenues from the rental of infusion pumps and other under cancelable and noncancelable operating leases are recognized on a straight-line basis over the rental period. The Company also provides financing for equipment sales under sales-type lease arrangements.

  INCOME TAXES

     The Company is a Subchapter S corporation for income tax purposes. As an S corporation, the Company is not subject to federal income taxes and accordingly, no such taxes have been provided in the accompanying financial statements. Federal income taxes related to the earnings of the Company are obligations of the shareholders of the Company. The Company is subject to an Arizona franchise tax, which is not significant. This amount has been included in general and administrative expenses in the accompanying statement of operations.

3.  LEASES:

     The Company leases its office and warehouse facilities from an entity controlled by its shareholders. Rent expense under this arrangment totaled approximately $242,193 for the period from January 1, 1996 to October 4, 1996. The leases provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

4.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Managment believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale, distribution, rental and repair of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

               [GRAPHICS AND RELATED TEXT OMITTED, SEE APPENDIX]

================================================================================
  NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES, OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        -------------------------------
                               TABLE OF CONTENTS
                        -------------------------------


                                        PAGE
                                        ----
PROSPECTUS SUMMARY...................     3
RISK FACTORS.........................     8
THE COMPANY..........................    15
USE OF PROCEEDS......................    18
DIVIDEND POLICY......................    18
CAPITALIZATION.......................    19
DILUTION.............................    20
SELECTED HISTORICAL AND PRO FORMA
  COMBINED FINANCIAL DATA............    21
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS......................    23
BUSINESS.............................    28
MANAGEMENT...........................    36
CERTAIN TRANSACTIONS.................    42
PRINCIPAL STOCKHOLDERS...............    46
SHARES ELIGIBLE FOR FUTURE SALE......    48
DESCRIPTION OF CAPITAL STOCK.........    49
UNDERWRITING.........................    52
LEGAL MATTERS........................    54
EXPERTS..............................    54
ADDITIONAL INFORMATION...............    54
INDEX TO FINANCIAL STATEMENTS........   F-1


  UNTIL             , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                4,000,000 SHARES

                                     TRIAD
                                  MEDICAL INC.

                                  COMMON STOCK

                             ----------------------

                                   PROSPECTUS
                             ----------------------

                    NATIONSBANC MONTGOMERY SECURITIES, INC.
                               SMITH BARNEY INC.

                           WEDBUSH MORGAN SECURITIES

                                              , 1997

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement, all of which shall be paid by TRIAD. All of such amounts (except the SEC Registration Fee, the NASD Filing Fee and the Nasdaq National Market Listing Fee) are estimated.

SEC Registration Fee....................  $     16,728
NASD Filing Fee.........................         6,020
Nasdaq National Market Listing Fee......        40,237
Blue Sky Fees and Expenses..............        10,000
Printing and Engraving Costs............       325,000
Legal Fees and Expenses.................       800,000
Accounting Fees and Expenses............     3,000,000
Transfer Agent and Registrar Fees and
  Expenses..............................         5,000
Miscellaneous...........................       197,015
                                          ------------
     Total..............................  $  4,400,000
                                          ============

------------

* To be provided by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     TRIAD's Certificate of Incorporation and Bylaws require TRIAD to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by TRIAD with its executive officers and certain other key employees, TRIAD must indemnify such officers and employees in the same manner and to the same extent that TRIAD is required to indemnify its directors under TRIAD's Certificate of Incorporation and Bylaws. TRIAD's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     TRIAD has not purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. TRIAD has entered into indemnification agreements to indemnify its directors to the maximum extent permitted under Delaware law.

     The Underwriting Agreement provides for indemnification of the directors and officers of the Company in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following table reflects sales by TRIAD of unregistered securities within the past three years. Share amounts have been adjusted for the 1.3379145-for-one stock split effected in September 1997. Except as otherwise disclosed, the issuances by TRIAD of the securities sold in the transactions referenced below were not registered under the Securities Act, pursuant to the exemption contemplated in Section 4(2) thereof, for transactions not involving a public offering. No underwriter was involved in the transactions and no commissions were paid. The consideration for which the shares of Common Stock were issued is indicated below:

                                 WARRANTS TO PURCHASE
                      NUMBER          SHARES OF
       DATE          OF SHARES       COMMON STOCK        CONSIDERATION               PURCHASER
-------------------  ---------   --------------------    ------------- -------------------------------------
  April 11, 1997       260,893                             $  19,500   William C. Klintworth, Jr.
                       113,723                                 8,500   Clyde A. Blankenship
                       100,344                                 7,500   Michael K. Campbell
                        33,448                                 2,500   Lance C. Ruud
  April 18, 1997                        100,000              (1)       Equus II Incorporated

   May 12, 1997         20,069                             $   1,500   William C. Klintworth, Jr.
                        10,034                                   750   Clyde A. Blankenship
                        10,034                                   750   Michael K. Campbell

 September 8, 1997     449,213(2)                          $ 300,000   Equus II Incorporated

 September 8, 1997                       25,000             Services   PENMAN Private Equity and Mezzanine
                                                                       Fund, L.P.

 September 8, 1997       2,250                             $  11,250   James L. Stariha
                         1,250                                 6,250   Terry L. Harrell
                         1,250                                 6,250   Thomas H. Dean
                         1,250                                 6,250   Bruce R. Hoadley
                         1,000                                 5,000   David A. Meyer
                         1,000                                 5,000   James W. Eshcoff
                         2,000                                10,000   Thomas M. Boucher
                         1,000                                 5,000   Michael W. Thomas
                         1,000                                 5,000   Paul C. Gries
                         5,000                                25,000   Marvin L. Marks
                         5,000                                25,000   Peter A. Miller
                         3,000                                15,000   William Graue
                         3,000                                15,000   Edward Berman
                         1,500                                 7,500   Harvey A. Lawhon
                         1,500                                 7,500   Robert L. and Chris Wahlenmaier
                         1,500                                 7,500   R. Bryan and Beverly Gregory
                         1,500                                 7,500   Thomas J. Madsen
                         8,000                                40,000   Greg A. Sellards
                        30,000                               150,000   Child Health Investment Corporation
                         1,000                                 5,000   Terry Family Trust
                         6,000                                30,000   Bruce Baily
                         2,000                                10,000   Stephen W. Walls
                         7,000                                35,000   Klintworth Family Trust
                         8,000                                40,000   John B. Benear, II
                         4,000                                20,000   Jeff Haines

                                                   (SEE NOTES ON FOLLOWING PAGE)

------------

(1) TRIAD issued this Warrant to Equus II Incorporated ("Equus II") under a Funding and Stock Purchase Agreement dated April 18, 1997, whereby Equus II agreed to (i) purchase 300,000 shares of TRIAD's Series A Preferred Stock for $300,000 and (ii) advance up to $2.2 million for purposes for funding certain expenses relating to TRIAD's initial public offering of Common Stock.

(2) 449,213 shares of Common Stock issued on conversion of the 300,000 shares of TRIAD's Series A Preferred Stock issued on April 18, 1997 as set forth in
    (1) above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits.


        EXHIBIT
         NUMBER                       DESCRIPTION
----------------------------------------------------------------
         **1.1       -- Form of Underwriting Agreement dated   ,
                        1997 by and among TRIAD, Montgomery
                        Securities, Smith Barney Inc. and
                        Wedbush Morgan Securities.
          *2.1       -- Uniform Provisions for the Acquisition
                        of the Founding Companies.
          *2.2       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, TRIAD Acquisition, Inc.,
                        THI and its stockholders.
          *2.3       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, HTD Acquisition, Inc., HTD
                        and its Stockholders.
          *2.4       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Sun Acquisition, Inc., Sun
                        and its Stockholders.
          *2.5       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Custom Acquisition, Inc.,
                        CMS and its Stockholders.
          *2.6       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Kentec Acquisition, Inc.,
                        Kentec and its Stockholders.
          *2.7       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, PFS Acquisition, Inc.,
                        Products for Surgery and its
                        Stockholders.
          *2.8       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, MegaTech Acquisition, Inc.,
                        MegaTech and its Stockholders.
          *2.9       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Omni Medical Acquisition,
                        Inc., Omni Medical and its Stockholders.
          *2.10      -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, NEMS Acquisition, Inc., New
                        England Specialties and its
                        Stockholders.
          *2.11      -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Professional Equipment
                        Acquisition, Inc., Professional
                        Equipment and its Stockholders.
          *2.12      -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Wilson Acquisition, Inc.,
                        Wilson and its Stockholders.
          *3.1       -- Certificate of Incorporation of TRIAD,
                        as amended.
          *3.2       -- Bylaws of TRIAD, as amended.
          *4.1       -- Form of Certificate representing Common
                        Stock.
          *4.3       -- Form of Registration Rights Agreement
                        among TRIAD and the stockholders listed
                        on the signature pages thereto.
          *5.1       -- Opinion of Porter & Hedges, L.L.P.
         *10.1       -- 1997 Incentive Plan of TRIAD.
         *10.2       -- Form of Indemnification Agreement
                        between TRIAD and each of its directors
                        and officers.
         *10.3       -- Employment Agreement by and between
                        TRIAD and William C. Klintworth, Jr.
                        dated September 9, 1997.
         *10.4       -- Employment Agreement by and between
                        TRIAD and Clyde A. Blankenship, Jr.
                        dated September 9, 1997.
         *10.5       -- Employment Agreement by and between
                        TRIAD and Lance C. Ruud dated September X
                        9, 1997.

        EXHIBIT
         NUMBER                       DESCRIPTION
----------------------------------------------------------------
         *10.6       -- Employment Agreement by and between R.
                        Tucker Coop and TRIAD dated September 9,
                        1997.
         *10.7       -- Employment Agreement by and between
                        Walter D. Wallach and TRIAD dated
                        September 9, 1997.
         *10.8       -- Employment Agreement by and between
                        TRIAD and Marvin L. Marks dated
                        September 9, 1997.
         *10.9       -- Employment Agreement by and between
                        TRIAD and Kent J. Wilken dated September
                        9, 1997.
         *10.10      -- Employment Agreement by and between
                        TRIAD and Greg H. Sellards dated
                        September 9, 1997.
         *10.11      -- Employment Agreement by and between
                        TRIAD and Michael W. Thomas dated
                        September 9, 1997.
         *10.12      -- Warrant to purchase 100,000 shares of
                        Common Stock of TRIAD dated as of April
                        18, 1997, as amended.
         *10.13      -- Warrant to purchase 25,000 shares of
                        Common Stock of TRIAD dated as of
                        September 8, 1997.
         *10.14      -- Funding and Stock Purchase Agreement
                        dated April 18, 1997 between TRIAD and
                        Equus II Incorporated, as amended.
         *10.15      -- Employment Agreement by and between
                        TRIAD and Michael K. Campbell dated
                        September 9, 1997.
         *10.16      -- Employment Agreement by and between
                        TRIAD and Steve Becsi dated September 9,
                        1997.
         *10.17      -- Employment Agreement by and between
                        TRIAD and Doug Archer dated September 9,
                        1997.
         *10.18      -- Employment Agreement by and between
                        TRIAD and Robert Zimardo dated September
                        9, 1997.
         *10.19      -- Employment Agreement by and between
                        Triad Medical Inc., a California
                        corporation, and Jack Saladow dated
                        December 6, 1996.
         *21.1       -- Subsidiaries of TRIAD.
        **23.1       -- Consent of Arthur Andersen LLP.
         *23.2       -- Consent of Porter & Hedges, L.L.P.
                        (contained in Exhibit 5.1)
         *23.3       -- Consent of R. Tucker Coop as nominee for
                        director.
         *23.4       -- Consent of Kelvin J. Pennington as a
                        nominee for director.
         *23.5       -- Consent of Marvin L. Marks as a nominee
                        for director.
         *23.6       -- Consent of Gregory H. Sellards as a
                        nominee for director.
         *23.7       -- Consent of Kent J. Wilken as a nominee
                        for director.
         *23.8       -- Consent of Edward T. Kuklenski as a
                        nominee for director.
         *23.9       -- Consent of Michael W. Thomas as a
                        nominee for director.
         *23.10      -- Consent of John B. Benear, II as nominee
                        for director.
         *24.1       -- Power of Attorney.
        **27.1       -- Financial Data Schedule.

------------

 * Previously filed.

** Filed herewith.

     (b)  Financial Statement Schedules.

     All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates representing the shares of Common Stock offered hereby in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON NOVEMBER 28, 1997.

                                                   TRIAD MEDICAL INC.
                                            By:/s/ WILLIAM C. KLINTWORTH, JR.
                                                   WILLIAM C. KLINTWORTH, JR.
                                                   CHAIRMAN, PRESIDENT AND CHIEF
                                                   EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON NOVEMBER 28, 1997.

                      SIGNATURE                                         CAPACITY IN WHICH SIGNED
------------------------------------------------------  ---------------------------------------------------------
            /s/WILLIAM C. KLINTWORTH, JR.               Chairman, President and Chief Executive Officer, Director
              WILLIAM C. KLINTWORTH, JR.                  (Principal Executive Officer)
                   /s/LANCE C. RUUD                     Senior Vice President and Chief Financial Officer
                    LANCE C. RUUD                         (Principal Financial and Accounting Officer)
                          *                             Executive Vice President, Director
              CLYDE A. BLANKENSHIP, JR.
                          *                             Director
                    NOLAN LEHMANN
                *By: /s/LANCE C. RUUD
                    LANCE C. RUUD
  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                 AS ATTORNEY-IN-FACT

                                   APPENDIX
           TRIAD MEDICAL INC. GRAPHICS AND RELATED TEXT FOR PROSPECTUS


PAGE 2 (START OF GATE-FOLD)

TRIAD Medical Logo with TRIAD Medical Inc.
National in Scope - Regionally Directed - Locally Focused(sm)

TEXT: (MIDDLE LEFT SIDE OF PAGE)

TRIAD Medical was founded to become a leading national contract sales and distribution company of specialized medial products designed for the acute care and alternate site markets.

GRAPHICS:

Upper right corner is a photo of a pharmacy technician filling IV containers under a laminar flow hood. Below that photo in the center of the page is a photo of two doctors and two nurses in an operating room performing surgery with an IV bag hanging above the patient. In the lower left corner of the page is a photo of a sales representative detailing a physician in his office on a new product.

TEXT (LOWER RIGHT CORNER OF PAGE)

ACROSS THE CONTINUUM
Anesthesiology/Pain Management Products
Cardiovascular/Vascular Products
Critical Care Products
I.V. Therapy Products
Surgical Products

(INSIDE SPREAD OF GATE-FOLD)

TEXT (UPPER LEFT CORNER OF INSIDE PAGE)

TRIAD Medical provides a broad range of specialty products used extensively in the surgery, anesthesiology, pain management and critical care markets. As a national specialty sales, service and distribution company, the Company is well positioned to provide a full range of high technology products seamlessly to the market.

GRAPHICS (UPPER RIGHT CORNER AND SPREAD INTO THE MIDDLE OF THE INSIDE PAGE):

Upper portion of page a collage of 4 photos depicting (1) a nurse standing next to a baby in neonatal care using a Pall Biomedical filter,(2) a nurse in a critical care unit hanging I.V. containers and showing an I.V. pump and (3) physicians in surgery using a Sharplan Laser System and (4) nurses and physicians in surgery using a variety of surgical instruments.

TEXT (MIDDLE ON LEFT SIDE OF INSIDE PAGE)

TRIAD Medical's national network of facilities will help position the expansion of its biomedical equipment service, repair and rental operations throughout the United States.

GRAPHICS (LOWER LEFT CORNER OF INSIDE PAGE)

Photo of a technician repairing an infusion pump.

TEXT (MIDDLE OF INSIDE PAGE ON LOWER RIGHT SIDE)

The sale and distribution of specialty medical products require a focused selling and training effort by representatives. The Company maintains an experienced sales staff, with its sales representatives averaging 15 years of medical product sales experience.

GRAPHICS (LOWER RIGHT CORNER OF INSIDE PAGE)

Two photos: one showing a physician sitting at a desk with two sales representatives detailing products and one shows a group of physicians around a specialty piece of equipment (exact type of equipment unknown) being trained by a sales representative.

TEXT (TOP OF OUTSIDE PAGE IN CENTER AND UPPER RIGHT CORNER)

TRIAD Medical Logo with Triad Medical Inc.
National in Scope - Regionally Directed - Locally Focused(sm)

TRIAD Medical delivers solutions to health care providers across the full continuum of care . . . from the most critical of care areas in a hospital to the comfort of a patient's home.

GRAPHICS (CENTER OF OUTSIDE PAGE NEAR THE TOP AND SPREADING INTO CENTER OF PAGE)

Collage of four photos (1) a baby in the neonatal care unit, (2) a nurse caring for a patient's catheter in a home setting with an I.V. pump in the background,
(3) two physicians and two nurses in surgery using surgical instruments with an I.V. bag hanging on an I.V. pole and (4) a picture of an I.V. bag.

GRAPHICS (LOWER LEFT CORNER OF OUTSIDE PAGE)

Sales representative standing with a nurse and physician next to a patient in a critical care area detailing the nurse and physician on a new product. Photo has a TRIAD Medical logo adjacent to it.

TEXT (LOWER RIGHT CORNER OF OUTSIDE PAGE)

TRIAD Medical provides intravenous therapy products to both the acute care and alternate site markets. The Company believes this broad market focus will position the Company with greater opportunities for the cross-selling of all its products.

INSIDE BACK COVER

TEXT (UPPER MIDDLE OF PAGE)

TRIAD Medical Logo with Triad Medical Inc.
National in Scope - Regionally Directed - Locally Focused(sm)

GRAPHICS (MIDDLE AND LOWER RIGHT CORNER OF PAGE)

In the center of the page is a map of the U.S. showing the facility locations and corporate office locations of TRIAD Medical and directly below it in the lower right corner is a picture of the TRIAD Medical corporate office in Laguna Hills, CA.

TEXT (BOTTOM LEFT CORNER OF PAGE)

TRIAD Medical represents over 180 manufacturers and serves customers in all 50 states. The Company believes its national presence, specialized sales and marketing capabilities will enhance the manufacturers' access to the national market, reduce costs and provide the Company with opportunities to negotiate national or regional contracts.